UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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ARTISAN PARTNERS ASSET MANAGEMENT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 17, 2023

Dear Stockholder:
On behalf of the Board of Directors of Artisan Partners Asset Management Inc., we cordially invite you to participate in the 2023 Annual Meeting of Stockholders, which will be held virtually on Thursday, June 1, 2023, at 3:00 p.m. Central Time. The matters to be considered by stockholders at the Annual Meeting, as well as instructions for accessing the virtual meeting platform online, are described in detail in the accompanying materials.
Representatives from our Board of Directors and certain of our executive officers, as well as representatives from our independent registered public accounting firm, will be available at the Annual Meeting to respond to appropriate questions from stockholders.
Information about how to access and review our proxy statement and 2022 Annual Report on Form 10-K is included in the Notice of Internet Availability of Proxy Materials that you will receive in the mail. The notice also explains how you may submit your vote.
Whether or not you plan to attend the Annual Meeting, please submit your vote at your earliest convenience. Thank you for your continued support as a stockholder of Artisan Partners.

Sincerely,

Stephanie G. DiMarco Independent Chair of the Board

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Notice of 2023 Annual Meeting of Stockholders

Date and Time	Record Date	Virtual Meeting
Thursday, June 1, 2023 3:00 p.m. Central Time	Stockholders of record as of the close of business on April 6, 2023 are entitled to attend, and vote at, the Annual Meeting.	The Annual Meeting will be held virtually at https://web.lumiagm.com/223044778.

PROPOSALS		BOARD VOTING RECOMMENDATION
1	The election of eight directors to serve until the 2024 annual meeting of stockholders	FOR each nominee
2	An advisory vote to approve the compensation of our named executive officers	FOR
3	Approval of the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan	FOR
4	Approval of the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan	FOR
5	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournments thereof. We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section "How do I vote?” for detailed voting instructions.

By Order of the Board of Directors,

Sarah A. Johnson Corporate Secretary Milwaukee, Wisconsin April 17, 2023
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held virtually on Thursday, June 1, 2023, at 3:00 p.m. Central Time. Our proxy statement and 2022 Annual Report on Form 10-K are available at www.astproxyportal.com/ast/18158.
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Artisan Partners Asset Management Inc.
875 E. Wisconsin Avenue, Suite 800
Milwaukee, Wisconsin 53202
Proxy Statement
General Information
We are providing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments thereof. The Annual Meeting will be held virtually on Thursday, June 1, 2023, at 3:00 p.m. Central Time. Please note that you will be able to attend the meeting only by means of remote communication.
Representatives from our Board of Directors, certain of our executive officers, and representatives from our independent registered public accounting firm will be available at the Annual Meeting to respond to appropriate questions from stockholders.
We provide our stockholders with access to proxy materials on the Internet instead of mailing a printed copy of the materials to each stockholder. On or about April 17, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2022 Annual Report on Form 10-K online. The notice also provides instructions on how to vote online and how to request a printed set of proxy materials.
As used in this proxy statement, “Company” refers to Artisan Partners Asset Management Inc. and, unless the context otherwise requires, its consolidated subsidiaries.
MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal	Board Recommendation	Vote Required
Election of Directors	FOR each nominee	Plurality of the votes present in person or by proxy
Advisory Vote to Approve Named Executive Officer Compensation	FOR	Majority of the votes present in person or by proxy
Approval of the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan	FOR	Majority of the votes present in person or by proxy
Approval of the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan	FOR	Majority of the votes present in person or by proxy
Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	FOR	Majority of the votes present in person or by proxy

Questions and Answers About the Proxy Materials and Annual Meeting
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a printed set of materials?
We have decided to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Information about how to access and review our proxy materials is included in the notice you received in the mail. The notice also explains how you may submit your vote over the Internet. You will not receive printed copies of our proxy materials unless you request them by following the instructions on the notice.
If you own shares of stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may receive more than one notice. To vote all of your shares, please follow the instructions provided on each notice you receive.
What information does the notice contain?
The notice provides information about:
▪the date, time and virtual format of the Annual Meeting;
▪the proposals to be voted on at the Annual Meeting and our Board’s recommendation with regard to each item;
▪the website where our proxy materials can be viewed;
▪instructions on how to request a paper copy of the proxy materials; and
▪instructions on how to vote by Internet, by mail or during the virtual Annual Meeting.
What proposals will be voted on at the Annual Meeting?
There are five proposals to be considered and voted on at the Annual Meeting.
▪The election of eight directors to serve until the 2024 annual meeting of stockholders
▪An advisory vote to approve named executive officer compensation
▪Approval of the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan
▪Approval of the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan
▪The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023
Our Board is not aware of any other matters to come before the Annual Meeting. If any other matter should be properly presented for consideration at the Annual Meeting, the persons named as proxies will vote the shares represented by all valid proxy cards in accordance with their best judgment.
How does the Board recommend I vote?
Our Board recommends that you vote:
▪FOR each of the nominees to the Board;
▪FOR the approval of named executive officer compensation;
▪FOR the approval of the 2023 Plan
▪FOR the approval of the 2023 Director Plan; and

▪FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
What shares can be voted at the Annual Meeting?
All holders of our common stock at the close of business on April 6, 2023, are entitled to vote in connection with the Annual Meeting. On that day, we had the following numbers of shares outstanding:

Class A common stock	68,455,036
Class B common stock	2,491,147
Class C common stock	9,025,147
Total shares of common stock	79,971,330
Each share of Class A, Class B and Class C common stock entitles its holder to one vote. The holders of our common stock will vote together as a single class on all matters presented to the stockholders.
Pursuant to our stockholders agreement, a three-member stockholders committee, currently consisting of Eric R. Colson (Director and Chief Executive Officer), Charles J. Daley, Jr. (Executive Vice President, Chief Financial Officer and Treasurer) and Gregory K. Ramirez (Executive Vice President), has an irrevocable proxy to vote all of the shares of Class B common stock and those shares of Class A common stock that we have granted to, and are held by, our employees. Those shares which are subject to the stockholders agreement represented approximately 11.5% of the combined voting power of our common stock as of the record date, though the percentage of shares actually voted by the stockholders committee in connection with the Annual Meeting may be less than 11.5%. For more information on our stockholders agreement and stockholders committee, see “Relationships and Related Party Transactions—Transactions in Connection with our IPO—Stockholders Agreement”.
How do I hold my stock?
Most of our stockholders hold shares as beneficial owner through a broker or other nominee rather than directly in their own name on the records of our transfer agent. There are distinctions between shares held of record and those owned beneficially, which are highlighted below.
▪Stockholder of Record. If you hold stock that is registered directly in your name on the records of our transfer agent, American Stock Transfer & Trust Company, you are a stockholder of record.
▪Beneficial Owner. If you hold stock in an account through a broker, bank or similar institution, you are considered a beneficial owner of shares held in street name.
How do I vote?
If you are a stockholder of record, you may vote in one of three ways.
▪By Internet. Go to www.astproxyportal.com/ast/18158 and follow the instructions for Internet voting. You will need the control number located on your notice or proxy card, as applicable. Internet voting is available 24 hours a day. If you choose to vote by Internet, you do not need to return a proxy card. To be valid, your vote by Internet must be received by 11:59 p.m. ET, on May 31, 2023.
▪By Mail. If you request a printed copy of the proxy materials, you will receive a proxy card. You may then vote by signing, dating and mailing the proxy card in the envelope provided. To be valid, your vote by mail must be received by 11:59 p.m. ET, on May 31, 2023.
▪Virtually at the Annual Meeting. You may vote at the Annual Meeting. (See “How can I attend and vote my shares at the virtual Annual Meeting?” below.)

If you are the beneficial owner of shares held in street name, you will receive voting instructions from the institution holding your shares. The availability of telephone or Internet voting will depend upon that particular institution’s voting processes. You may also attend and vote at the Annual Meeting if you register in advance. See “How can I attend and vote my shares at the virtual Annual Meeting?” below.
How many votes must be present to transact business at the Annual Meeting?
To conduct business at the Annual Meeting, a majority of the votes entitled to be cast must be present or represented by proxy at the virtual meeting. This is called a quorum. Abstentions will be counted as present and entitled to vote for purposes of establishing a quorum.
If I submit a proxy by Internet or mail, how will my shares be voted?
If you properly submit your proxy by Internet or mail and do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.
If you sign, date and return a proxy card but do not give voting instructions, your shares will be voted:
▪FOR each of the nominees to the Board;
▪FOR the approval of named executive officer compensation;
▪FOR the approval of the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan
▪FOR the approval of the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan; and
▪FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
If I am the beneficial owner of shares held in street name and do not provide voting instructions, can my broker still vote my shares?
If you hold shares in street name and do not provide specific voting instructions, your broker may vote your shares with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the other proposals are considered “non-routine” matters, which means that your broker may not vote your shares on these proposals without receiving voting instructions from you.
When your broker submits its proxy on routine matters, but does not vote on other matters, a broker non-vote occurs with respect to those matters not voted upon.
What is the vote required for each proposal?
With respect to the election of directors, a plurality of the votes cast by the holders of the shares present virtually or represented by proxy and entitled to vote on the matter is required for the election of each of the eight nominees. This means that the eight nominees receiving the highest number of votes will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. All of the other proposals require the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.
Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to each proposal requiring a majority vote. Broker non-votes will not be counted as shares entitled to vote with respect to each proposal and therefore will have no effect on the voting results.

How can I attend and vote my shares at the virtual Annual Meeting?
If you are a stockholder of record on April 6, 2023, you can attend as well as vote at the virtual Annual Meeting by visiting https://web.lumiagm.com/223044778 and entering the meeting password and the control number listed on your Notice Regarding the Availability of Proxy Materials.
If you are the beneficial owner of shares held in street name and would like to attend and vote at the virtual Annual Meeting, you must register in advance. To register, you must obtain a legal proxy from the institution holding your shares. You must then submit a request for registration to American Stock Transfer & Trust Company by: (1) email to proxy@astfinancial.com; (2) facsimile to 718.765.8730, or (3) mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and received by American Stock Transfer & Trust Company no later than 5:00 p.m. ET on May 26, 2023. Please contact your broker for more information.
How can I change my vote or revoke a proxy?
If you are a stockholder of record you may change your vote or revoke a proxy at any time prior to the Annual Meeting by submitting a written notice of revocation or a proxy bearing a later date to the attention of the Company’s Corporate Secretary at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202, no later than the deadline specified on the notice or proxy card, or by voting at the virtual Annual Meeting.
If you are the beneficial owner of shares held in street name you may change your vote or revoke a proxy in accordance with the instructions provided by the institution through which you hold your shares.
Will I be able to ask questions during the virtual Annual Meeting?
Stockholders will be able to transmit questions through the virtual meeting website. The Company will answer appropriate questions during the meeting or by following up with a stockholder if the stockholder provides contact information when transmitting the question through the virtual meeting website.
How can I obtain technical support during the virtual Annual Meeting?
Help and technical support will be available on the day of the meeting at https://go.lumiglobal.com/faq.
Where and when will the voting results be available?
We will file the official voting results on a Form 8-K within four business days following the Annual Meeting. If the final results are not available at that time, we will provide preliminary voting results in the Form 8-K and final results in an amendment to the Form 8-K when they become available.
Who pays for the expenses of this proxy solicitation?
We will pay all expenses incurred in connection with the solicitation of proxies.
Proposal 1: Election of Directors
Under our amended and restated bylaws, our Board sets the number of directors who may serve on the Board. The size of our Board is currently set at eight directors. On the recommendation of the Governance and Sustainability Committee, each of our eight current directors is nominated for re-election for a one-year term expiring at our 2024 annual meeting of stockholders. Each director will hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation or removal.
Proxies cannot be voted for a greater number of individuals than the eight nominees named in this proxy statement. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed or, if no direction is made, for the election of the Board’s eight nominees. If any nominee is unable or declines to serve at the time of the Annual Meeting, the proxy holders may vote for a nominee designated by the Board to fill the vacancy. The Board may also determine to leave the vacancy temporarily unfilled or reduce the size of the Board in accordance with our amended and restated bylaws.
Under the terms of our stockholders agreement, our stockholders committee is required to vote the shares subject to the agreement for the election of each of Mr. Barger and Mr. Colson. Under the agreement, we are required to use our best efforts to elect Mr. Barger and Mr. Colson, which efforts must include soliciting proxies for, and recommending that our stockholders vote in favor of, the election of each.
RECOMMENDATION OF THE BOARD
The Board recommends that you vote FOR the election of each of the nominees.
DIRECTOR NOMINEES

Independence
▪The Board is led by an Independent Chair
▪Seven of the eight members of the Board are independent under the NYSE listing standards
▪All directors serving on the Audit, Compensation and Governance and Sustainability Committees are independent
▪Independent directors meet regularly without management present
Diversity ▪Of our independent directors: ▪43% are women ▪14% are ethnically diverse ▪14% identify as members of the LGBTQ+ community ▪50% of the Board's leadership positions are held by women
Tenure
▪Appropriate mix of short- and long-tenured directors
▪Three independent directors have served on the Board or in an advisory role since our founding
▪Two independent directors have been on the Board since our 2013 IPO
▪Two independent directors have joined in the last three years

Qualifications, Skills and Expertise of Our Board
88% Executive Leadership	88% International Business	75% Risk Management & Compliance
100% Investment Management Industry	63% Human Capital Management	63% Information Technology Matters
100% Financial Management & Reporting	88% ESG/Sustainability Matters	50% Government & Regulatory Matters
1 Leadership roles include the independent Chair of the Board and the chair of each standing Board committee.

The names of our directors and their ages, positions and biographies are set forth below.

Name	Age	Position with the Company
Jennifer A. Barbetta	50	Independent Director
Matthew R. Barger	65	Independent Director
Eric R. Colson	54	Director and Chief Executive Officer
Tench Coxe	65	Independent Director
Stephanie G. DiMarco	65	Independent Chair of the Board
Jeffrey A. Joerres	63	Independent Director
Saloni S. Multani	44	Independent Director
Andrew A. Ziegler	65	Independent Director

Ms. Barbetta has served on our Board and on the Governance and Sustainability Committee since October 2020. She also serves on the Compensation Committee. She is currently a managing director and chief operating officer at TA Associates. Prior to joining TA Associates in 2022, she was a senior managing director and chief operating officer at Starwood Capital Group. Prior to joining Starwood in 2019, she was a partner and managing director at Goldman Sachs. Ms. Barbetta spent more than 24 years at Goldman Sachs where she served in a variety of leadership roles within Goldman Sachs Asset Management. She currently serves on the Dean’s Advisory Council for the Villanova School of Business and the Emeritus Board of the Point Foundation, and formerly served on the board of directors of Queen’s Gambit Growth Capital.

Through her substantial experience in the investment management industry, Ms. Barbetta brings strong leadership skills as well as deep knowledge of operational and strategic matters to the Board.

Mr. Barger has served on our Board since February 2013. Mr. Barger is chair of the Governance and Sustainability Committee and also serves on the Audit Committee. He is currently the managing member of MRB Capital, LLC, and he has been a senior advisor at Hellman & Friedman LLC (“H&F”) since 2007. Prior to 2007, he served in a number of roles at H&F, including managing general partner and chairman of the investment committee. Mr. Barger was a member of the advisory committee of Artisan Partners Holdings from January 1995 to the completion of our initial public offering in March 2013. Prior to joining H&F, Mr. Barger was an associate in the corporate finance department of Lehman Brothers Kuhn Loeb. He has been a director of Hall Capital Partners LLC since 2007.

Mr. Barger’s expertise in the investment management industry and his broad experience in public and private directorships, finance, corporate strategy and business development provide valuable insight to the Board.

Mr. Colson has been chief executive officer and a director of Artisan Partners Asset Management since March 2011. Mr. Colson served as president of Artisan Partners Asset Management from March 2011 to January 2021 and as chairman of the Board from August 2015 to August 2021. He was a director of Artisan Partners Funds, Inc. from November 2013 to December 2022. Mr. Colson has served as chief executive officer of Artisan Partners since January 2010. Before serving as Artisan Partners’ chief executive officer, Mr. Colson served as chief operating officer for investment operations from March 2007 through January 2010. Mr. Colson has been a managing director of Artisan Partners since he joined the firm in January 2005.

Mr. Colson’s experience as our chief executive officer makes him well qualified to serve as a director of the Board. Our Board values his substantial experience in the investment management industry and his extensive knowledge of our business.

Mr. Coxe has served on our Board since February 2013 and currently serves on the Compensation Committee and Governance and Sustainability Committee. He was a managing director of Sutter Hill Ventures from 1989 through December 2020 and joined that firm in 1987 following his tenure with Digital Communications Associates in Atlanta. Prior to that, Mr. Coxe worked with Lehman Brothers in New York City, where he was a corporate finance analyst specializing in mergers and acquisitions as well as debt and equity financing. Mr. Coxe was a member of Artisan Partners Holdings’ advisory committee from January 1995 to the completion of our initial public offering in March 2013. He currently serves on the board of directors of Nvidia Corporation and is a former director of Mattersight Corporation and PINC Solutions.

Mr. Coxe’s wide-ranging leadership experience and his experiences with both public and private directorships enable him to provide additional insight to our Board and its committees.

Ms. DiMarco has served on our Board since February 2013 and as Independent Chair of the Board since August 2021. Ms. DiMarco founded Advent Software, Inc. in June 1983 and served Advent in various capacities over time, including as chair of its board of directors (September 2013 to July 2015), chief executive officer (May 2003 to June 2012) and chief financial officer (July 2008 to September 2009). She currently serves on the advisory board of the College of Engineering at the University of California Berkeley and the board of directors of Summer Search, a non-profit organization. She is a member of several private company boards and is an advisor to NYCA, a venture capital firm. She is a former member of the board of trustees of the University of California Berkeley Foundation, a former advisory board member of the Haas School of Business at the University of California Berkeley and a former trustee of the San Francisco Foundation where she chaired the investment committee.

Ms. DiMarco’s extensive experience in technological developments for the investment management industry provides useful insight to our Board and her management experience as a founder, officer and director of Advent provide perspective on the management and operations of a public company.

Mr. Joerres has served on our Board since February 2013. He is currently chair of the Compensation Committee and serves as a member of the Audit Committee. Mr. Joerres was executive chairman and chairman of the board of directors of ManpowerGroup until his retirement in December 2015. From April 1999 until May 2014, he served as chief executive officer of ManpowerGroup. Mr. Joerres currently serves on the boards of directors of ConocoPhillips and Western Union. He is also past chairman and director of the Federal Reserve Bank of Chicago, a former director of Johnson Controls International plc, and a former trustee of the U.S. Council for International Business.

Our Board values Mr. Joerres’s global operating and leadership experience and his innovative approach to optimizing human capital. In addition, his substantial experience on public company boards enables him to provide guidance to our Board with respect to the management and operations of a public company.

Ms. Multani has served on our Board since August 2021 and is currently chair of the Audit Committee. Ms. Multani is currently a partner at Galvanize Climate Solutions, a climate-focused investment firm based in San Francisco. Prior to that, Ms. Multani served as the Chief Financial Officer of the Joe Biden presidential campaign, a position she held between May and November of 2020. Between December 2016 and April 2020, Ms. Multani focused on investing in companies in the sustainability ecosystem, working with Three Cairns Group, a family office and Congruent Ventures, an early stage venture firm. During 2016, Ms. Multani served as a consultant at Hellman & Friedman LLC, after having also worked there from 2006 to 2012. Between her time at Hellman & Friedman, Ms. Multani was a partner and investment team member at SPO Partners, a specialty long-only investment firm. She began her career in 2000 as an analyst at Blackstone.

Ms. Multani brings substantial experience with investment management operations to the Board, as well as a deep knowledge of sustainability and climate-focused investing. In addition, her extensive financial and accounting experience strengthens our Board through her understanding of accounting principles, financial reporting rules and regulations, and internal controls.

Mr. Ziegler has served on our Board since March 2011. Mr. Ziegler served as chair of the Board from March 2011 to August 2015 and was our executive chairman from March 2011 to March 2014. Mr. Ziegler was a managing director and the chief executive officer of Artisan Partners Holdings from its founding in 1994 through January 2010.

Our Board values Mr. Ziegler’s operating and leadership experience as our founder and past chief executive officer and executive chairman. His extensive knowledge of our business and the investment management industry provide our Board with insight into the Company and valuable continuity of leadership.

We believe that our directors collectively have the skills and experience to oversee and guide our business. Each director has the integrity, business judgment and collegiality that are among the essential characteristics for membership on our Board. Additionally, each director is a committed and engaged member of the Board. Our directors bring highly developed skills and substantial knowledge in, among other areas, finance, business operations, corporate strategy and business development. In addition, members of our Board have had a great diversity of experiences and bring to our Board a wide variety of perspectives that enhance their ability to provide direction to the Company. They have had wide-ranging leadership experience and extensive involvement across a range of industries and in the investment management and financial services industries in particular.
Board Composition and Leadership
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that a majority of our directors must satisfy the criteria for independence under the NYSE listing standards and not have any material relationship with the Company.
Our Board has determined that each of Jennifer A. Barbetta, Matthew R. Barger, Tench Coxe, Stephanie G. DiMarco, Jeffrey A. Joerres, Saloni S. Multani and Andrew A. Ziegler are independent in accordance with the NYSE listing standards and our Corporate Governance Guidelines. The Board presently consists of eight directors, seven of whom are independent.
BOARD LEADERSHIP STRUCTURE
Ms. DiMarco has served as independent Chair of the Board since August 2021. The independent Board Chair’s principal responsibilities include: assisting with the development of the agenda for and chairing Board meetings, serving as a key source of communication between the independent directors and the Chief Executive Officer; ensuring the quality, quantity and timeliness of information from executive management to independent directors; and coordinating the agenda for and leading executive sessions and meetings of the independent directors. The Board believes that this leadership structure is the most appropriate structure for the Company at this time because it promotes balance between the Board’s independent authority to oversee the business and the Chief Executive Officer and management team who manage the business on a day-to-day basis.
COMMITTEES OF THE BOARD
The Board conducts its business through meetings of the Board and its committees. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Sustainability Committee. Each committee operates in accordance with a written charter, which is approved by the Board. The charters are available on our website at www.apam.com.
The current members and chairs of the committees are:

Director	Audit Committee	Compensation Committee	Governance and Sustainability Committee
Jennifer A. Barbetta		X	X
Matthew R. Barger	X		Chair
Eric R. Colson
Tench Coxe		X	X
Stephanie G. DiMarco
Jeffrey A. Joerres	X	Chair
Saloni S. Multani	Chair
Andrew A. Ziegler
	100% Independent	100% Independent	100% Independent
Audit Committee
The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is comprised solely of directors who meet the independence requirements under the NYSE listing standards and the Exchange Act, and who are “financially literate” under the NYSE rules. The Board has determined that each member of the Audit Committee has “accounting or related financial management expertise” and qualifies as an “audit committee financial expert”. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to:
▪the integrity and quality of our financial statements;
▪our compliance with legal and regulatory requirements;
▪the independent auditor’s qualifications, independence and performance; and
▪our internal audit function.
Governance and Sustainability Committee
The Governance and Sustainability Committee is comprised solely of directors who meet the independence requirements under the NYSE listing standards. The responsibilities of the Governance and Sustainability Committee include:
▪making recommendations to the Board regarding the selection of candidates for service on the Board and the suitability of proposed nominees as directors;
▪periodically reviewing the Company’s Corporate Governance Guidelines and recommending changes to the Board, as needed;
▪overseeing the evaluation of the Board and its committees; and
▪overseeing the Company’s approach to sustainability matters, including environmental, social and governance (ESG), and diversity, equity and inclusion (DEI) matters that are significant to the Company.
Compensation Committee
Each member of the Compensation Committee is independent under the NYSE listing standards. Among other things, the Compensation Committee:
▪reviews and approves, or makes recommendations to our Board with respect to, the compensation of our executive officers;
▪oversees and makes recommendations to our Board with respect to incentive compensation plans; and
▪makes recommendations to our Board with respect to director compensation.
BOARD AND COMMITTEE MEETINGS
During 2022, our Board held four meetings, the Audit Committee held nine meetings, the Compensation Committee held five meetings and the Governance and Sustainability Committee held five meetings. As a matter of policy, it is expected that all directors should make every effort to attend meetings of the Board and meetings of the committees of which they are members. During 2022, each director attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of which he or she was a member.
Executive sessions of our independent directors are generally held in connection with each regularly scheduled Board meeting. Our independent Chair of the Board presides over all executive sessions of independent directors.
We encourage all of our directors to attend our annual meetings of stockholders. Four of our directors attended the 2022 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee during fiscal year 2022 were Jennifer A. Barbetta, Tench Coxe, and Jeffrey A. Joerres (Chair). Each member of the Compensation Committee is an independent director under the rules of the NYSE and our Corporate Governance Guidelines. None of the members of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board.
In connection with our initial public offering, we entered into agreements with the limited partners of Artisan Partners Holdings, including with entities associated with Tench Coxe. Information about the agreements, and transactions thereunder, are more fully discussed in “Relationships and Related Party Transactions—Transactions in Connection with our IPO”. Members of our Compensation Committee from time to time invest in the firm’s investment vehicles, including mutual funds, Artisan-sponsored private funds or Artisan-branded collective investment trusts. These transactions are more fully discussed in “Relationships and Related Party Transactions—Investments in our Funds.”
DIRECTOR COMPENSATION
The Compensation Committee is responsible for periodically reviewing non-employee director compensation and recommending changes, if appropriate, to the full Board. In connection with this review, the Compensation Committee considers information provided by our compensation consultant, including data regarding the total compensation paid to directors at peer companies, as well as information on the individual components of that compensation.
The objective of our director compensation program is to compensate our highly qualified non-employee directors for their time, efforts and contributions, and to attract highly qualified non-employee director candidates for potential future service on the Board. For fiscal year 2022, the director compensation program entitled non-employee directors to a cash component, designed to compensate directors for their service on the Board, and an equity component, designed to align the interests of the directors with those of the Company’s stockholders.
For 2022, the standard equity component of the Company’s director compensation program consisted of $125,000 of restricted stock units for each of the non-employee directors awarded under the Artisan Partners Asset Management Inc. 2013 Non-Employee Director Compensation Plan. Each outstanding restricted stock unit entitles the holder to dividend equivalent rights on one outstanding share of Class A common stock. The shares of Class A common stock underlying the restricted stock units will be delivered on the earlier to occur of (i) a change in control of the Company and (ii) the termination of the director’s service on the Board.
During 2022, each of Ms. Barbetta, Mr. Barger, Mr. Coxe, Ms. DiMarco, Mr. Joerres, Ms. Multani and Mr. Ziegler was entitled to receive a cash payment of $75,000, paid in four quarterly installments. Our independent Chair of the Board was entitled to receive an additional cash retainer of $125,000. The chair of our Audit Committee was entitled to receive an additional cash retainer of $50,000, and the chairs of each of the Compensation Committee and Governance and Sustainability Committee were entitled to receive an additional cash retainer of $40,000. Each of Ms. Barbetta, Mr. Barger, Mr. Coxe, Ms. DiMarco, Mr. Joerres, Ms. Multani and Mr. Ziegler elected to receive the value of this cash compensation in the form of additional restricted stock units. As a result, an additional number of restricted stock units were granted to each of them in January 2022, the value of which equaled the amount of cash compensation to which each director was entitled. One-quarter of the units awarded to each director in lieu of cash compensation vested in each quarter of 2022.

All directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with attending Board, committee and stockholder meetings, including those for travel, meals and lodging. These reimbursements are not reflected in the table below.
Mr. Colson does not receive any additional compensation for serving on the Board.
The following table provides information concerning the 2022 compensation of each non-employee director who served in fiscal year 2022.

Name	Stock Awards ($)	Fees Paid in Cash ($)
Jennifer A. Barbetta(1)	200,000	—
Matthew R. Barger(2)	240,000	—
Tench Coxe(3)	200,000	—
Stephanie G. DiMarco(4)	325,000	—
Jeffrey A. Joerres(5)	240,000	—
Saloni S. Multani(6)	250,000	—
Andrew A. Ziegler(7)	200,000	—

(1) On December 31, 2022, Ms. Barbetta had 8,107 restricted stock units outstanding.
(2) On December 31, 2022, Mr. Barger had 50,113 restricted stock units outstanding.
(3) On December 31, 2022, Mr. Coxe had 40,910 restricted stock units outstanding.
(4) On December 31, 2022, Ms. DiMarco had 54,200 restricted stock units outstanding.
(5) On December 31, 2022, Mr. Joerres had 50,113 restricted stock units outstanding.
(6) On December 31, 2022, Ms. Multani had 5,953 restricted stock units outstanding.
(7) On December 31, 2022, Mr. Ziegler had 48,195 restricted stock units outstanding.
Corporate Governance and Sustainability
CORPORATE GOVERNANCE GUIDELINES
We have adopted Corporate Governance Guidelines that guide the Board on matters of corporate governance, including:
▪composition and leadership structure of the Board;
▪selection and retirement of directors;
▪obligations with respect to Board and committee meetings;
▪committees of the Board;
▪specific functions related to management succession, executive compensation, Board compensation and reviewing and approving significant transactions;
▪certain expectations related to, among other things, meeting attendance and participation, compliance with our Code of Business Conduct and other directorships;
▪evaluation of Board performance; and
▪Board access to management and independent advisors.
The Corporate Governance Guidelines are available on our website at www.apam.com.

BOARD EFFECTIVENESS
On an annual basis, the Board, through the Governance and Sustainability Committee, conducts a self-evaluation to assess the effectiveness of the Board and its committees. The evaluation solicits director feedback on a variety of substantive and procedural topics including, among others, the composition and structure of the Board and each committee. The results of the evaluation are then discussed by the full Board.
CODE OF BUSINESS CONDUCT
Our Board has adopted a Code of Business Conduct applicable to all directors, officers and employees of the Company to provide a framework for the highest standards of professional conduct and foster a culture of honesty and accountability. The code satisfies applicable SEC requirements and NYSE listing standards. The code is available on our website at www.apam.com.
BOARD OVERSIGHT OF RISK MANAGEMENT
Our Board is responsible for overseeing management in the execution of its risk management responsibilities. In addition, an overall review of risk is inherent in the Board’s consideration of our business, long-term strategies and other matters presented to our Board. Our Board exercises its risk oversight responsibilities periodically as part of its meetings and also through its standing committees. While each committee addresses specific components of enterprise risk within its purview, the Board has not delegated ultimate responsibility for risk oversight to any one committee. Rather risk oversight is generally seen as the responsibility of the full Board

Board/Committee	Primary Risk Areas of Focus
Full Board	Strategic, operational (including information and cybersecurity) and execution risks in connection with the Company’s business operations and the operating environment.
Audit Committee	Risks related to financial matters (particularly financial reporting and accounting practices and policies) and significant tax, legal and compliance matters.
Governance and Sustainability Committee	Risks associated with director independence, potential conflicts of interest, management and Board succession planning, overall Board effectiveness and sustainability (including ESG and DEI matters).
Compensation Committee	Risks associated with compensation policies, plans and practices, including whether the compensation program provides appropriate incentives that do not encourage excessive risk taking.
Senior management is responsible for assessing and managing risk, including strategic, operational, investment, information and cybersecurity, regulatory, execution and sustainability risks on a day-to-day basis. Each year, an enterprise risk assessment is completed to identify, capture and categorize firmwide risks by analyzing a variety of external and internal factors. Once categorized, new and existing risks are prioritized and risk responses are identified and reviewed. Senior management completes this enterprise risk assessment with and through the Artisan Risk and Integrity Committee, which consists of leaders from a variety of functional areas, including the Investment Strategy Group, Trading, Trade Operations, Vehicle Administration, Corporate Finance, Legal, Compliance and Internal Audit. Senior management also consults with outside advisors and experts, as necessary, on risk assessment and risk management processes.
Senior management periodically presents information to the Board regarding the assessment and management of the Company’s risks and the Board provides oversight in connection with management’s efforts. We believe this division of risk management responsibilities provides a consistent and effective approach for identifying, managing and mitigating risks throughout the Company.

NOMINATION OF DIRECTORS
Our Corporate Governance Guidelines provide that the Governance and Sustainability Committee is responsible for identifying and selecting, or recommending for the Board’s selection, the nominees to stand for election to the Board and for recommending to the Board individuals to fill vacancies occurring between annual meetings of stockholders. The Governance and Sustainability Committee seeks new nominees for the position of independent director who satisfy the independence requirements under the NYSE listing standards. The Governance and Sustainability Committee also considers the following:
▪Judgment, expertise, skills and knowledge useful to the oversight of our business
▪Ability and willingness to commit the time and energy necessary to diligently carry out Board and committee responsibilities
▪Skills and personality that are complementary to the other directors in order to build a board that is comprehensive, effective and responsive to the needs of the Company
▪Diversity of viewpoints, background, experience and other demographics, including gender, age, race and ethnicity
The Governance and Sustainability Committee seeks to create a board of directors that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates are those who, in the judgment of the Governance and Sustainability Committee, possess strong personal attributes and relevant business experience. Personal attributes include effective leadership qualities, a high standard of integrity and ethics, sound professional judgment, strong interpersonal skills, and a collaborative attitude. Experience and qualifications include professional experience with corporate boards, financial acumen, industry knowledge, diversity of viewpoints, and special business experience and expertise in an area relevant to the Company. When the Governance and Sustainability Committee reviews a potential new candidate, it will look specifically at the candidate’s qualifications in light of the needs of our Board and the Company at that time given the then current make-up of our Board.
In the event of a vacancy on the Board, the Governance and Sustainability Committee will seek to identify director candidates based on input received from a variety of sources, which may include the Board, management, search firms, and other third parties. The Governance and Sustainability Committee will also consider the Company’s obligations under the stockholders agreement to which the Company is a party when identifying, selecting or recommending nominees for the Board.
We believe that the Company benefits from having directors with a diversity of viewpoints, backgrounds, experiences and other demographics, including gender, age, race and ethnicity. For that reason, when conducting a search to fill a vacancy, the Governance and Sustainability Committee will ensure that the pool of candidates from which a nominee is chosen consists of a diverse group of qualified candidates, including candidates who would bring gender, racial or ethnic diversity to the Board.
Once director candidates have been identified, the Governance and Sustainability Committee will evaluate each candidate in light of his or her qualifications and credentials, the extent to which the candidate would add to the diversity of our Board, and any additional factors that it deems necessary or appropriate. When a candidate has been selected, the Governance and Sustainability Committee will seek the approval of the full Board for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board.
All of the nominees recommended for election at the Annual Meeting are current members of the Board. Based on the evaluation of each nominee’s satisfaction of the qualifications described above and their past performance as directors, the Governance and Sustainability Committee has recommended the nominees for re-election and the Board has approved such recommendation.

Our amended and restated bylaws establish procedures by which stockholders may recommend nominees to our Board. The Governance and Sustainability Committee will consider nominees recommended by stockholders and evaluate such candidates in the same manner as any other candidate. The Company did not receive any director nominees from stockholders for the Annual Meeting. Nominations for consideration at the Company’s 2024 annual meeting of stockholders must be submitted to the Company in writing with the information required by our amended and restated bylaws, in accordance with the procedures described below.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING
Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to submit a proposal for consideration at our 2024 annual meeting of stockholders and include that proposal in our 2024 proxy materials should submit their proposal by certified mail, return receipt requested, to Artisan Partners Asset Management Inc., c/o Corporate Secretary, 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. Proposals must be received no later than December 19, 2023 and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy materials for the 2024 annual meeting.
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including any proposal for the nomination of a director for election, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. For such a proposal to be properly brought before the 2024 annual meeting of stockholders, written notice of the proposal must be received by the Corporate Secretary at the address above, no earlier than February 2, 2024 and no later than March 3, 2024. Any such stockholder notice must contain the information required by, and be provided in the manner set forth in, our amended and restated bylaws. Our amended and restated bylaws are available on our website at www.apam.com.
COMMUNICATIONS WITH THE BOARD
Stockholders or other interested parties wishing to contact the Board, the independent directors or any individual director may send correspondence to the address provided below.
Artisan Partners Asset Management Inc.
c/o Corporate Secretary
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
Communications are distributed to the Board or to any individual director as appropriate.
SUSTAINABILITY
Our 2022 Corporate Sustainability Report describes our approach and commitment to ESG and highlights the progress we have made. During 2022, we strengthened our diversity, equity and inclusion (DEI) efforts with an increased emphasis on equity, including the completion of our pay equity analysis and the publication of a pay equity policy. We also addressed environmental sustainability at the corporate level through three core areas: measurement and transparency, environmental stewardship and associate volunteerism. These and other developments are described more fully in our 2022 Corporate Sustainability Report, which is available on our website at www.apam.com.
Executive Officers
The names of our executive officers and their ages, positions and biographies are set forth below. All executive officers are elected annually by the Board and serve at the discretion of the Board. To our knowledge, there are no family relationships among any of our directors or executive officers.

Name	Age	Position with the Company
Eric R. Colson	54	Director and Chief Executive Officer
Charles J. Daley, Jr.	60	Executive Vice President, Chief Financial Officer and Treasurer
Jason A. Gottlieb	53	President
Sarah A. Johnson	51	Executive Vice President, Chief Legal Officer and Secretary
Christopher J. Krein	51	Executive Vice President and Head of Global Distribution
Eileen L. Kwei	44	Executive Vice President, Chief Administrative Officer
Gregory K. Ramirez	52	Executive Vice President and Head of Vehicle Administration
Samuel B. Sellers	40	Executive Vice President, Chief Operating Officer

Eric R. Colson has been chief executive officer and a director of Artisan Partners Asset Management since March 2011. Mr. Colson served as president of Artisan Partners Asset Management from March 2011 to January 2021 and as chairman of the Board from August 2015 to August 2021. Mr. Colson has served as the chief executive officer of Artisan Partners since January 2010. Prior to January 2010, Mr. Colson served as chief operating officer of investment operations from March 2007 through January 2010. Mr. Colson has been a managing director of Artisan Partners since he joined the firm in January 2005.

Charles J. Daley, Jr. has been executive vice president, chief financial officer and treasurer of Artisan Partners Asset Management since March 2011. He has served as the chief financial officer of Artisan Partners since August 2010 and has been a managing director since July 2010 when he joined the firm.

Jason A. Gottlieb has been president of Artisan Partners Asset Management since January 2021. From February 2017 to January 2021, he served as executive vice president of Artisan Partners Asset Management. Mr. Gottlieb joined Artisan Partners in October 2016 as a managing director and the chief operating officer of investments.

Sarah A. Johnson has been executive vice president, chief legal officer and secretary of Artisan Partners Asset Management since October 2013. From October 2013 to November 2022, she also served as general counsel of Artisan Partners. From April 2013 to October 2013 she served as assistant secretary of Artisan Partners Asset Management. Ms. Johnson was named a managing director of Artisan Partners in March 2010.

In April 2023, Ms. Johnson provided notice of her intention to retire, which we expect will be effective March 2024.

Christopher J. Krein has been executive vice president of Artisan Partners Asset Management and Artisan Partners’ head of Global Distribution since January 2020. Prior to becoming head of Global Distribution, Mr. Krein was responsible for institutional marketing and client service for the Artisan Developing World team. Mr. Krein has been a managing director of Artisan Partners since he joined the firm in September 2015.

Eileen L. Kwei has been executive vice president of Artisan Partners Asset Management and Artisan Partners’ chief administrative officer since January 2021. From February 2018 to January 2021, Ms. Kwei was responsible for institutional marketing and client service for the Artisan Credit team. Prior to February 2018, Ms. Kwei was a relationship manager for the Artisan Global Equity team. Ms. Kwei joined Artisan Partners in June 2013 and has been a managing director of Artisan Partners since 2018.

Gregory K. Ramirez was appointed executive vice president of Artisan Partners Asset Management in February 2016. From October 2013 to February 2016, he served as senior vice president and from April 2013 to October 2013 as assistant treasurer. Mr. Ramirez is currently head of vehicle administration for Artisan Partners and serves as chair of the Artisan Risk and Integrity Committee. Mr. Ramirez was named a managing director of Artisan Partners in April 2003.

Samuel B. Sellers was appointed executive vice president of Artisan Partners Asset Management and Artisan Partners' chief operating officer in January 2023. From January 2021 to January 2023, Mr. Sellers was head of Investment Operations. Prior to January 2021, Mr. Sellers served as deputy general counsel. Mr. Sellers was named a managing director of Artisan Partners in January 2022.

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
This Compensation Discussion and Analysis provides information about our executive compensation program, our 2022 business and financial results, and the compensation for our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (collectively, the named executive officers).
2022 Named Executive Officers

Name	Position
Eric R. Colson	Chief Executive Officer
Charles J. Daley, Jr.	Executive Vice President, Chief Financial Officer and Treasurer
Jason A. Gottlieb	President
Sarah A. Johnson	Executive Vice President, Chief Legal Officer and Secretary
Christopher J. Krein	Executive Vice President and Head of Global Distribution
2022 Business and Financial Highlights
Fiscal year 2022 brought economic uncertainty and continued volatility in financial markets across the globe. Despite these challenging conditions, we stayed focused on maintaining the firm’s talent-driven business model and investment-focused culture, which we believe is critical to generating sustainable, long-term outcomes for clients and stockholders. During 2022, our executives adhered to our strategic objectives and executed on our key priorities, as explained in more detail under “2022 Executive Compensation Process and Decisions” below.
Our financial results for 2022 declined compared to 2021, reflecting the difficult market and economic conditions experienced in 2022. Financial highlights for 2022 are set forth below.

Measure	2022	2021	Percentage Change 2022 v. 2021
Ending Assets Under Management (in billions)	$127.9	$174.8	(26.8)%
Average Assets Under Management (in billions)	$141.5	$171.8	(17.6)%
Revenue (in millions)	$993.3	$1,227.2	(19.1)%
Operating Margin	34.6%	44.0%
Adjusted Operating Margin*	34.3%	44.1%
Basic Earnings per Share	$2.94	$5.10
Diluted Earnings per Share	$2.94	$5.09
Adjusted EPS*	$3.11	$5.03
*Adjusted measures are non-GAAP measures. See Annex A for non-GAAP reconciliations.

Executive Compensation Program Features
Our executive compensation program includes the following features that reflect sound corporate governance:

What we do		What we don't do
✓	Align pay with performance; majority of compensation is performance based	✗ ✗	No employment agreements No bonus guarantees
✓	Require that approximately 1/2 of all equity awarded include career vesting conditions	✗	No retirement income or pension plans other than the same 401(k) plan available to all employees
✓	Utilize double-trigger change in control provisions on all equity awarded to named executive officers	✗	No benefit plans or perquisites that cover only one or more of our executive officers
✓	Maintain equity ownership guidelines requiring a significant amount of Company equity be held by executive officers	✗ ✗	No short sales or hedging of Company stock; restrictions on pledging of Company stock No “golden parachute” tax gross ups
✓	Maintain a clawback policy that permits the Board to recoup cash bonuses and equity from executive officers under certain circumstances
✓	Retain an independent compensation consultant

2022 Executive Compensation Overview
The core elements of our executive officers’ compensation are cash-based salary, a performance-based cash bonus and long-duration equity awards, one-half of which contain career vesting provisions. For 2022, 93% of our Chief Executive Officer’s compensation was based on performance. For our other named executive officers, performance-based compensation ranged from 82% to 94%.
The following table shows the elements of compensation paid to our named executive officers with respect to 2022, 2021 and 2020. The amounts in this table vary from the data and reporting conventions required by SEC rules in the Summary Compensation Table.

			Performance-Based Compensation
				Equity Awards
Name & Principal Position	Year	Salary	Cash Bonus	Standard Grant	Career Grant	Total Direct Compensation	Performance- Based as % of Total
Eric R. Colson	2022	$500,000	$4,235,000	$997,040	$997,040	$6,729,080	93%
Chief Executive Officer	2021	500,000	5,500,000	962,358	962,358	7,924,716	94%
	2020	500,000	5,225,000	967,319	967,280	7,659,599	93%
Charles J. Daley, Jr.	2022	300,000	1,613,000	402,770	402,770	2,718,540	89%
Chief Financial Officer	2021	300,000	2,250,000	351,373	351,331	3,252,704	91%
	2020	300,000	1,950,000	248,877	248,877	2,747,754	89%
Jason A. Gottlieb	2022	300,000	3,058,000	706,798	706,798	4,771,596	94%
President	2021	300,000	3,300,000	962,358	962,358	5,524,716	95%
	2020	300,000	2,700,000	967,319	967,280	4,934,599	94%
Sarah A. Johnson	2022	300,000	1,400,000	—	—	1,700,000	82%
Chief Legal Officer	2021	300,000	1,400,000	338,815	338,773	2,377,588	87%
	2020	300,000	1,150,000	248,877	248,877	1,947,754	85%
Christopher J. Krein	2022	300,000	1,800,000	442,064	442,064	2,984,128	90%
Head of Global Distribution	2021	300,000	2,000,000	641,679	641,679	3,583,358	92%
	2020	300,000	1,500,000	758,704	531,069	3,089,773	90%

▪Base salaries for our named executive officers have remained unchanged since 2018.
▪2022 performance-based compensation (i.e., cash bonus and equity awards) paid to the named executive officers was, on average, 20% lower than 2021 performance-based compensation. This decrease reflects the firm’s financial results during 2022’s challenging market conditions, while also acknowledging the excellent progress made on the firm’s strategic objectives and key priorities.
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
Fundamental to our executive compensation program is the belief that, for the benefit of all our stakeholders, executive compensation should be tied to the firm’s purpose and the drivers of its long-term success. The firm’s purpose is—and has been since its founding—to generate and compound wealth over the long term for its clients.
To achieve our purpose, we must continue to thoughtfully grow our business over the long term while preserving a stable environment in which our talented investment professionals and associates can thrive. Maintaining our talent-driven business model and investment-focused culture is critical to generating sustainable, long-term outcomes for clients, which in turn is critical to generating sustainable long-term outcomes for stockholders.
Our executive compensation program is designed to keep executives oriented on the firm’s long-term success. Our Compensation Committee structures executive compensation over long time horizons and evaluates executives’ performance based on the quality and execution of the firm’s long-term strategic objectives.

Predetermined formulas and quantitative targets are avoided because they all too often result in inhibiting innovation and engineering short-term financial results. Predetermined formulas could also limit the Compensation Committee’s ability to modify levels of performance-based compensation in response to rapidly changing market or economic conditions that are outside of the firm’s control.
Our proven approach to executive compensation appropriately reflects our unique business model, history and culture. We avoid a “one-size-fits-all” approach in favor of a tailored executive compensation program that has consistently worked for us.
The Compensation Committee’s approach to evaluating executives' performance and determining the amount and mix of performance-based compensation reflects the following key principles, which are embedded within our annual executive compensation process.
Key Principles
1.The amount of performance-based compensation should initially be considered based on the accomplishment of strategic objectives and key priorities.
2.The amount of performance-based compensation should then be adjusted to reflect the firm’s financial and operating results.
3.The mix of equity and cash performance-based compensation should serve to align executives’ interests with those of the firm’s clients, stockholders and key investment professionals.
4.Our approach to compensation should reflect Who We Are as a firm—a high value-added investment firm, designed for investment talent to thrive, and committed to thoughtfully growing over the long term.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION
The Compensation Committee has established a comprehensive process for determining executive compensation as shown below and discussed in detail under “2022 Executive Compensation Process and Decisions”.

First Quarter	Second Quarter	Third Quarter	Fourth Quarter
▪Review strategic objectives and establish key priorities for year
▪Confirm key measures used to assess the firm’s financial and operational performance for the year
▪Approve aggregate maximum amount of performance-based compensation for the year
▪Consider shareholder feedback
	▪Discuss status of strategic objectives and key priorities ▪Review key measures over multiple time horizons to assess firm's performance ▪Consider shareholder feedback	▪Discuss status of strategic objectives and key priorities ▪Review key measures over multiple time horizons to assess firm's performance ▪Review say-on-pay vote result and consider shareholder feedback	▪Discuss status of strategic objectives and key priorities ▪Review key measures over multiple time horizons to assess firm's performance ▪Consider McLagan's market analysis ▪Consider shareholder feedback
▪Review executive officers' key accomplishments vis-à-vis strategic objectives and key priorities and consider amount of performance-based compensation
▪Review key measures used to assess performance of the firm and adjust performance-based compensation accordingly
▪Determine cash/equity mix of performance-based compensation

Role of the Board of Directors and Chief Executive Officer
Our Chief Executive Officer evaluates the performance of, and makes recommendations to our Compensation Committee regarding compensation matters involving, the other executive officers. Our Compensation Committee, which is comprised solely of directors who qualify as independent under applicable SEC and NYSE rules, generally has ultimate responsibility for compensation decisions relating to our executive officers. Other members of the Board regularly attend and participate in meetings of the Compensation Committee, and the members of the Compensation Committee and Board regularly meet in executive session without management present. The decisions of the Compensation Committee are reported to the entire Board.
Role of the Independent Compensation Consultant
Our Compensation Committee has retained McLagan as its independent compensation consultant. McLagan provides the Compensation Committee with information on competitive pay levels for our executive officers and directors vis-à-vis an executive reference group consisting of both public and private asset management firms, as well as a proxy peer group. McLagan also provides the Compensation Committee with information about compensation trends in the investment management industry generally. The Compensation Committee considers the information provided by McLagan within the context of our differentiated philosophy and approach to executive compensation.
Our Compensation Committee has assessed the independence of McLagan pursuant to SEC rules and concluded that no conflict of interest exists that prevents McLagan from independently advising the Compensation Committee.
Peer Group Compensation Review
We do not seek to benchmark our executive compensation to that of our peers. Instead, the Compensation Committee regards peer group pay levels and performance information as a reasonable reference point and one of multiple perspectives considered when determining executive compensation.
Stakeholder Feedback
In early 2022, we met with 17 of our largest institutional stockholders representing 42% of our publicly held Class A shares, at that time. Of these stockholders, 14 (representing approximately 37% of our publicly held Class A shares) expressed support for our executive compensation program. Addressing feedback received in the course of those and other conversations with our stockholders, we enhanced our executive compensation program as follows.
▪Information regarding specific 2022 key priorities, together with 2022 key accomplishments, was disclosed to provide additional transparency into the Board’s assessment of executives’ achievements relative to these goals.
▪Maximum amounts of performance-based compensation were established and the Compensation Committee used negative discretion to determine the amount of performance-based compensation actually paid for 2022.
We also regularly engage with our employees, who collectively held approximately 11.5% of our outstanding common stock as of the record date. And we reach out to our Class C stockholders, who collectively held approximately 11.3% of our outstanding common stock as of the record date, on a quarterly basis. We expect to continue to engage with all of our stockholders on a regular basis to further a comprehensive understanding of, and foster an open dialogue about, our executive compensation program. The Compensation Committee will continue to consider enhancements to the executive compensation program in the future based on the feedback we receive.
In late 2022, we met with representatives of major proxy advisory firms to explain our differentiated philosophy and approach to executive compensation and why our approach to performance-based pay, which is based on the accomplishment of predetermined key priorities and aligned with the firm’s financial and operational results, appropriately reflect the realities of our individual business. We expect to continue to engage with these proxy advisory firms on this and other topics in the future.
The Compensation Committee also considers the results of the Company’s advisory vote on compensation when determining the amount, mix and form of compensation paid to the named executive officers and the structure of the executive compensation program generally. At the 2022 annual meeting of stockholders, the advisory vote on executive compensation received stockholder support with approximately 75% of the votes cast in favor of our named executive officers’ compensation. The Compensation Committee values this input and is mindful of the level of support received.
Tax and Accounting Considerations
When it reviews compensation matters, our Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to the Company and, when relevant, to its executive officers. The Compensation Committee believes that accounting and tax considerations are one of many aspects of determining executive compensation and therefore such considerations should not unduly influence the overall design of the executive compensation program.

2022 EXECUTIVE COMPENSATION PROCESS AND DECISIONS
Establish 2022 Executive Compensation Framework ✓
During the first quarter of 2022, the Compensation Committee and, with respect to the approval of the key priorities, the Board:
▪Determined that the aggregate maximum amount of executive officers’ performance-based compensation for 2022 would be 7% of Artisan’s 2022 adjusted operating income, further adjusted to add back long-term incentive compensation expense and executive performance-based cash bonuses.
▪Agreed upon the key measures that would be used to assess the firm’s operating and financial performance for the year and over the long term, which continued to be as follows:

Long-Term Growth and Value Creation Measures	Stability and Predictability Measures
- AUM Growth Trends	- Adjusted Operating Margin
- Revenue Growth Trends	- Weighted Average Management Fee
- Sales Growth Trends	- Investment Performance
▪Approved a set of strategic objectives for the firm and key priorities for the members of the executive management team, as follows:

Our Purpose: Generate and compound wealth over the long term for our clients
Investments	Business Management	Financials	Sustainability
Strategic Objective: ▪Maintain our talent-driven business model and investment-focused culture by managing the alignment of, and resources for, the firm’s investment professionals.	Strategic Objective: ▪Provide a distraction-free investment environment that allows our investment professionals to focus on delivering high value-added investment results.
Strategic Objective:
▪Navigate short-term market volatility with our financial model that emphasizes variable expenses, healthy operating margins and fee levels reflective of our high value-added investment.
Strategic Objective: ▪Promote and improve the sustainability of the firm, both in terms of its business model and investment activities.
Key Priorities: ▪Launch new and evolve existing investment strategies, as appropriate. ▪Explore new investment teams and talent in pursuit of thoughtful growth
Key Priorities:
▪Continue to evolve the distribution and marketing and communications functions to enhance support of our investment teams and address digital advances in technology.
▪Enhance and streamline operations to align with the growing complexity of investments and support the needs of our investment professionals.
▪Continue to establish the Chief Administrative Officer role.

		Key Priorities: ▪Manage financial alignment to our business model.	Key Priorities: ▪Execute on the firm's sustainability initiatives, including ESG and DEI.
Strategic objectives are broad statements that reflect how the firm will achieve its purpose and further its long-term strategy for sustainable growth. The strategic objectives are shaped by Who We Are and our belief that steadfast adherence to our business and financial models will minimize risk and provide opportunities for long-term growth and value creation. Accordingly, the strategic objectives generally remain consistent year over year.

Key priorities address areas of opportunity and disruption that warrant management’s focus—whether for purposes of pursuing long-term value creation or managing risk. The key priorities are more tactical in nature and may have longer time horizons, with progress towards goals evaluated on an annual basis. The key priorities approved by the Board in January 2022 were communicated to the executive officers.
At each subsequent quarterly meeting in 2022, the Compensation Committee reviewed the status of the key priorities and considered the key measures year-to-date and over the long term to assess the Company’s business and financial performance.
Review Key Accomplishments and Consider Performance-Based Pay ✓

At the end of the year, the Compensation Committee, together with the full Board, assessed executives’ performance based on their continued adherence to the strategic objectives and their accomplishment of key priorities over both annual and long-term time horizons. The Board strongly believes that executives’ performance must be evaluated in terms of long-term value creation—not only short-term results.
Successful outcomes for clients and stockholders result from years of thoughtfully developing and evolving the business; then remaining patient and disciplined while growth is realized.
Key accomplishments relative to 2022 strategic objectives and key priorities consisted of the following:

Our Purpose: Generate and compound wealth over the long term for our clients
Investments	Business Management	Financials	Sustainability
Key Accomplishments
Consistent with our key priorities:
▪Launched the Emerging Markets Debt Opportunities, Global Unconstrained and Emerging Markets Local Opportunities strategies, each managed by the EMsights Capital Group.
▪Launched the Value Income strategy, managed by the U.S. Value team.
▪Established the Artisan International Explorer Fund—a U.S. mutual fund.
▪Explored potential relationships with various investment teams and talent.
▪Continued to broaden the investment teams and their investment capabilities.

Key Accomplishments
Consistent with our key priorities:
▪Continued to evolve our distribution structure to further support our investment teams with more dedicated resources.
▪Continued to manage and build investment operations to support the increasing breadth and complexity of investment capabilities.
▪Enhanced our operations platform, incorporating new securities, instruments and markets.
▪Continued expansion of the role of Chief Administrative Officer overseeing human capital, communications and facilities.

Key Accomplishments
Consistent with our key priorities:
▪Ended the year with $128 billion in AUM and average annual AUM of $142 billion.
▪Despite challenging market and economic conditions, earned $993 million in revenue.
▪Maintained our variable expense structure in a challenging market environment, resulting in a 5% or $33 million decrease in adjusted operating expenses.*
▪Maintained management fee rate of 70.2 bps, compared to 70.7 bps for 2021.
▪Closed on note purchase agreement refinancing $90 million of senior notes and completed the amendment and extension of existing revolving credit agreement.
▪Declared $2.82 of dividends per share with respect to 2022.

Key Accomplishments
Consistent with our key priorities:
▪Continued to support investment teams’ ESG research and decision-making activities with relevant data, research and guidance.
▪Continued to make progress on the firm’s ESG initiatives and transparency, including further enhancements to our annual Corporate Sustainability Report and preparations for climate related disclosures.
▪Continued to make progress on DEI initiatives, including a pay equity analysis and policy statement, and furtherance of diversity.

*Adjusted measures are non-GAAP measures. See Annex A for non-GAAP reconciliations.

After assessing performance, the Compensation Committee considered an appropriate amount of performance-based compensation (i.e., cash bonus and equity awards) for Mr. Colson, as well as his recommendations with respect to the performance-based pay for each other executive officer. In doing so, the Compensation Committee considered the aggregate maximum amount of executive performance-based compensation as previously established by the Committee which, for 2022, was determined to be $28.6 million. This amount represents 7% of 2022 adjusted operating income, further adjusted to add back long-term incentive compensation expense and executive performance-based cash bonuses.1 The Committee then agreed that 2022 performance-based compensation for each named executive officer would be determined by applying negative discretion to the total amount of performance-based compensation that each was paid for 2021.
Align Performance-Based Pay with Financial and Operating Results ✓

In keeping with the process described above, the Compensation Committee then sought to align the amount of performance-based compensation with the Company’s current year financial and operating results. The Compensation Committee used a number of key financial and non-financial measures to evaluate how the firm’s performance compares to its historical performance and the performance of its peers. Consistent with the drivers of long-term success, these key measures are focused on either (i) long-term growth and value creation or (ii) the preservation of a stable and predictable environment. In all cases, these measures are considered over both annual and longer-term time horizons, focusing on the long-term health and sustainability of the firm.

The assessment of the firm’s performance also informs management’s recommendation and the Board’s decision regarding the size of the firm’s annual long-term incentive award, which consists of both the annual franchise capital award for investment team members and the annual APAM equity award .

Long-Term Growth and Value Creation Measures
▪Assets Under Management (AUM) Growth Trends. Changes in the value of our AUM is the primary driver of changes in revenue. Over shorter periods, the amount and composition of our AUM is influenced by a variety of factors, including factors that are outside of the firm’s control. Over the long-term, we expect to generate the majority of AUM growth through investment returns, which is consistent with our historical experience.

In billions. "New Strategies" refers to strategies launched during the indicated periods.
1 Adjusted measures are non-GAAP measures. See Annex A for non-GAAP reconciliations.

•Revenue Growth Trends. The firm derives nearly all of its revenues from investment advisory fees, the vast majority of which are based on average AUM. As a result, changes in our AUM for whatever reason have a direct, albeit a delayed, impact on our revenue.
▪Sales Growth Trends. The sales growth rate represents flows of client assets into and out of the firm’s investment strategies and vehicles. Artisan manages the capacity of its investment strategies to protect its ability to manage assets successfully, which protects the interests of clients and, in the long term, protects the firm’s ability to retain client assets and maintain a healthy profit margin. For this reason and others, the firm expects net client cash flows to be lumpy over time.

Stability and Predictability Measures
▪Adjusted Operating Margin. We seek to maintain healthy operating margins reflective of the firm’s highly variable cost structure. This cost structure is an essential component of our transparent and predictable financial model, which provides consistency and stability, even in times of market volatility. Strategic growth initiatives generally cause the portion of expenses that are fixed to increase and, when combined with challenging market conditions, operating margins to decline.

Change	-3.9%	1.2%	-0.8%	-1.3%	4.3%	4.3%	-9.8%

Adjusted Operating Margin is calculated by dividing adjusted operating income by total revenues. Adjusted operating income for 2014 through 2017 excluded the impact of certain pre-offering compensation expense and for 2021 and 2022 excluded compensation expense related to market valuation changes within long-term incentive compensation plans. GAAP Operating Margin was 37.0%, 35.1%, 32.5%, 36.0%, 36.8%, 35.5%, 39.8%, 44.0%, and 34.6% for 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, and 2022 respectively. Adjusted measures are non-GAAP measures. See Annex A for non-GAAP reconciliations.See Annex A for non-GAAP reconciliations.

▪Weighted Average Management Fee. Over time, our weighted average management fee has declined, primarily as a result of a change in the proportion of our AUM managed in higher fee pooled investment vehicles. However, in general the firm has been successful in maintaining an attractive overall rate of fee due to the strength of our investment performance and our focus on limited capacity, high value-added investment strategies.

Change	-0.7	-1.7	-0.5	-1.0	-0.7	-0.2	-0.5

▪Investment Performance. We evaluate investment performance in a variety of ways, always focusing on the long-term results generated for our clients. Among other methodologies, we assess the performance of each Artisan investment strategy relative to its respective benchmark (i.e., value-added) and we consider the percentage of AUM that is managed in strategies for which the average annual gross composite return exceeded its benchmark.

Represents the amount in basis points by which the average annual gross composite returns of Artisan investment strategies, in the aggregate, outperformed or underperformed their respective benchmarks, over the time periods indicated. Trailing Asset Weighted Value-Added Returns is calculated based on the monthly gross composite performance of each Artisan strategy against its respective benchmark and weighted by the beginning of period AUM. Additional information regarding the calculation of investment performance can be found in Annex A.

Represents the percentage of our assets under management managed in strategies for which the average annual gross composite return exceeded the strategy's respective benchmark. Performance is measured for the average annual periods ended on the indicated dates. Includes assets under management in all strategies in operation throughout the period.
Percentage of AUM since inception period for 2020, 2021 and 2022 rounded up to 100% from 99.99%, 99.76%, and 99.60%, respectively.

The firm’s 2022 performance was impacted by significant volatility in global markets amid widespread concerns about elevated inflation, interest rate increases, the effects of the Russian invasion of Ukraine, the risk of a potential recession, ongoing uncertainty regarding COVID-19 and other global economic issues. Average assets under management for 2022 was 18% lower than for 2021, resulting in 19% lower revenue year over year. Adjusted operating margin was 34.3% for 2022, compared to 44.1% for 2021, reflecting our continued investments in the firm’s long-term growth despite 2022’s challenging market environment.2
Accordingly, despite the excellent progress executive officers made on the firm’s strategic objectives and key priorities during 2022, compensation for our named executive officers was adjusted downward relative to 2021. Mr. Colson’s performance-based compensation for 2022 was 18% lower than for 2021 and, as a group, our named executive officers’ performance-based pay decreased 20%.
Over the years, this evaluation process has ensured that executive compensation is aligned with the firm's financial results and that it is appropriate in light of the then-current market and economic conditions impacting our business. Given how rapidly these conditions, and therefore our performance, can change, the ability to make adjustments that are not driven by predetermined formulas is critical. And our proven process provides the measured flexibility needed to do so.

2 Adjusted measures are non-GAAP measures. See Annex A for non-GAAP reconciliations.

Determine Mix of Performance-Based Pay ✓
Once the amount of performance-based compensation was set, the Compensation Committee determined the appropriate mix of equity and cash for each executive. In making this determination, the Compensation Committee considered (i) the amount of equity available to be granted to executive officers and (ii) the alignment of executive officers’ interests with the firm’s clients, stockholders and key investment professionals.

The amount of equity available to be granted to executive officers is impacted by the firm’s long-standing philosophy on the allocation of long-term incentive awards. Artisan Partners is a people business. The firm’s success is dependent on the talented investment professionals who manage its investment strategies and have been primarily responsible for the strong investment returns achieved for clients. Therefore, we believe it is critically important that we provide compensation that attracts, motivates and retains these investment professionals and aligns their long-term economics with those of the firm’s clients and stockholders in a way that is sustainable over time. To that end, the vast majority of long-term incentive awards (generally 85% to 90%) are awarded to the firm’s investment team members—none of whom are executive officers. The remaining award, in the form of equity, is then allocated to key leaders and members of the firm’s management team, including executive officers.

Annual Long-Term Incentive Award
Our annual long-term incentive award consists of equity-based awards (described below) and franchise capital awards. Franchise capital awards are cash awards granted to investment professionals that are subject to the same long-term vesting and forfeiture provisions as our equity-based awards. Prior to vesting, though, franchise capital awards are generally invested in one or more of the investment strategies managed by the grantee’s investment team, thereby enhancing the alignment between our investment professionals and clients. When determining the size of the annual long-term incentive award, we first establish the amount of the investment teams' franchise capital award, which we currently expect to equal approximately 4% of the prior year's management fee revenue. The balance of the long-term incentive award—an amount determined by the firm's performance—consists of equity-based awards granted to our associates, including certain investment professionals, executive officers, and other key leaders.

This approach results in a limited amount of equity available to be granted to executives each year and, generally, a larger proportion of performance-based compensation being paid in cash. This outcome has several advantages. Receiving a significant performance-based cash bonus each year may mitigate the incentives executives may otherwise have to sell equity upon vesting for liquidity or tax reasons. Instead, the majority of equity awards continue to be held by executives long after they vest. In addition, larger performance-based cash bonuses provide executives with the capital required to make substantial investments in the firm’s investment strategies—a practice that is strongly encouraged.
The Compensation Committee believes that executives should hold a significant amount of equity in the firm relative to their total annual compensation and that a substantial portion of that equity should remain at risk throughout their careers. The amount of equity considered significant may vary for each executive officer depending on his or her specific circumstances and it may take a number of years for an executive to reach an amount that is truly significant. Executives with a long tenure at the firm already have a significant amount of equity at risk given the long-duration nature of the firm’s equity awards. When allocating equity, such an executive may receive a larger proportion of their annual performance-based compensation as a cash bonus so that a larger amount of equity can be awarded to those executives that are still building an equity stake in the firm.

The Compensation Committee determined that 2022 performance-based compensation for Mr. Colson, Mr. Daley, Mr. Gottlieb and Mr. Krein should be paid 30% in equity and 70% in cash. Ms. Johnson did not receive an equity award due to her expected retirement in March 2024.
In January 2023, the Compensation Committee recommended, and the Board approved, an aggregate long-term incentive award with a grant date fair value of approximately $57.1 million, consisting of $18.1 million of equity awards and $39.0 million of franchise capital awards for investment professionals. The equity portion of the long-term incentive award consisted of 517,386 restricted share-based awards, of which a total of 145,680 restricted shares (9% of the total long-term incentive award and 28% of the total equity grant) were awarded to our named executive officers. The balance of each named executive officer's performance-based compensation was paid in cash in February 2023.

	Equity Award
	Standard Award ($)	Career Award ($)	Performance-Based Cash Bonus ($)	Total Performance-Based Compensation ($)
Eric R. Colson	997,040	997,040	4,235,000	6,229,080
Charles J. Daley, Jr.	402,770	402,770	1,613,000	2,418,540
Jason A. Gottlieb	706,798	706,798	3,058,000	4,471,596
Sarah A. Johnson	—	—	1,400,000	1,400,000
Christopher J. Krein	442,064	442,064	1,800,000	2,684,128
The Compensation Committee's decision to grant restricted stock to all of our executive officers for 2022, rather than granting performance share units (PSUs) to Mr. Colson, Mr. Gottlieb and Mr. Krein as in prior years, was based on a number of factors, including the following.
▪The principle that our approach to executive compensation should reflect Who We Are as a firm is fundamental to our executive compensation program. At this time, the Compensation Committee feels that, for the reasons described under “Elements of Our Named Executive Officer Compensation”, awards of restricted stock with long duration vesting conditions are better able to incent and reward long-term value creation and sustainable growth and are more representative of Who We Are.
▪Consolidation in the asset management industry continues to reduce the number of publicly traded asset management firms and those that remain have a business model that is different from our approach to active management. It is increasingly difficult to identify a group of asset management firms that represent a comparable peer group for purposes of relative performance conditions.
▪The three-year performance period for the PSUs is short compared to the length of market cycles and our long-term time horizon in general. Volatile markets and uncertain economic conditions, like those we have recently experienced, increase the risk that a three-year performance period will not be representative of long-term results.
▪The existing performance metrics, focused on adjusted operating margin and total shareholder return, risk discouraging the pursuit of long-term strategic growth initiatives that may require significant investments in the near-term. Other performance measures commonly used by public companies are generally too formulaic and rigid for our business, which is heavily and directly impacted by extrinsic conditions.
Our awards of restricted stock and PSUs are described in more detail within “Elements of Our Named Executive Officer Compensation”.

Skin in the Game
In addition to having significant equity in the firm, Artisan’s executives have historically made, and continue to make, significant investments of their own after-tax capital in the strategies managed by the firm’s investment teams. We encourage these investments because we believe that it further aligns executives' financial interests with those of the clients that invest in Artisan’s investment strategies and the investment professionals that are responsible for the strategies’ success. Furthermore, the firm relies upon executives’ investments to provide seed capital that supports the launch of new strategies and products.			In 2022 alone, the firm’s executives made over $1.2 million of seed capital investments, the majority of which was invested by Mr. Colson. The amount Mr. Colson invested in 2022 represented 18% of his total 2021 pre-tax performance-based cash bonus.
Through ownership of both equity in the firm and investments in Artisan’s strategies, executives generally have a considerable amount of their net worth invested in the success of the firm. Ownership of firm equity and Artisan investments align executives’ interests with those of the firm’s stockholders, clients and key investment professionals. And together, these investments result in significant skin in the game.
	Firm Equity	Artisan Investments	Total Exposure to Artisan
Eric Colson*	$22.2 million	$23.4 million	$45.6 million
*As of December 31, 2022
As of December 31, 2022, Mr. Colson had over $45 million of his total net worth invested in the success of the firm, through approximately $22 million in firm equity and $23 million in investments in Artisan’s strategies. This $45 million represented more than 6 times Mr. Colson’s five-year average total compensation and more than 8 times his five-year average total cash compensation. The firm’s other executives also had a significant amount of exposure to the firm, ranging from one to over four times their five-year average total compensation.

ELEMENTS OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION
The elements of our named executive officer compensation program include:

Pay Element	Type	Purpose
Fixed Base Salary	Cash	▪Provide a degree of financial certainty and stability that does not depend on performance
Variable Performance-Based Compensation	Equity Award
▪Incent and reward long-term value creation and sustainable growth
▪Enhance the alignment of executives' interests with interests of long-term stockholders
▪Encourage retention and well-planned succession with career vesting awards

Cash Bonus
▪Incent and reward long-term value creation and sustainable growth
▪Provide a source of capital for executives' investments in the firm's strategies and vehicles, which aligns executives' interests with those of clients and investment professionals

Base Salary
Our named executive officers’ base salaries represent a relatively small portion of their overall total direct compensation. We believe that the majority of their pay should be based on performance.
The base salary for our Chief Executive Officer is $500,000 and for all other executive officers is $300,000. These base salaries are below our peer median and have not been increased since 2018. Throughout the firm’s history, executive salaries have only been increased one time—the 2018 increase.
Performance-Based Compensation—Equity Awards
Equity awards are determined after the end of each year consistent with the process detailed above.

The equity granted to our named executive officers is subject to long-term time vesting and, historically, in certain cases, performance vesting conditions. In addition, generally one-half of all equity awarded to our named executive officers contains career vesting conditions, which are described in more detail below.

Subjecting one-half of each equity award to career vesting conditions results, over the long-term, in a substantial portion of executives’ equity being at risk for the duration of their career. This result is achieved while issuing fewer shares to executives, resulting in less dilution for the firm’s stockholders.	The firm’s pre-IPO equity interests illustrated the benefits of a keen focus on long-term interest alignment, advance notice of retirement to facilitate well-planned succession and a strong equity ownership culture. Therefore, since the firm’s IPO, long-term incentives have been designed with those features in mind.

The Case for Career Awards
Relative to the typical equity awards used by public companies, we believe our career awards—whether in the form of restricted stock or performance share units—provide much better alignment of executives’ long-term financial interests with those of the firm’s clients and stockholders. To illustrate, assume our CEO receives a $1 million equity award each year, with one-half of each award subject to career vesting terms and the other half subject to a five-year time-vesting schedule. Assume the CEO of a hypothetical peer also receives a $1 million equity award over the same time period, but subject only to a four-year time-vesting condition, which is generally the average vesting period amongst our public company peers. At year five, our CEO has over $4.2 million of equity at risk, while the CEO of the hypothetical peer has less than $2.6 million at risk. At year ten, the CEO of the hypothetical peer still has less than $2.6 million at risk, while our CEO has nearly $7.3 million at risk.

	Total Equity at Risk
	Year One	Year Two	Year Three	Year Four	Year Five	...	Year Ten
Artisan	$1.00	$1.93	$2.78	$3.54	$4.22	...	$7.29
% of total compensation	14%	28%	40%	51%	60%		104%
Hypothetical Peer	$1.00	$1.77	$2.30	$2.58	$2.58	...	$2.58
% of total compensation	14%	25%	33%	37%	37%		37%
In millions. Equity at risk assumes a 3% growth rate. Percent of total compensation assumes total annual compensation of $7 million.

Although our hypothetical peer may award more equity as a percentage of total annual compensation, its CEO is incentivized to manage for short-term results and to mitigate their exposure to risk by selling equity as it vests. Conversely, our relatively smaller equity awards that are subject to career vesting terms incentivize our CEO (and other executives) to manage for the creation of sustainable, long-term value. And our relatively larger performance-based cash bonuses may mitigate their incentives to sell equity upon vesting for liquidity reasons and provide executives with the capital required to make significant after-tax investments in Artisan’s investment strategies.
We believe our career vesting awards are the ultimate performance-based awards given the long-duration alignment created. Our continued use of these awards illustrates the unique and differentiated way in which we approach executive compensation—avoiding generic "check-the-box" exercises in favor of a tailored approach that remains true to our long-term orientation and the fundamental principles that represent Who We Are.

Historically, equity awarded to our named executive officers has consisted of either restricted stock or performance share units. In fiscal year 2022, with respect to 2021 performance, our Board approved grants of performance share units to Mr. Colson, Mr. Gottlieb and Mr. Krein, while all other executive officers received restricted stock awards. In fiscal year 2023, with respect to 2022 performance, our Board approved grants of restricted stock to all executive officers.
Restricted Stock. Restricted stock awarded to our named executive officers consists of standard restricted shares and career shares. Our standard restricted shares vest pro-rata over the five years following the date of grant, subject to continued employment. With certain exceptions, career shares will only vest once they have become eligible to vest and a qualifying retirement occurs, as follows:
▪Vesting Eligibility: 20% of each career share award becomes eligible to vest in each of the five years following the year of grant.
▪Qualifying Retirement: Requires that the award recipient (i) has been employed by us for at least 10 years at the time of retirement; (ii) has provided, for named executive officers, 18 months’ notice of retirement (subject to our right to accept a shorter period of notice); and (iii) has remained at the Company through the retirement notice period.
Career shares and standard restricted shares will also vest upon a termination of employment due to death or disability and after a change in control if the Company terminates a named executive officer without cause or they resign without good reason, in either case, within two years of the change in control. In addition, after the fifth anniversary of the grant date, if the Company terminates a recipient without cause (as defined in the award agreement), eligible career shares will vest, provided that the recipient has at least 10 years of service with the Company at the time of termination.
Performance Share Units (PSUs). Certain of our named executive officers received PSUs in 2020, 2021 and 2022 in lieu of restricted stock awards. PSUs have a three-year performance period, after which achievement of the performance conditions is assessed by the Compensation Committee.
PSUs will be eligible to vest if performance conditions are met, as determined by the Compensation Committee after completion of the performance period, as follows:
▪50% of the PSUs will be eligible to vest if the recipient remains employed by Artisan through the performance period.
▪100% of the PSUs will be eligible to vest if the recipient satisfies the service condition and either (i) the firm’s adjusted operating margin during the performance period exceeds the median for a defined peer group3 or (ii) the firm’s total shareholder return during the performance period exceeds the median of the peer group.
▪150% of the PSUs will be eligible to vest if the recipient satisfies the service condition and both the operating margin and total shareholder return performance conditions.
Once the Compensation Committee has determined the number of PSUs that are eligible to vest with respect to a performance period, one-half of the total PSUs eligible to vest will vest and the underlying shares will be delivered. The other half of PSUs eligible to vest will be further subject to career vesting conditions that, with certain exceptions, means the PSUs will vest and the underlying shares will be delivered only upon a qualifying retirement as described above.
Similar to the restricted stock, PSUs will also vest upon a termination of employment due to death or disability and after a change in control if the Company terminates a named executive officer without cause or they resign without good reason, in either case, within two years of the change in control. In addition, after the fifth anniversary of the grant date, if the Company terminates a recipient without cause (as defined in the award agreement), all career PSUs previously determined to be eligible to vest but not having vested will vest, provided that the recipient has at least 10 years of service with the Company at the time of termination.
The peer group for purposes of the PSU awards granted in January 2022, with respect to 2021 performance consists of the following publicly traded asset management companies.

AllianceBernstein	Franklin Resources	T. Rowe Price Group
Affiliated Managers Group	Invesco	Victory Capital
BlackRock	Janus Henderson Investors	Virtus Investment Partners
Federated Hermes	Lazard
The peer group identified above is different from the executive reference group assembled by McLagan, the compensation consultant, which includes both public and private firms. The Compensation Committee may adjust the peer group used for the PSU awards in the event a merger, acquisition or other material corporate transaction impacts the status of a named peer.
We intend to continue to grant annual equity awards to our named executive officers. However, the size and structure of the equity awards previously granted may not be indicative of future awards. We generally expect that one-half of the equity awarded to our executive officers will include career vesting conditions.
Performance-Based Compensation—Cash Bonus
As described above under “2022 Executive Compensation Process and Decisions”, each year the aggregate amount of performance-based compensation for each executive officer, and how much of that amount can and will be paid in equity, is first determined. The balance of performance-based compensation for each executive officer is paid as a performance-based cash bonus.
For 2022, the Compensation Committee established a maximum amount of performance-based compensation and determined to apply negative discretion to each named executive officer’s total 2021 performance-based compensation when approving cash bonus amounts. Given this use of negative discretion and the fact that cash bonuses have always been contingent upon the achievement of key priorities, we have reported 2022 performance-based cash bonus amounts as non-equity incentive plan
3 For purposes of the PSU performance conditions, “adjusted operating margin” represents adjusted (non-GAAP) operating margin, if reported by the company. If adjusted operating margin is not reported, GAAP margin is used. If no operating margin is reported, consolidated revenues and consolidated expenses are used to calculate an operating margin. Additional adjustments may be made to the calculation of adjusted operating margin by the Compensation Committee as needed to improve the comparability amongst Artisan and the peer group. Adjusted measures are non-GAAP measures. See Annex A for the Company's non-GAAP reconciliations.

compensation in the tables that follow. The Compensation Committee expects to establish aggregate and individual maximum amounts of performance-based compensation and report performance-based cash bonus amounts as non-equity incentive plan compensation in the firm’s compensation tables.
Retirement Benefits
We believe that providing a cost-effective retirement benefit for the Company’s employees is an important recruitment and retention tool. Accordingly, the Company maintains, and each of the named executive officers participates in, a contributory defined contribution retirement plan for all U.S.-based employees, and matches 100% of each employee’s contributions (other than catch-up contributions by employees age 50 and older) up to the annual limit which, for 2022, is $20,500. We also maintain retirement plans or make retirement plan contributions (or equivalent cash payments) for our employees based outside the U.S. The opportunity to participate in a retiree health plan, at the sole expense of the retiree, is available to employee-partners and career share recipients who have at least 10 years of service with us at the time of retirement.
Other Benefits
Our named executive officers participate in the employee health and welfare benefit programs we maintain, including medical, group life and long-term disability insurance, and health care savings accounts, on the same basis as all U.S. employees, subject to satisfying any eligibility requirements and applicable law. We also generally provide employer-paid parking or transit assistance and, for our benefit and convenience, on-site food and beverages, benefits which our named executive officers enjoy on the same terms as all of our employees.
OTHER COMPENSATION POLICIES AND PRACTICES
Equity Ownership Guidelines. Executive officers are expected to own shares of the Company’s common stock and/or Class B common units of Artisan Partners Holdings equal in value to eight times base salary for the Chief Executive Officer and three times base salary for all other executive officers. Any individual becoming an executive officer will have a period of five years from the time of his or her designation as an executive officer to comply with the guidelines. As of December 31, 2022, each of our named executive officers held equity in excess of their base salary as follows: 44 times base salary for Mr. Colson; 11 times base salary for Mr. Daley; 20 times base salary for Mr. Gottlieb; 14 times base salary for Ms. Johnson; and 9 times base salary for Mr. Krein.
Compensation Clawback Policy. Our executive compensation clawback policy currently provides that in the event of a material restatement of the Company’s financial results within three years of the original reporting, the Board will review the facts and circumstances that led to the restatement and, if the Board determines that an executive officer engaged in fraud or willful misconduct leading to material noncompliance with any financial reporting requirements and the restatement, the Board may choose to recover certain compensation paid to an executive officer in an amount that the Board determines is the difference between the amount of compensation paid or granted to the executive officer and the amount of compensation that would have been paid or granted to the executive officer based upon the restated financial results. Compensation subject to this policy includes both cash and equity awards.
We will amend our executive compensation clawback policy in 2023, to comply with the NYSE’s final listing standard implementing the SEC’s clawback rule mandated by Section 954 of the Dodd-Frank Act.
Hedging and Pledging Policies. Our code of ethics and insider trading policies prohibit our directors and employees, including our executive officers, from engaging in hedging transactions involving any derivative security relating to Company securities, whether or not the instrument is issued by the Company. Our directors and employees are also restricted from pledging Company securities when they are in possession of material, nonpublic information or otherwise are not permitted to trade in Company securities, such as during any black-out period.

RISK MANAGEMENT AND OUR COMPENSATION PROGRAM
We have identified two primary risks relating to compensation: the risk that compensation will not be sufficient in amount or appropriately structured to attract and to retain talent, and the risk that compensation may provide unintended short-term incentives. To combat the risk that our compensation might not be sufficient or be inappropriately structured, we strive to use a compensation structure, and set compensation levels, for all employees in a way that we believe promotes retention. To avoid unintended short-term incentives, we make equity awards subject to multi-year vesting schedules and, for certain employees (including all of our named executive officers), provide for career vesting conditions on a portion of the equity awards received. In addition, our named executive officers are subject to equity ownership guidelines and a compensation clawback policy that applies to both cash and equity awards. We believe that both the structure and levels of compensation have aided us in attracting and retaining key personnel. In addition, we believe that the long duration nature of our equity awards prioritizes long-term value creation and sustainable growth. We have not seen any employee behaviors motivated by our compensation policies and practices that create increased risks for our stockholders.
Based on the foregoing, we do not believe that our compensation policies and practices motivate imprudent risk taking. Consequently, we are satisfied that any potential risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our Compensation Committee will continue to monitor the effects of its compensation decisions to determine whether risks are being appropriately managed.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in Artisan Partners Asset Management’s proxy statement.

                        Compensation Committee:
Jeffrey A. Joerres, Chair
Jennifer A. Barbetta
Tench Coxe

Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation of each of our named executive officers during the years ended December 31, 2022, 2021 and 2020.
The applicable SEC rules require that for purposes of the Summary Compensation Table, the value of an equity award be reported in the year of grant rather than the year with respect to which the equity award was made. Accordingly, stock awards reported for 2022, 2021 and 2020 reflect the equity awards made in January of each of those years. Because we consider the value of the equity awards we make each January to be a part of each named executive officer’s compensation for the prior year, we have included those values in the row for the prior year in the table at the beginning of the Compensation Discussion and Analysis, as well as in the table immediately following the Summary Compensation Table.

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Eric R. Colson Chief Executive Officer	2022	500,000	—	1,924,716	4,235,000	96,671	6,756,387
	2021	500,000	5,500,000	1,934,599	—	171,950	8,106,549
	2020	500,000	5,225,000	1,573,500	—	230,134	7,528,634
Charles J. Daley, Jr. Chief Financial Officer	2022	300,000	—	702,704	1,613,000	80,824	2,696,528
	2021	300,000	2,250,000	497,754	—	108,804	3,156,558
	2020	300,000	1,950,000	152,100	—	124,889	2,526,989
Jason A. Gottlieb President	2022	300,000	—	1,924,716	3,058,000	53,982	5,336,698
	2021	300,000	3,300,000	1,934,599	—	54,668	5,589,267
	2020	300,000	2,700,000	1,573,500	—	46,382	4,619,882
Sarah A. Johnson Chief Legal Officer	2022	300,000	—	677,588	1,400,000	78,912	2,456,500
	2021	300,000	1,400,000	497,754	—	100,275	2,298,029
	2020	300,000	1,150,000	152,100	—	105,610	1,707,710
Christopher J. Krein Head of Distribution	2022	300,000	—	1,283,358	1,800,000	51,545	3,434,903
	2021	300,000	2,000,000	1,289,773	—	51,787	3,641,560
	2020	300,000	1,500,000	388,700	—	45,110	2,233,810
(1) Amounts in this column represent the annual performance-based cash bonuses earned by our named executive officers in 2021 and 2020, paid in December 2021 and December 2020, respectively. Performance-based cash bonuses earned by our named executive officers in 2022 and paid in February 2023 are reported under the Non-Equity Incentive Plan Compensation column for the reasons described under "Elements of our Named Executive Officers' Compensation". See the Grants of Plan-Based Awards During 2022 table for more information about the 2022 performance-based cash bonus.

(2) Amounts reported represent the grant date fair value of the equity granted to each named executive officer in the year indicated as required by SEC rules. However, we consider the value of the equity awards we made in 2023, 2022 and 2021 to be a part of each named executive officer’s compensation for 2022, 2021 and 2020, respectively. Therefore, in the supplemental table immediately following the Summary Compensation Table, we report the grant date fair value of the equity awards for the year with respect to which it was granted. The values reported for awards of restricted shares represent the grant date fair value as computed in accordance with FASB ASC Topic 718 based upon the price of our common stock at the grant date. The values reported for PSUs represent the grant date fair value based upon the probable outcome of the performance conditions. In accordance with FASB ASC Topic 718, grant date fair value of the PSUs is based on satisfying the service condition, achieving the adjusted operating margin condition, and the outcome of the total shareholder return performance condition using a Monte Carlo valuation method. Adjusted measures are non-GAAP measures, which are explained in Annex A.

(3) Amounts in this column represent the aggregate dollar amount of all other compensation received by our named executive officers. All other compensation includes, but is not limited to (a) Company matching contributions to contributory defined contribution plan accounts equal to 100% of their pre-tax contributions (excluding catch-up contributions for named executive officers age 50 and older) up to the limitations imposed under applicable tax rules, which contributions totaled $20,500 for each named executive officer in 2022; (b) health and vision insurance premiums and HSA contributions paid by the Company for plans that are offered to all eligible employees on a nondiscriminatory basis in the aggregate amount of approximately $29,000 for each named executive officer in 2022; and (c) reimbursement for 2022 self-employment payroll tax expense as follows: $35,742 for Mr. Colson; $25,670 for Mr. Daley and $25,088 for Ms. Johnson.

As noted above, the Summary Compensation Table reflects the value of the equity awarded to each named executive officer in the year in which it was granted, as required by SEC disclosure rules. The supplemental table below reflects the value of the equity awarded to each named executive officer for the year with respect to which it was granted.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Eric R. Colson	2022	500,000	—	1,994,080	4,235,000	90,476	6,819,556
	2021	500,000	5,500,000	1,924,716	—	171,950	8,096,666
	2020	500,000	5,225,000	1,934,599	—	230,134	7,889,733
Charles J. Daley, Jr.	2022	300,000	—	805,540	1,613,000	80,824	2,799,364
	2021	300,000	2,250,000	702,704	—	108,804	3,361,508
	2020	300,000	1,950,000	497,754	—	124,889	2,872,643
Jason A. Gottlieb	2022	300,000	—	1,413,596	3,058,000	53,982	4,825,578
	2021	300,000	3,300,000	1,924,716	—	54,668	5,579,384
	2020	300,000	2,700,000	1,934,599	—	46,382	4,980,981
Sarah A. Johnson	2022	300,000	—	—	1,400,000	78,912	1,778,912
	2021	300,000	1,400,000	677,588	—	100,275	2,477,863
	2020	300,000	1,150,000	497,754	—	105,610	2,053,364
Christopher J. Krein	2022	300,000	—	884,127	1,800,000	51,545	3,035,672
	2021	300,000	2,000,000	1,283,358	—	51,787	3,635,145
	2020	300,000	1,500,000	1,289,773	—	45,110	3,134,883
(1) Represents equity awarded with respect to each of fiscal years 2022, 2021 and 2020. Ms. Johnson did not receive an equity award for 2022 due to her expected retirement in March 2024. 2022 equity awards for each executive officer consisted of shares of restricted stock. 2021 and 2020 equity awards for Mr. Daley and Ms. Johnson consisted of shares of restricted stock and for Mr. Colson, Mr. Gottlieb and Mr. Krein consisted of PSUs as set forth below:

		Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant Date	Threshold (#)	Target (#)	Grant Date Fair Value of Awards ($) (A)
Eric R. Colson	1/25/2022	17,988	53,964	1,924,716
	1/26/2021	14,106	42,317	1,934,599
Jason A. Gottlieb	1/25/2022	17,988	53,964	1,924,716
	1/26/2021	14,106	42,317	1,934,599
Christopher J. Krein	1/25/2022	11,994	35,982	1,283,358
	1/26/2021	9,405	28,212	1,289,773
(A) Represents the value of PSUs based on the expected outcome as of the date of grant. In accordance with FASB ASC Topic 718, grant date fair value is based on satisfying the service condition, achieving the adjusted operating margin condition, and the outcome of the total shareholder return performance condition using a Monte Carlo valuation method. Adjusted measures are non-GAAP measures, which are explained in Annex A.

GRANTS OF PLAN-BASED AWARDS DURING 2022
The following table provides information regarding plan-based awards granted to each of our named executive officers in the year ended December 31, 2022. In accordance with SEC rules, the table does not include equity awards that were granted in 2023, which we consider to be part of 2022 compensation. See above for information regarding those awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Threshold (#)	Target (#)
Eric R. Colson		—	5,500,000
	1/25/2022			17,988	53,964	—	1,924,716
Charles J. Daley, Jr.		—	2,250,000
	1/25/2022			—	—	16,787	702,704
Jason A. Gottlieb		—	3,300,000
	1/25/2022			17,988	53,964	—	1,924,716
Sarah A. Johnson		—	1,400,000
	1/25/2022			—	—	16,187	677,588
Christopher J. Krein		—	2,000,000
	1/25/2022			11,994	35,982	—	1,283,358
(1) The Compensation Committee granted the 2022 non-equity incentive awards under the Performance-Based Cash Bonus Plan. Under the Plan, the Board approved strategic objectives and key priorities for the executive officers and established a maximum amount of performance-based compensation for executive officers as a group in January 2022. When determining 2022 performance-based cash bonus awards, the Compensation Committee applied negative discretion to the total amount of performance-based compensation each was paid for 2021. The Compensation Committee has the ability to award no bonus under the Plan, therefore there is no minimum or threshold amount payable even if all key priorities are accomplished. The target amount reflects the prior year's payout amount. Actual amounts are reported in the Summary Compensation Table.

(2) Represents the minimum and maximum number of shares of stock that would be issued upon the vesting of the PSUs granted in 2022. There is no difference between target and maximum grant levels. A description of the performance conditions for the PSUs is provided above in “Compensation Discussion and Analysis—Elements of our Named Executive Officers' Compensation”. One-half of the total PSUs eligible to vest upon achievement of the performance condition(s) will vest and the underlying shares will be delivered. The other half of the PSUs eligible to vest will be further subject to career vesting conditions. Outstanding PSUs entitle the holder to dividend equivalents. Dividend equivalents are paid on PSUs at the same time, and in the same amounts, as dividends are paid on outstanding shares of our Class A common stock.

(3) Represents the number of restricted shares of our Class A common stock granted in 2022. One-half of each award consisted of standard restricted shares and the other half consisted of career shares. Vesting conditions for standard restricted shares and career shares are described above in the “Compensation Discussion and Analysis—Elements of our Named Executive Officers' Compensation”. Restricted shares of Class A common stock entitle the holder to dividends, which are paid at the same time, and in the same amounts, as dividends are paid on our other outstanding shares of Class A common stock.

(4) In accordance with FASB ASC Topic 718, grant date fair value of restricted stock awards is computed based upon the price of our common stock at the grant date. Grant date fair value of the PSUs is based on satisfying the service condition, achieving the adjusted operating margin condition, and the outcome of the total shareholder return performance condition using a Monte Carlo valuation method.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table provides information about the outstanding unvested equity awards held by each of our named executive officers as of December 31, 2022.

Name	Number of Shares or Units of Stock That Have not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Eric R. Colson	57,760	1,715,472	141,281	4,196,046
Charles J. Daley, Jr.	47,811	1,419,987	—	—
Jason A. Gottlieb	35,950	1,067,715	141,281	4,196,046
Sarah A. Johnson	45,951	1,364,745	—	—
Christopher J. Krein	13,621	404,544	64,194	1,906,562
(1) Represents the number of unvested restricted shares of Class A common stock and the number of unvested PSUs as of December 31, 2022 that are scheduled to vest as set forth in the table below. The number of PSUs shown here assumes target level vesting conditions were met as of December 31, 2022.

Name	Vest Date	Restricted Stock (#)	Performance Share Units (#)
Eric R. Colson	February 2023	4,594	22,500
	February 2024	1,945	21,159
	February 2025	—	26,982
	Qualified Retirement	51,221	70,640
Charles J. Daley, Jr.	February 2023	4,228	—
	February 2024	3,570	—
	February 2025	3,069	—
	February 2026	2,620	—
	February 2027	1,679	—
	Qualified Retirement	32,645	—
Jason A. Gottlieb	February 2023	5,325	22,500
	February 2024	4,000	21,159
	February 2025	—	26,982
	Qualified Retirement	26,625	70,640
Sarah A. Johnson	February 2023	3,958	—
	February 2024	3,510	—
	February 2025	3,009	—
	February 2026	2,560	—
	February 2027	1,619	—
	Qualified Retirement	31,295	—
Christopher J. Krein	February 2023	2,677	—
	February 2024	1,677	16,471
	February 2025	1,150	17,991
	Qualified Retirement	8,117	29,732
(2) Awards were valued based on the closing price of our Class A common stock on the NYSE on December 31, 2022, which was $29.70.

EQUITY AWARDS VESTED DURING THE YEAR ENDED DECEMBER 31, 2022
The following table provides information about the value realized by each of our named executive officers during the year ended December 31, 2022, upon the vesting of equity awards.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eric R. Colson	5,595	224,080
Charles J. Daley, Jr.	3,050	122,153
Jason A. Gottlieb	12,325	493,616
Sarah A. Johnson	2,840	113,742
Christopher J. Krein	3,036	121,592
(1) The value of the restricted shares of Class A common stock that vested during 2022 is based on the stock price of our Class A common stock on each respective vesting date.
CEO PAY RATIO - 29:1
Our CEO pay ratio compares our CEO’s annual total compensation in 2022 to that of the median of the annual total compensation of all other Company employees (the “Median Employee”) for the same period. The calculation of annual total compensation of all other employees was determined in the same manner as the “Total Compensation” shown for our CEO in the Summary Compensation Table above and therefore includes each employee’s base, bonus, equity-based awards, and the value of Company-paid benefits. We included all employees as of December 31, 2022 in our analysis.
The annual total compensation for 2022 for our CEO was $6,756,387 and for the Median Employee was $236,709. The resulting ratio of our CEO’s pay to the pay of our Median Employee for 2022 is 29 to 1.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its executive compensation decisions. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers, including with respect to equity awards.
The following tables set forth certain information regarding the compensation of our Chief Executive Officer (for purposes of this Pay versus Performance section, our PEO) and other named executive officers for the years ended December 31, 2022, 2021 and 2020, as well as certain information regarding our financial performance for each year.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions)	Company-Selected Measure: Revenue (in millions)
					Total Shareholder Return ("TSR") ($)	Peer Group TSR ($) (3)
2022	6,756,387	4,298,330	3,481,157	2,468,774	120.64	126.91	206.8	993.3
2021	8,106,549	7,877,028	3,671,354	3,603,201	175.58	161.92	336.5	1,227.2
2020	7,528,634	9,771,488	2,772,098	3,741,267	170.96	115.15	212.6	899.6

(1) For each year shown, our CEO was Mr. Colson and our other named executive officers included Mr. Daley, Mr. Gottlieb, Ms. Johnson and Mr. Krein.

(2) SEC rules require certain adjustments be made to "total compensation" as reported in the Summary Compensation Table to determine “compensation actually paid” as reported herein. In general, these adjustments relate to equity awards and dividends paid thereon. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total Compensation	Subtract: Summary Compensation Table Stock Awards	Add: Year-End Value of Unvested Equity Granted in Covered Year	Add: Change In Value of Prior Year Unvested Awards	Add: Change in Value of Equity Awards Vested in Covered Year	Add: Dividends Paid in Covered Year	Compensation Actually Paid
2022	PEO	6,756,387	(1,924,716)	1,360,852	(2,356,206)	(42,466)	504,479	4,298,330
	Other NEOs	3,481,157	(1,147,092)	811,892	(862,686)	(40,324)	225,827	2,468,774
2021	PEO	8,106,549	(1,934,599)	1,626,306	(425,984)	15,641	489,114	7,877,028
	Other NEOs	3,671,354	(1,054,970)	901,643	(139,873)	12,949	212,098	3,603,201
2020	PEO	7,528,634	(1,573,500)	2,172,750	1,296,521	28,876	318,207	9,771,488
	Other NEOs	2,772,098	(566,600)	801,180	568,342	23,672	142,576	3,741,267

(3) The TSR peer group consists of the Dow Jones U.S. Asset Managers Index.

The charts below show, for the prior three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and other named executive officers’ “compensation actually paid” (in millions) and (i) the Company’s TSR; (ii) the Company’s net income (in millions); and (iii) the Company’s revenue (in millions).

As required by SEC rules, the performance measures identified as the most important for 2022 executive compensation decisions are listed in the table below. A detailed description of the compensation determination process and a discussion of how each of these measures impacts the decisions made is provided in the Compensation Discussion and Analysis under “2022 Executive Compensation Process and Decisions”.

Most Important Performance Measures
Adjusted Operating Income*	Adjusted Operating Margin*
Revenue	Average Management Fee
AUM Growth Trends	Investment Performance
Sales Growth Trends
*Adjusted measures are non-GAAP measures. See Annex A for information regarding our non-GAAP measures.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our named executive officers are all employed on an “at will” basis, which enables us to terminate their employment at any time. Our named executive officers do not have agreements that provide severance benefits. We do not offer or have in place any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control (other than our contributory defined contribution plan). Under certain circumstances, a named executive officer may be offered severance benefits to be negotiated at the time of termination.
Equity awards granted to our named executive officers are evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or change in control on unvested awards. All outstanding equity awards will vest upon a termination of employment due to death or disability and, in the context of a change of control, if the Company terminates a named executive officer without cause or he or she resigns for good reason, in either case, within two years of the change in control. In addition, if on or after the fifth anniversary of a grant date, the Company terminates the employment of a career award recipient without cause (as defined in the applicable award agreement) and the recipient has at least ten years of service with the Company as of the date of termination, those career awards granted five years or more ago will vest in full as of the date of such termination, provided that for career PSUs, the PSUs had previously been determined to be eligible to vest by the Compensation Committee.

Each of our named executive officers has been granted standard restricted shares and career shares. Messrs. Colson, Gottlieb and Krein have also been granted performance share units, half of which are subject to career vesting conditions.
The following table provides the value of the accelerated vesting and retirement vesting of equity that would have been realized for each of the named executive officers if his or her employment had ended on December 31, 2022 under the circumstances indicated.

Name	Death or Disability ($)	Qualifying Termination in Connection with Change in Control ($)	Qualified Retirement ($) (1)	Involuntary Termination without Cause ($)
Eric R. Colson
Standard Restricted Shares (2)	194,208	194,208	—	—
Career Shares (3)	1,521,264	1,521,264	1,327,085	839,025
Standard Performance Share Units (2)	1,398,692	1,398,692	—	—
Career Performance Share Units (3)	1,398,662	1,398,662	—	—
Charles J. Daley, Jr.
Standard Restricted Shares (2)	450,430	450,430	—	—
Career Shares (3)	969,557	969,557	519,186	341,550
Jason A. Gottlieb
Standard Restricted Shares (2)	276,953	276,953	—	—
Career Shares (3)	790,763	790,763	—	—
Standard Performance Share Units (2)	1,398,692	1,398,692	—	—
Career Performance Share Units (3)	1,398,662	1,398,662	—	—
Sarah A. Johnson
Standard Restricted Shares (2)	435,283	435,283	—	—
Career Shares (3)	929,462	929,462	494,238	341,550
Christopher J. Krein
Standard Restricted Shares (2)	163,469	163,469	—	—
Career Shares (3)	241,075	241,075	—	—
Standard Performance Share Units (2)	705,761	705,761	—	—
Career Performance Share Units (3)	565,280	565,280	—	—
(1) Amounts shown in the “Qualified Retirement” column reflect the value of career shares that have satisfied the pro-rata vesting and 10 years of service requirements as of December 31, 2022 and would therefore be eligible to vest had the named executive officer provided 18 months' advance notice and retired as of that date. In April 2023, Ms. Johnson provided notice of her retirement, and the Company agreed to a shorter notice period with a retirement effective date of March 1, 2024. For named executive officers that hold Class B common units of Artisan Partners Holdings, the number of shares received upon exchange of Class B common units that may be sold in any one-year period may increase upon retirement, provided that the named executive officer gave sufficient notice of retirement. In addition, all career award recipients, including each of our named executive officers, have the opportunity to participate in a retiree health plan, at the sole expense of the retiree.

(2) Represents the value of the accelerated vesting of standard restricted shares and standard PSUs based on the closing price of our Class A common stock on the NYSE on December 31, 2022, which was $29.70 per share. Any outstanding standard restricted shares and standard PSUs will become fully vested upon the holder’s death or disability or upon a qualifying termination of employment in connection with a change in control (subject to continued employment through such occurrence).

(3) Represents the value of the accelerated vesting and retirement vesting of career shares and career PSUs based on the closing price of our Class A common stock on the NYSE as of December 31, 2022, which was $29.70 per share. Any outstanding career shares and career PSUs will become fully vested upon the holder’s death or disability or upon a qualifying termination of employment in connection with a change in control (subject to continued employment through such occurrence). Career PSUs that have met the performance vesting conditions and outstanding career shares will also fully vest if, after the fifth anniversary of the grant date, the Company terminates the holder without cause (as defined in the award agreement), provided that he or she has at least 10 years of service with the Company at the time of termination.

OTHER BENEFITS
We do not sponsor or maintain any defined benefit pension or retirement benefits for the benefit of our named executive officers.
We do not sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our named executive officers.
EMPLOYMENT AGREEMENTS
We do not have employment agreements with any of our named executive officers. Upon commencement of employment, each named executive officer received an offer letter outlining the initial terms of employment. None of these terms affected compensation paid to our named executive officers in 2022 and will not affect compensation paid in future years.
Each of our named executive officers has agreed, pursuant to his or her equity award agreements, to certain restrictive covenants, including agreements not to compete with us or solicit our clients and employees, in each case for one year after he or she ceases to be employed by the Company. The enforceability of the restrictive covenants may be limited depending on an individual’s particular facts and circumstances.
Equity Compensation Plan Information
The following table sets forth information with respect to the Company’s 2013 Omnibus Incentive Compensation Plan (the “Prior Plan”) and the 2013 Non-Employee Director Plan (the “Prior Director Plan”), each of which were in effect as of December 31, 2022 and under which equity securities of the Company were authorized for issuance. No further awards will be granted under these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity Compensation Plans Approved by Stockholders	714,148	—	3,681,630
Equity Compensation Plans Not Approved by Stockholders	—	—	—
(1) Amount includes 367,392 outstanding restricted stock units and 346,756 outstanding performance share units at the maximum potential vesting level, granted under the Prior Plan and Prior Director Plan. Unvested restricted shares of stock granted under the Prior Plan are excluded because they are issued and outstanding.

(2) Consists of 2,967,582 and 714,048 shares remaining available for issuance under shares remaining available for issuance under our Prior Plan and Prior Director Plan, respectively, as of December 31, 2022.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of April 6, 2023, for:
▪each person known by us to beneficially own more than 5% of any class of our outstanding shares as of April 6, 2023, or such other date as indicated in the footnotes below;
▪each of our named executive officers;
▪each of our directors; and
▪all of our executive officers and directors as a group.
Because we have disclosed the ownership of shares of our Class B common stock and Class C common stock (which correspond to partnership units that are exchangeable for Class A common stock), the shares of Class A common stock underlying partnership units are not separately reflected in the table below.
Applicable percentage ownership is based on 68,759,809 shares of Class A common stock (including 304,773 restricted stock units that are currently outstanding), 2,491,147 shares of Class B common stock and 9,025,147 shares of Class C common stock outstanding at April 6, 2023. The aggregate percentage of combined voting power represents voting power with respect to all shares of our common stock voting together as a single class and is based on 79,971,330 total votes attributed to 79,971,330 total shares of outstanding common stock, as each share of our common stock entitles its holder to one vote per share.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
Except as otherwise indicated, the address for each stockholder listed below is c/o Artisan Partners Asset Management Inc., 875 E. Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

							Aggregate % of Combined Voting Power
	Class A(1)		Class B		Class C
	No. of Shares	% of Class	No. of Shares	% of Class	No. of Shares	% of Class
Directors, Named Executive Officers and Members of the Stockholders Committee:
Stockholders Committee(2)	6,737,225	9.8%	2,491,147	100.0%	—	—	11.5%
Eric R. Colson(3)(4)	226,933	*	482,463	19.4%	—	—	—
Charles J. Daley, Jr.(3)(5)	74,283	*	60,050	2.4%	—	—	*
Jason A. Gottlieb(3)(4)	134,907	*	—	—	—	—	—
Sarah A. Johnson(3)	71,591	*	74,464	3.0%	—	—	*
Christopher J. Krein(3)(4)	48,237	*	—	—	—	—	—
Gregory K. Ramirez(3)	83,335	*	77,364	3.1%	—	—	*
Jennifer A. Barbetta(6)	13,809	*	—	—	—	—	—
Matthew R. Barger(6)(7)	56,955	*	—	—	1,242,002	13.8%	1.6%
Tench Coxe(6)(8)	537,023	*	—	—	—	—	*
Stephanie G. DiMarco(6)(9)	134,543	*	—	—	—	—	*
Jeffrey A. Joerres(6)(10)	60,455	*	—	—	—	—	*
Saloni S. Multani(6)(11)	13,080	*	—	—	—	—	—
Andrew A. Ziegler(6)(12)	53,897	*	—	—	3,455,973	38.3%	4.3%
Directors and executive officers as a group	7,657,587	11.1%	2,491,147	100.0%	4,697,975	52.1%	18.1%
5+% Stockholders:
James C. Kieffer(3)	—	—	427,030	17.1%	—	—	—
Michael C. Roos(3)	9,680	*	301,505	12.1%	—	—	*
MLY Holdings Corp.(3)(13)	—	—	249,751	10.0	—	—%	—%
Maria Negrete(3)	46,500	*	135,033	5.4%	—	—	—
Artisan Investment Corporation(12)	—	—	—	—	3,455,973	38.3%	4.3%
Arthur Rock 2000 Trust	—	—	—	—	1,153,280	12.8%	1.4%
Scott C. Satterwhite	—	—	—	—	723,768	8.0%	*
Big Fish Partners LLC	—	—	—	—	484,385	5.4%	*
Kayne Anderson Rudnick Investment Management LLC(14)	6,493,310	9.4%	—	—	—	—	7.2%
The Vanguard Group(15)	6,583,018	9.6%	—	—	—	—	*
Blackrock Inc.(16)	4,664,364	6.8%	—	—	—	—	5.7%
*Less than 1%.
(1)    Subject to certain exceptions, the persons who hold shares of our Class B and Class C common stock (which correspond to partnership units that generally are exchangeable for Class A common stock) are currently deemed to have beneficial ownership over a number of shares of our Class A common stock equal to the number of shares of our Class B and Class C common stock reflected in the table above, respectively. Because we have disclosed the ownership of shares of our Class B and Class C common stock, the shares of Class A common stock underlying partnership units are not separately reflected in the table above.
(2)    Each of our employees to whom we have granted equity has entered into a stockholders agreement pursuant to which they granted an irrevocable voting proxy with respect to all shares of our common stock they have acquired from us and any shares they may acquire from us in the future to a stockholders committee currently consisting of Mr. Colson, Mr. Daley and Mr. Ramirez. All shares subject to the stockholders agreement are voted in accordance with the majority decision of those three members. Shares cease to be subject to the agreement when sold by the employee or upon the termination of the employee’s employment with us. The number of shares of Class A and Class B common stock in this row includes all shares of Class A and Class B common stock that we have granted to current employees and that have not yet been sold by those employees. As members of the stockholders committee, Mr. Colson, Mr. Daley and Mr. Ramirez share voting power over all of these shares. Other than as shown in the row applicable to each of them individually, none of Mr. Colson, Mr. Daley or Mr. Ramirez has investment power with respect to any of the shares subject to the stockholders agreement, and each disclaims beneficial ownership of such shares.
(3)    Pursuant to the stockholders agreement, Mr. Colson, Mr. Daley, Mr. Gottlieb, Ms. Johnson, Mr. Krein, Mr. Ramirez, MLY Holdings Corp., Mr. Kieffer, Mr. Roos, and Ms. Negrete each granted an irrevocable voting proxy with respect to all of the shares of our common stock he or she has acquired from us and any shares he or she may acquire from us in the future to the stockholders committee described in footnote 2 above. Each retains investment power with respect to the shares of our common stock he or she holds, which are the shares reflected in the row applicable to each person. Certain shares belonging to Mr. Daley, Ms. Johnson, Mr. Ramirez and Mr. Roos are not subject to the stockholders agreement.
(4)     Does not include outstanding performance share units (“PSUs”) held by each of Mr. Colson, Mr. Gottlieb and Mr. Krein that are subject to future vesting to the extent that certain service conditions and performance objectives are achieved. 64,187 PSUs are held by each of Mr. Colson and Mr. Gottlieb, and 42,796 PSUs are held by Mr. Krein. For each of Mr. Colson and Mr. Gottlieb, the amount shown includes 22,500 earned PSUs that have met the performance conditions but remain subject to a qualified retirement vesting provision.
(5)    Includes 200 shares of Class A common stock held by Mr. Daley’s daughter.
(6)    Includes the shares of Class A common stock underlying restricted stock units granted to our non-employee directors. The underlying shares will be delivered on the earlier to occur of (i) a change in control of Artisan and (ii) assuming the restricted stock units have vested, the termination of such person’s service as a director. Restricted stock units do not have voting rights.
(7)    Includes (i) 56,955 restricted stock units held by a revocable trust, (ii) 647,002 shares of Class C common stock held by a revocable trust and (iii) 595,000 shares of Class C common stock held by annuity trusts. Mr. Barger is a trustee of each trust and has voting and investment authority over the shares held by the trusts.
(8)     Includes (i) 46,612 restricted stock units, 32,803 of which are held for the benefit of the managing directors of the general partner of Sutter Hill Ventures, (ii) 22,411 shares of Class A common stock held by a trust of which Mr. Coxe is a co-trustee and beneficiary, (iii) 50,000 shares of Class A common stock held by a limited partnership of which Mr. Coxe is a trustee of a trust that is the general partner, (iv) 270,000 shares of Class A common stock held directly by Mr. Coxe, (v) 50,000 shares of Class A common stock held by a profit sharing plan for the benefit of Mr. Coxe and (vi) 98,000 shares of Class A common stock held by Mr. Coxe's spouse.
(9)     Includes (i) 29,418 restricted stock units held directly, (ii) 20,308 shares of Class A common stock held by a charitable trust and (iii) 50,770 shares of Class A common stock and 34,047 restricted stock units held by a living trust. Ms. DiMarco is a trustee of each trust and has voting and investment authority over the shares held by the trusts.
(10)    Includes 56,955 restricted stock units.
(11)    Consists of 13,080 restricted stock units.
(12)     Includes 53,897 restricted stock units. The Class C shares reflected in the row applicable to Mr. Ziegler individually are owned by Artisan Investment Corporation. Mr. Ziegler and Carlene M. Ziegler, who are married to each other, control Artisan Investment Corporation.
(13)     MLY Holdings Corp. is a Delaware corporation through which Mark L. Yockey holds his shares of Class B common stock. Mr. Yockey is the sole director of MLY Holdings Corp.
(14)     This information has been derived from the Schedule 13G filed with the SEC on February 14, 2023 by Kayne Anderson Rudnick Investment Management LLC which states that Kayne Anderson Rudnick Investment Management had sole voting power over 4,354,495 shares, sole dispositive power over 5,116,078 shares and shared voting and dispositive power over 1,377,232 shares of Class A common stock as of December 31, 2022. The address of Kayne Anderson Rudnick Investment Management is 2000 Avenue of the Stars, Los Angeles, California, 90067.
(15)     This information has been derived from the Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. which states that Vanguard Group had sole voting power over zero shares, shared voting power over 82,089 shares, sole dispositive power over 6,433,275 shares, and shared dispositive power over 149,743 shares of Class A common stock as of December 31, 2022. The address of the Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania, 19355.
(16)     This information has been derived from the Schedule 13G filed with the SEC on January 31, 2023 by BlackRock Inc. which states that BlackRock had sole voting power over 4,543,882 shares and sole dispositive power over 4,664,364 shares of Class A common stock as of December 31, 2022. The address of Blackrock Inc. is 55 East 52nd Street, New York, NY 10055.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K.
We urge you to read the Compensation Discussion and Analysis section of this proxy statement for a comprehensive discussion of our executive compensation philosophy and approach, as well as the 2022 compensation decisions for our named executive officers.
Because your vote is advisory, it will not be binding on the Company or our Board. However, our Board and the Compensation Committee will review the voting results and consider the outcome of the vote when making future decisions regarding our executive compensation program.
Accordingly, we ask our stockholders to approve the following resolution regarding our executive compensation program.
“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
RECOMMENDATION OF THE BOARD
The Board recommends that you vote FOR the proposal to approve the named executive officer compensation awarded to our named executive officers as disclosed in this proxy statement.
Proposal 3: Approval of the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan
On April 3, 2023, our Board adopted the Company’s 2023 Omnibus Incentive Compensation Plan (the “2023 Plan”), subject to stockholder approval. We are now asking our stockholders to approve the 2023 Plan, which will make 6,400,000 Class A common shares of the Company’s stock available for issuance to our associates and other eligible participants. The 2023 Plan is intended to replace our 2013 Omnibus Incentive Compensation Plan (the “Prior Plan”), which was adopted in connection with the Company’s initial public offering, and has now expired. Approval of the 2023 Plan now will ensure there is no interruption in the Company’s annual equity grant practices.
The material features of the 2023 Plan are summarized below and the full text of the 2023 Plan is attached as Annex B to this proxy statement. You should read the 2023 Plan carefully before you decide how to vote on this proposal.
WHY STOCKHOLDERS SHOULD APPROVE THE PLAN
The 2023 Plan is Key to Attracting and Retaining Top Talent
Attracting and retaining top talent in this very competitive industry is essential. As a people business, the Company’s success is dependent on the talented investment professionals who manage our investment strategies and the management team and associates that maintain our business model and investment culture. We believe our long-term incentive compensation program is critical to providing compensation that attracts and retains these professionals. Equity-based awards are valued by our associates and help create an ownership mindset that fosters stability and enhances motivation. In addition, our career vesting awards, which generally represent one-half of the equity granted to our key leaders, require advance notice of retirement, promoting well-planned succession.
The 2023 Plan will Facilitate Alignment of Long-Term Interests with Stockholders
Our long-term incentive compensation program is crucial to rewarding the achievement of superior long-term performance and aligning the interests of our key leaders with those of our clients, stockholders and key investment professionals in a way that is sustainable over time. Our approach to compensation of our key leaders is based on a modest base salary coupled with a performance-based cash bonus plan, and long-term incentive awards that vest either over five years or upon a qualified retirement. We believe that this practice ties our associates’ long-term economic interests to those of our clients and stockholders, and provides a significant incentive to protect and enhance stockholder value.
We Have a History of Prudent Use of Equity
As of December 31, 2022, 2,967,582 shares of our Class A common stock remained available for grant under the Prior Plan. That number was further reduced by 517,386 shares of Class A common stock as a result of grants made subsequent to December 31, 2022 and prior to the termination of the Prior Plan.
As of April 6, 2023, there were 2,454,098 shares of our Class A common stock that remained ungranted under the Prior Plan and 5,663,711 unvested shares issued or issuable pursuant to equity awards outstanding.
In determining to adopt the 2023 Plan, we considered the following:
▪Share Reserve. The Board has approved the reservation of 6,400,000 shares of our Class A common stock under the 2023 Plan, which includes 2,454,098 shares that remained available for issuance under our Prior Plan upon its termination.
▪Dilution. In calendar years 2020, 2021 and 2022, the end-of-year overhang rate (calculated by dividing (i) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (ii) the sum of the total number of Class A, Class B and Class C shares outstanding at the end of the calendar year plus the sum of (i) above) was 5.8%, 5.0% and 4.1%, respectively.
▪Burn Rate. The following table provides data on our annual share usage under the Prior Plan for the last three full fiscal years.

Year	Shares Subject to Awards Granted	Weighted Average Class A Shares Outstanding	Annual Equity Burn Rate *
2020	1,009,455	60,972,979	1.7%
2021	854,401	65,277,011	1.3%
2022	932,613	68,077,716	1.4%
Average 3-Year Burn Rate			1.4%
* Burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the indicated period by (ii) the weighted average Class A shares outstanding for the applicable year.

Our 2023 Plan Incorporates Best Practices
Key provisions of the 2023 Plan are designed to protect stockholders’ interests and promote effective corporate governance, including the following:
▪No Evergreen Feature. The 2023 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the 2023 Plan.
▪Administration by Independent Committee. Awards are administered by the Compensation Committee, an independent committee of our Board.

▪Repricing and Reloading Prohibited. Stock options and Stock Appreciation Rights (SARs) may not be repriced, including through amendment, cancellation in exchange for the grant of a substitute award or repurchase for cash or other consideration, without stockholder approval if the effect would be to reduce the exercise price for the shares subject to the award.
▪No Discounted Stock Options or SARs. Stock options and SARs must be granted with an exercise price equal to or greater than the fair market value of a share of our common stock on the date of grant (except under limited circumstances related to awards assumed or substituted in connection with certain corporate transactions).
▪No Excise Tax Gross-Ups. The 2023 Plan does not provide for any excise tax gross-up benefits.
▪No Liberal Share Counting. The 2023 Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered by the grantee or withheld by the Company on the exercise of an option, SAR or other award or to satisfy any tax withholding obligation with respect to an award).
▪Clawback. Awards granted under the 2023 Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy.
Other Company policies that help align the interests of our executive officers, employees and consultants with those of our stockholders include our policies that prohibit our employees from hedging our common stock, and our minimum stock ownership guidelines for our executive officers. See the related discussion in “Compensation Discussion and Analysis—Other Compensation Policies and Practices”.
Failure to Approve the 2023 Plan would Increase Reliance on Cash Compensation
If the 2023 Plan is not approved, we may be required to significantly increase the cash component of our compensation programs for our associates, including our investment professionals, executive officers and other key leaders in order to remain competitive and to create appropriate incentive opportunities. Replacing equity awards with cash awards would not only misalign the interests of our key leaders with the interests of our stockholders, it would also increase our cash compensation expense and necessitate the use of cash that we could use for other business priorities or pay out as dividends to shareholders.
SUMMARY OF THE 2023 PLAN
A copy of the full text of the 2023 Plan is attached as Annex B to this proxy statement and the summary below of the 2023 Plan is qualified in its entirety by reference to the text of the 2023 Plan. For additional information regarding equity-based compensation granted to our named executive officers, see “Compensation Discussion and Analysis.”
Purpose
The 2023 Plan is designed to help the Company: (1) attract, retain and motivate key employees (including prospective employees), consultants and others (other than non-employee directors of the Company; (2) align the interests of such persons with the Company’s stockholders; and (3) promote ownership of the Company’s equity.
Administration
The 2023 Plan will be administered and interpreted by the Compensation Committee. The Compensation Committee is authorized to select employees and consultants to receive awards, determine the type of awards to be made, determine the number of equity-based securities subject to any award and the other terms and conditions of such awards.
Eligibility
All employees and consultants (excluding, for the avoidance of doubt, any non-employee director of the Company) are eligible to receive awards under the 2023 Plan, as determined by the Compensation Committee. As of April 6, 2023, we had approximately 560 employees and approximately 32 consultants.

Shares Available for Grant under the 2023 Plan
Subject to adjustment as described below, the total number of shares that may be granted under the 2023 Plan is equal to (i) 3,945,902, plus (ii) 2,454,098 authorized shares remaining available for issuance under the Prior Plan and (iii) any shares that are subject to or underlie awards granted under the Prior Plan which are forfeited. Grants of Class B awards will reduce the number of shares that may be granted under the 2023 Plan on a one-for-one basis. Shares of common stock subject to awards that are assumed, converted or substituted under the 2023 Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the 2023 Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2023 Plan and do not reduce the maximum number of shares available for grant under the 2023 Plan, subject to applicable stock exchange requirements.
If any award granted under the 2023 Plan is forfeited (including any restricted shares repurchased by the Company at the same price paid by the grantee and returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement will be available for future grants of awards under the 2023 Plan and will be added back in the same number of shares as were deducted in respect of the grant of such award. The payment of dividend equivalent rights in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2023 Plan. Shares tendered by the grantee or withheld by the Company on the exercise of an option, stock appreciation right or other award or to satisfy any tax withholding obligation with respect to an award will not become available for issuance under the 2023 Plan.
No more than 6,400,000 shares (subject to adjustment as described below) may be issued upon the exercise of “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) granted under the 2023 Plan.
Shares issued under the 2023 Plan would be authorized and unissued Shares. The fair market value of one share on April 6, 2023 was $31.78 per share (the average of the high and low market price on the NYSE on that date).
Estimate of Benefits
Because awards under the 2023 Plan are made by the Compensation Committee, it is not possible to determine the benefits that will be received by our executive officers, other employees and consultants. Information on our most recent equity awards is set forth in the “Compensation Discussion and Analysis”.
Adjustment of and Changes in Shares
In the event of any change in the outstanding shares as a result of any increase or decrease in the number of issued shares of common stock (or issuance of shares of stock other than shares of common stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution, the Compensation Committee will adjust the number of shares of common stock authorized pursuant to the 2023 Plan, adjust the number of shares of common stock that can be issued through Incentive Stock Options and/or adjust the terms of any outstanding awards in such manner as it deems appropriate to prevent the enlargement or dilution of rights; provided that no such adjustment will be made if or to the extent that it would cause an outstanding award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.
Clawback/Recoupment
Awards granted under the 2023 Plan will be subject to the clawback or recapture policy, if any, that the Company or any subsidiary may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Company be repaid to Company after they have been distributed to the grantee.
Amendment and Termination
Unless otherwise provided in the 2023 Plan or in an award agreement, the Board of Directors may from time to time suspend, discontinue, revise or amend the 2023 Plan in any respect whatsoever but, subject to the terms of the 2023 Plan, no such amendment will materially adversely impair the rights of the grantee of any award without the grantee’s consent.
Types of Awards
Stock Options. Stock options entitle the holder to purchase the Company’s shares at a per share price determined by the Compensation Committee, which in no event may be less than the fair market value of the Shares on the date of grant. Options may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “non-qualified” stock options.
Stock options are exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercisable after 10 years from the date of grant. Unless otherwise noted in the award agreement, the fair market value of the common stock will be its closing price on the NYSE on the date of grant of the award of stock options. To exercise a stock option, the grantee must give written notice to the Company specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include personal check, shares of common stock, based on the fair market value as of the exercise date, of the same class as those to be granted by exercise of the stock option, any other form of consideration approved by the Company and permitted by applicable law and any combination of the foregoing. The Compensation Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Compensation Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The 2023 Plan does not provide for the grant of “reload stock options” (meaning, if a grantee were to pay the applicable exercise in shares already owned, the grantee would automatically be granted a new option in the amount of the surrendered shares).
Stock Appreciation Rights. SARs may be granted to eligible recipients in such number and at such times during the term of the 2023 Plan as the Compensation Committee may determine. The exercise price per share with respect to each SAR will be determined by the Compensation Committee but, except as otherwise permitted under the 2023 Plan, may never be less than the fair market value of the common stock. Unless otherwise noted in the award agreement, the fair market value of the common stock will be its closing price on the NYSE on the date of grant. In no event will any SAR be exercisable after the expiration of 10 years from the date on which the SAR is granted. Each SAR may vest and be exercised in such installments as may be determined in the award agreement at the time the SAR is granted. Subject to any limitations in the applicable award agreement, any SARs not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the SAR.
Restricted Shares. The Compensation Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Upon the delivery of such shares, the grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Compensation Committee may include in the applicable award agreement. Each grantee of an award of restricted shares will be issued a certificate in respect of such shares, unless the Compensation Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a certificate is issued in respect of restricted shares, such certificate may be registered in the name of the grantee, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, but will be held by the Company or its designated agent until the time the restrictions lapse.
Restricted Stock Units. The Compensation Committee may grant awards of RSUs in such amounts and subject to such terms and conditions as the Compensation Committee may determine. A grantee of a RSU will have only the rights of a general unsecured creditor of the Company, until delivery of shares of common stock, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, the grantee of each RSU not previously forfeited or terminated will receive one share of common stock, cash or other securities or property equal in value to a share of common stock or a combination thereof, as specified by the Compensation Committee.
Dividend Equivalent Rights. The Compensation Committee may include in the award agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of common stock covered by such award if such shares had been delivered pursuant to such award.
Other Stock-Based or Cash-Based Awards. The Compensation Committee may grant other types of equity-based, equity-related or cash-based awards (including the grant or offer for sale of unrestricted shares of common stock, performance share awards or performance units settled in cash and awards valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, Class B common units of Artisan Partners Holdings LP (“Class B Awards”) in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Such awards may entail the transfer of actual shares of common stock to a grantee and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Class B Awards may be in the same form as awards that are permitted to be granted under the 2023 Plan with respect to common stock. Class B Awards may also be in the form of a “profits interest” within the meaning of Revenue Procedure 93-27.
Vesting
The Compensation Committee will determine the time or times at which awards become vested, unrestricted or may be exercised, subject to the limitations described below.
Change in Control
In the event of a change in control (as defined in the 2023 Plan), unless the Compensation Committee determines otherwise, if a grantee’s employment is terminated by the Company or any subsidiary or any successor entity thereto without cause (as defined in the 2023 Plan), or the grantee resigns the grantee’s employment for good reason (as defined in the 2023 Plan), in either case, on or within two years after a change in control, (i) each award granted to such grantee prior to such change in control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and (ii) any shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such grantee’s termination of employment. As of the change in control date, any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level at the date of the change in control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the change in control in accordance with the original performance period.
Material U.S. Federal Income Tax Consequences of Awards
Below is a brief summary of the principal U.S. federal income tax consequences of awards under the 2023 Plan under current law. The following discussion summarizes certain United States federal income tax consequences of the issuance of the awards that may be granted under the 2023 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of equity awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory tax provisions are subject to change, as are their interpretations, and, moreover, their application may vary in individual circumstances. This summary does not cover federal employment tax or other federal tax consequences associated with awards under the 2023 Plan, nor does it address state, local, or non-United States tax consequences. grantees who are granted awards under the 2023 Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.
Incentive Stock Options. Upon the grant or exercise of an incentive stock option, no income will be recognized by the optionee for federal income tax purposes, and the Company will not be entitled to any deduction. If the shares acquired upon exercise are not disposed of within the one year period beginning on the date of the transfer of the shares to the optionee, nor within the two year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long term capital gain or loss. In such event, no deduction will be allowed to the Company. If such shares are disposed of within the periods referred to above, the excess of the fair market value of the shares on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The amount by which the fair market value of the shares at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference that could subject the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.
Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction. All option grants to consultants that are not natural persons are treated as non-qualified options for federal income tax purposes.
Stock Appreciation Rights. Upon the grant of a SAR, no taxable income will be realized by the holder, and the Company will not be entitled to any tax deduction. Upon the exercise of a SAR, the amount by which the fair market value of the shares at the time of exercise exceeds the grant price will be taxed as ordinary income to the holder, and the Company will be entitled to a corresponding deduction.
Performance Shares and Restricted Shares. A grantee will not be subject to tax upon the grant of a RSU, or upon the grant of actual restricted shares, unless such grantee makes the election referred to below with respect to restricted shares. Upon the vesting date (the date of lapse of the applicable forfeiture conditions or transfer restrictions, in the case of share awards and, in the case of unit awards, the date of vesting and distribution of the shares and/or cash underlying the units), the grantee will recognize ordinary income equal to the fair market value of the shares and/or cash received (less any amount such grantee may have paid for the shares), and the Company generally will be entitled to a deduction equal to the amount of income recognized by such grantee. In the case of an award of actual restricted shares, if any dividends are paid on such common shares prior to the vesting date, they will be includible in a grantee’s income during the restricted period as additional compensation (and not as dividend income).
A grantee may elect to recognize immediately, as ordinary income, the fair market value of restricted shares (less any amount paid for the shares) on the date of grant, without regard to applicable forfeiture conditions and transfer restrictions. This election is referred to as a Section 83(b) election. If a grantee makes this election, the holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock and no additional income will be recognized by such grantee upon the vesting date. However, if a grantee forfeits the restricted shares before the vesting date, no deduction or capital loss will be available to that grantee (even though the grantee previously recognized income with respect to such forfeited shares). In the event that the shares are forfeited by such grantee, the Company generally will include in its income the amount of its original deduction.
Disposition of Shares. Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, the grantee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the grantee’s basis in the shares, and such amount will be long term capital gain or loss if such shares were held for more than 12 months.
Section 409A. If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Grantees are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.
New Plan Benefits
No awards will be granted under the 2023 Plan prior to its approval by our stockholders. Awards under the 2023 Plan will be granted by the Compensation Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2023 Plan. The awards granted in 2022 (with respect to 2021) under the Prior Plan are set forth in the table below. Awards granted in 2023 (with respect to 2022) under the Prior Plan are described in detail under “Compensation Discussion and Analysis”. Awards would not have changed if the 2023 Plan had been in place instead of the Prior Plan.

Name and Position	Prior Plan Dollar Value ($) (1)	Number of Units (#) (2)	Prior Director Plan Dollar Value ($) (1)	Number of Units (#) (2)
Eric R. Colson, Chief Executive Officer	$1,924,716	53,964	N/A	N/A
Charles J. Daley, Jr., Chief Financial Officer	$702,704	16,787	N/A	N/A
Jason A. Gottlieb, President	$1,924,716	53,964	N/A	N/A
Sarah A. Johnson, Chief Legal Officer	$677,588	16,187	N/A	N/A
Christopher J. Krein, Head of Distribution	$1,283,358	35,982	N/A	N/A
Current Executive Officers as a Group (Including Named Executive Officers)	$8,244,704	218,251	N/A	N/A
Current Non-Employee Directors as a Group	N/A	N/A	$1,655,136	39,408
Employees Other than Executive Officers as a Group	$29,903,193	714,362	N/A	N/A
(1) Dollar value reflects the grant date fair value of all restricted stock, restricted stock units, and performance share units granted in 2022.
(2) Assumes target performance was achieved for performance share units.
Our executive officers and other employees have an interest in the 2023 Plan, since each may be a recipient of the awards that may be granted in the future under the 2023 Plan by the Compensation Committee.
Approval of the 2023 Plan will be effective upon the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. Abstentions will be counted as votes cast and therefore will have the effect of a vote against the matter for purposes of this proposal. Broker non-votes will not be counted as shares entitled to vote and therefore will have no effect on the voting results.
RECOMMENDATION OF THE BOARD
The Board recommends that you vote FOR the proposal to approve the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan.
Proposal 4: Approval of the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan
On April 3, 2023, our Board adopted the Company’s 2023 Non-Employee Director Plan (the “2023 Director Plan”), subject to stockholder approval. We are now asking our stockholders to approve the 2023 Director Plan, which will make 800,000 Class A common shares of the Company’s stock available for issuance to our non-employee directors. The 2023 Director Plan is intended to replace our 2013 Non-Employee Director Plan (the “Prior Director Plan”), which was adopted in connection with the Company’s initial public offering, and has now expired. Approval of the 2023 Director Plan now will ensure that the Company’s director compensation program, a material portion of which consists of equity awards, will continue uninterrupted.
The material features of the 2023 Director Plan are summarized below and the full text of the 2023 Director Plan is attached as Annex C to this proxy statement. You should read the 2023 Director Plan carefully before you decide how to vote on this proposal.
WHY STOCKHOLDERS SHOULD APPROVE THE PLAN
The 2023 Director Plan is Key to Retaining Qualified Directors
We believe that equity compensation is an effective means of attracting and retaining qualified non-employee directors who will contribute to the Company's long-term success. In addition, equity awards align our director’s long-term economic interests with those of our stockholders and incentivize our directors to focus on the creation of sustainable, long-term growth and value creation.
We Have a History of Prudent Use of our Share Reserve
As of December 31, 2022, 714,048 shares of our Class A common stock remained available for grant under the Prior Director Plan. That number was further reduced by 47,182 shares as a result of grants made subsequent to December 31, 2022 and prior to the termination of the Prior Director Plan.
As of April 6, 2023, there were 666,866 shares that remained ungranted under the Prior Director Plan and 304,773 shares issuable pursuant to equity awards outstanding.
In determining to adopt the 2023 Plan, we considered the following:
▪Share Reserve. The Board of Directors has approved the reservation of 800,000 shares under the 2023 Director Plan, which includes 666,866 shares that remained available under the Prior Director Plan upon its termination.
▪Dilution. In calendar years 2020, 2021 and 2022, the end-of-year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the sum of the total number of Class A, Class B and Class C shares outstanding at the end of the calendar year plus the sum of (1) above) was 1.2%.
▪Burn Rate. The following table provides data on our annual share usage under the Prior Director Plan for the last three full fiscal years.

Year	Shares Subject to Awards Granted	Weighted Average Class A Shares Outstanding	Annual Equity Burn Rate *
2020	27,542	60,972,979	0.05%
2021	23,508	65,277,011	0.04%
2022	39,408	68,077,716	0.06%
Average 3-Year Burn Rate			0.05%
* Burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the indicated period by (ii) the weighted average Class A shares outstanding for the applicable year.

Our 2023 Director Plan Incorporates Best Practices
The 2023 Director Plan has several key provisions designed to protect stockholders’ interests and promote effective corporate governance, including the following:
▪No Evergreen Feature. The 2023 Director Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the 2023 Plan.
▪Repricing and Reloading Prohibited. Stock options and SARs may not be repriced, including through amendment, cancellation in exchange for the grant of a substitute award or repurchase for cash or other consideration, without stockholder approval if the effect would be to reduce the exercise price for the shares subject to the award.
▪No Discounted Stock Options or SARs. Stock options and stock-settled SARs must be granted with an exercise price equal to or greater than the fair market value of a share of our common stock on the date of grant (except under limited circumstances related to awards assumed or substituted in connection with certain corporate transactions).
▪No Excise Tax Gross-Ups. The 2023 Director Plan does not provide for any excise tax gross-up benefits.
▪No Liberal Share Counting. The 2023 Director Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered by the grantee or withheld by the Company on the exercise of an option, SAR or other award or to satisfy any tax withholding obligation with respect to an award).
▪Clawback. Awards granted under the 2023 Director Plan will be subject to any clawback policy that the Company may adopt from time to time to the extent provided in such policy.
Failure to Approve the 2023 Director Plan Would Increase Reliance on Cash Compensation
Our existing director compensation program largely consists of annual equity awards. If the 2023 Director Plan is not approved, we would be required to compensate our directors for their time and contributions solely in cash. Replacing equity awards with cash would increase our cash compensation expense. In addition, we would fail to benefit from the opportunity to further align our non-employee directors’ interests with those of our stockholders as a result of additional equity awards.
SUMMARY OF THE 2023 DIRECTOR PLAN
A copy of the full text of the 2023 Director Plan is attached as Annex C to this proxy statement. The summary below is qualified in its entirety by reference to the text of the 2023 Director Plan. For additional information regarding equity-based compensation granted to our non-employee directors, see “Board Composition and Leadership—Director Compensation.”
Purpose
The 2023 Director Plan is designed to help the Company: (1) attract and retain non-employee directors of the Board of Directors of the Company; (2) align the interests of such directors with the Company’s stockholders; and (3) promote ownership of the Company’s equity.

Administration
The 2023 Director Plan will be administered and interpreted by the Compensation Committee. The Compensation Committee is authorized to select non-employee directors to receive awards, determine the type of awards to be made, determine the number of equity-based securities subject to any award and the other terms and conditions of such awards.
Eligibility
All non-employee directors of the Company are eligible to receive awards under the 2023 Director Plan, as determined by the Compensation Committee. As of April 6, 2023, we had seven non-employee directors.
Shares Available for Grant under the 2023 Director Plan
Subject to adjustment as described below, the total number of shares that may be granted under the 2023 Director Plan is equal to (i) 133,134, plus (ii) 666,866 authorized shares remaining available for issuance under the Prior Director Plan and (iii) any shares that are subject to or underlie awards granted under the Prior Director Plan which are forfeited.
If any award granted under the 2023 Director Plan is forfeited (including any restricted shares repurchased by the Company at the same price paid by the grantee so that such shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement will be available for future grants of awards under the 2023 Director Plan and will be added back in the same number of shares as were deducted in respect of the grant of such award. The payment of dividend equivalent rights in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2023 Director Plan. Shares tendered by the grantee or withheld by the Company on the exercise of an option, SAR or other award or to satisfy any tax withholding obligation with respect to an award will not become available for issuance under the 2023 Director Plan.
Shares issued under the 2023 Director Plan would be authorized and unissued shares. The fair market value of one share on April 6, 2023 was $31.78 per share (the average of the high and low market price on the NYSE on that date).
Estimate of Benefits
Because awards under the 2023 Director Plan are made by the Compensation Committee, it is not possible to determine the benefits that will be received by our non-employee directors. Information on our most recent equity awards is set forth under “Board Composition and Leadership—Director Compensation.”
Adjustment of and Changes in Shares
In the event of any change in the outstanding shares as a result of any increase or decrease in the number of issued shares of common stock (or issuance of shares of stock other than shares of common stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution, the Compensation Committee will adjust the number of shares of common stock authorized pursuant to the 2023 Director Plan and/or adjust the terms of any outstanding awards in such manner as it deems appropriate to prevent the enlargement or dilution of rights; provided that no such adjustment will be made if or to the extent that it would cause an outstanding award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.
Clawback/Recoupment
Awards granted under the 2023 Director Plan will be subject to the clawback or recapture policy, if any, that the Company or any subsidiary may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the award be repaid to Company after they have been distributed to the grantee.
Amendment and Termination
Unless otherwise provided in the 2023 Director Plan or in an award agreement, the Board of Directors may from time to time suspend, discontinue, revise or amend the 2023 Director Plan in any respect whatsoever but, subject to the terms of the 2023 Director Plan, no such amendment will materially adversely impair the rights of the grantee of any award without the grantee’s consent.
Types of Awards
Stock Options. Stock options entitle the holder to purchase the Company’s shares at a per share price determined by the Compensation Committee, which in no event may be less than the fair market value of the shares on the date of grant. Options granted under the 2023 Director Plan are “non-qualified” stock options.
Stock options are exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercisable after 10 years from the date of grant. Unless otherwise noted in the award agreement, the fair market value of the common stock will be its closing price on the NYSE on the date of grant of the award of stock options. To exercise a stock option, the grantee must give written notice to the Company specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include personal check, shares of common stock, based on the fair market value as of the exercise date, of the same class as those to be granted by exercise of the stock option, any other form of consideration approved by the Company and permitted by applicable law and any combination of the foregoing. The Compensation Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Compensation Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The 2023 Director Plan does not provide for the grant of “reload stock options” (meaning, if a grantee were to pay the applicable exercise in shares already owned, the grantee would automatically be granted a new option in the amount of the surrendered shares).
Stock Appreciation Rights. SARs may be granted to eligible recipients in such number and at such times during the term of the 2023 Director Plan as the Compensation Committee may determine. The exercise price per share with respect to each SAR will be determined by the Compensation Committee but, except as otherwise permitted under the 2023 Director Plan, may never be less than the fair market value of the common stock. Unless otherwise noted in the award agreement, the fair market value of the common stock will be its closing price on the NYSE on the date of grant. In no event will any SAR be exercisable after the expiration of 10 years from the date on which the SAR is granted. Each SAR may vest and be exercised in such installments as may be determined in the award agreement at the time the SAR is granted. Subject to any limitations in the applicable award agreement, any SARs not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the SAR.
Restricted Shares. The Compensation Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Upon the delivery of such shares, the grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Compensation Committee may include in the applicable award agreement. Each grantee of an award of restricted shares will be issued a certificate in respect of such shares, unless the Compensation Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a certificate is issued in respect of restricted shares, such certificate may be registered in the name of the grantee, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, but will be held by the Company or its designated agent until the time the restrictions lapse.
Restricted Stock Units. The Compensation Committee may grant awards of RSUs in such amounts and subject to such terms and conditions as the Compensation Committee may determine. A grantee of a RSU will have only the rights of a general unsecured creditor of the Company, until delivery of shares of common stock, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, the grantee of each RSU not previously forfeited or terminated will receive one share of common stock, cash or other securities or property equal in value to a share of common stock or a combination thereof, as specified by the Compensation Committee. Unless otherwise specified in an award agreement, in the event that a grantee is removed or terminated as a director, or otherwise ceases to be a director of the Company, then, subject to and in accordance with the terms of the 2023 Director Plan, each vested RSU then held by the grantee as of the date of such cessation of services will be settled as of such date.
Dividend Equivalent Rights. The Compensation Committee may include in the award agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of common stock covered by such award if such shares had been delivered pursuant to such award.
Other Stock-Based or Cash-Based Awards. The Compensation Committee may grant other types of equity-based, equity-related or cash-based awards (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Such awards may entail the transfer of actual shares of common stock to a grantee and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
Vesting
The Compensation Committee will determine the time or times at which awards become vested, unrestricted or may be exercised, subject to the limitations described below.
Change in Control
In the event of a change in control (as defined in the 2023 Director Plan), unless the Compensation Committee determines otherwise, each award granted to such grantee prior to such change in control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and any shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such change in control.
Material U.S. Federal Income Tax Consequences of Awards
Below is a brief summary of the principal U.S. federal income tax consequences of awards under the 2023 Director Plan under current law. The following discussion summarizes certain United States federal income tax consequences of the issuance of the awards that may be granted under the 2023 Director Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of equity awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory tax provisions are subject to change, as are their interpretations, and, moreover, their application may vary in individual circumstances. This summary does not cover federal employment tax or other federal tax consequences associated with awards under the 2023 Director Plan, nor does it address state, local, or non-United States tax consequences. grantees who are granted awards under the 2023 Director Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.
Incentive Stock Options. Upon the grant or exercise of an incentive stock option, no income will be recognized by the optionee for federal income tax purposes, and the Company will not be entitled to any deduction. If the shares acquired upon exercise are not disposed of within the one year period beginning on the date of the transfer of the shares to the optionee, nor within the two year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long term capital gain or loss. In such event, no deduction will be allowed to the Company. If such shares are disposed of within the periods referred to above, the excess of the fair market value of the shares on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The amount by which the fair market value of the shares at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference that could subject the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.
Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction. All option grants to consultants that are not natural persons are treated as non-qualified options for federal income tax purposes.
Stock Appreciation Rights. Upon the grant of a SAR, no taxable income will be realized by the holder, and the Company will not be entitled to any tax deduction. Upon the exercise of a SAR, the amount by which the fair market value of the shares at the time of exercise exceeds the grant price will be taxed as ordinary income to the holder, and the Company will be entitled to a corresponding deduction.
Restricted Shares. A grantee will not be subject to tax upon the grant of a restricted share unit, or upon the grant of actual restricted shares, unless such grantee makes the election referred to below with respect to restricted shares. Upon the vesting date (the date of lapse of the applicable forfeiture conditions or transfer restrictions, in the case of share awards and, in the case of unit awards, the date of vesting and distribution of the shares and/or cash underlying the units), the grantee will recognize ordinary income equal to the fair market value of the shares and/or cash received (less any amount such grantee may have paid for the shares), and the Company generally will be entitled to a deduction equal to the amount of income recognized by such grantee. In the case of an award of actual restricted shares, if any dividends are paid on such common shares prior to the vesting date, they will be includible in a grantee’s income during the restricted period as additional compensation (and not as dividend income).
A grantee may elect to recognize immediately, as ordinary income, the fair market value of restricted shares (less any amount paid for the shares) on the date of grant, without regard to applicable forfeiture conditions and transfer restrictions. This election is referred to as a Section 83(b) election. If a grantee makes this election, the holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock and no additional income will be recognized by such grantee upon the vesting date. However, if a grantee forfeits the restricted shares before the vesting date, no deduction or capital loss will be available to that grantee (even though the grantee previously recognized income with respect to such forfeited shares). In the event that the shares are forfeited by such grantee, the Company generally will include in its income the amount of its original deduction.
Disposition of Shares. Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, the grantee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the grantee’s basis in the shares, and such amount will be long term capital gain or loss if such shares were held for more than 12 months.
Section 409A. If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Grantees are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.
New Plan Benefits
No awards will be granted under the 2023 Director Plan prior to its approval by our stockholders. Awards under the 2023 Director Plan will be granted at the discretion of the Compensation Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2023 Director Plan. The awards granted in 2022 under the Prior Director Plan, which would not have changed if the 2023 Director Plan had been in place instead of the Prior Director Plan, are set forth under New Plan Benefits under Proposal 3 above.
Our directors have an interest in the 2023 Plan, since each may be a recipient of the awards that may be granted in the future under the 2023 Plan by the Compensation Committee.
Approval of the 2023 Director Plan will be effective upon the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. Abstentions will be counted as votes cast and therefore will have the effect of a vote against the matter for purposes of this proposal. Broker non-votes will not be counted as shares entitled to vote and therefore will have no effect on the voting results.
RECOMMENDATION OF THE BOARD:
The Board recommends that you vote FOR the proposal to approve the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan.
Relationships and Related Party Transactions
TRANSACTIONS IN CONNECTION WITH OUR IPO
In March 2013, in connection with our IPO, we entered into the agreements described below with the limited partners of Artisan Partners Holdings (“Holdings”), including the following persons and entities:
▪Those of our currently-serving executive officers who own Class B common units of Holdings.
▪Artisan Investment Corporation (“AIC”), an entity controlled by Andrew A. Ziegler, one of our directors, and Carlene M. Ziegler who together founded the Company. AIC owns all of the Class D common units of Holdings.
▪Private equity funds (the “H&F holders”) controlled by Hellman & Friedman LLC (“H&F”). Matthew R. Barger, one of our directors, is a senior advisor of H&F. The H&F holders no longer own any units of Holdings or, to our knowledge, any shares of our common stock.
▪Mr. Barger, who owns Class A common units of Holdings.
▪Two trusts of which Tench Coxe, one of our directors, is a co-trustee.
▪Several other persons or entities who own Class A common units of Holdings and greater than 5% of the outstanding shares of our Class C common stock.
▪Several of our employees, or entities controlled by an employee, who own (or owned) Class B common units of Holdings and greater than 5% of the outstanding shares of our Class B common stock.
The rights of each of the persons and entities listed above under the agreements discussed below are, in general, the same as the rights of each other holder of the same class of partnership units. So, for instance, the rights of our currently-serving executive officers that are holders of Class B common units, under the exchange, registration rights, partnership and tax receivable agreement described below are, in general, the same as the rights of each other holder of Class B common units. The descriptions of the transactions and agreements below, including the rights and ownership interests of the persons and entities listed above, are as of April 6, 2023, unless otherwise indicated.
Exchange Agreement
Under the exchange agreement, subject to certain restrictions (including those intended to ensure that Holdings is not treated as a “publicly traded partnership” for U.S. federal income tax purposes), holders of partnership units have the right to exchange common units (together with an equal number of shares of our Class B or Class C common stock, as applicable) for shares of our Class A common stock on a one-for-one basis. A partnership unit cannot be exchanged for a share of our Class A common stock without a share of our Class B or Class C common stock, as applicable, being delivered together at the time of exchange for cancellation.
Holders of partnership units have the right to exchange units in a number of circumstances that are generally based on, but in several respects are not identical to, the “safe harbors” contained in the U.S. Treasury Regulations dealing with publicly traded partnerships. In accordance with the terms of the exchange agreement, partnership units are exchangeable: (i) in connection with the first underwritten offering in any calendar year pursuant to the resale and registration rights agreement; (ii) on a specified date each fiscal quarter; (iii) in connection with the holder’s death, disability or mental incompetence; (iv) as part of one or more exchanges by the holder and any related persons during any 30-calendar day period representing in the aggregate more than 2% of all outstanding partnership units (generally disregarding interests held by us); (v) if the exchange is of all of the partnership units held by AIC in a single transaction; (vi) in connection with a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock that is effected with the consent of our Board or in connection with certain mergers, consolidations or other business combinations; or (vii) if we permit the exchanges after determining that Holdings would not be treated as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code as a result. We may provide for exchanges in addition to those described above.
As the holders of limited partnership units exchange their units for Class A common stock, we receive a number of general partnership units, or GP units, of Holdings equal to the number of shares of our Class A common stock that they receive, and an equal number of limited partnership units are canceled.
From January 1, 2022 through April 6, 2023, holders of Class A, Class B and Class E common units exchanged an aggregate of 818,903 units for Class A common stock, and an equal number of shares of our Class B or Class C common stock, as applicable, were canceled.
Resale and Registration Rights Agreement
Under the resale and registration rights agreement, we have provided the holders of partnership units with certain registration rights. We have also established certain restrictions on the timing and manner of resales of Class A common stock received upon exchange of partnership units. In general, our Board may waive or modify the restrictions on resale described below.
We are required, upon the request of AIC, to file, and use our reasonable best efforts to cause the SEC to declare effective, a shelf registration statement registering secondary sales of Class A common stock issuable upon exchange of units by AIC.
As of April 6, 2023, AIC owned 3,455,973 Class D common units exchangeable for an equal number of shares of our Class A common stock. There is no limit on the number of shares of our Class A common stock AIC may sell. AIC has the right to use a resale shelf registration statement to sell shares of Class A common stock, including the right to an unrestricted number of brokered transactions and, subject to certain limitations and qualifications, marketed and unmarketed underwritten shelf takedowns.

As of April 6, 2023, our initial outside investors who are holders of Class A common units owned an aggregate of 4,401,962 Class A common units exchangeable for an equal number of shares of our Class A common stock. There is no limit on the number of shares of our Class A common stock the holders of Class A common units may sell.
As of April 6, 2023, our employee-partners owned an aggregate of 2,491,147 Class B common units. Historically, under the resale and registration rights agreement, our employee-partners were generally permitted to sell, in each 12-month period, up to (i) a number of shares of our Class A common stock representing 15% of the aggregate number of Class B common units and shares of Class A common stock received upon exchange of such units, held as of the first day of that period or, (ii) if greater, shares of our Class A common stock having a market value as of the time of sale of $250,000, as well as, in either case, the number of shares such holder could have sold in any prior period or periods (the “original liquidity rule”). Pursuant to a waiver granted by the Board in 2018, certain portfolio managers and our Chief Executive Officer became eligible to sell 20% of their Class B common units and shares of Class A common stock received upon exchange of such units in each of 2018, 2019, 2020, 2021 and 2022. In January 2022, the Board approved a revised liquidity schedule for all other employee-partners such that in each of 2022, 2023 and 2024, each of these employee-partners can sell the greater of (i) the number of shares they could have sold under the original liquidity rule and (ii) a number of shares of Class A common stock representing one-third of the aggregate number of their restricted Class B common units and shares of Class A common stock received upon exchange of such units, plus any shares of Class A common stock that could have been sold in any prior period or periods. Units sold by employee-partners in connection with underwritten offerings or otherwise redeemed by us are included when calculating the maximum number of shares each employee-partner is permitted to sell in any one-year period. Our Board may further waive or modify the resale limitations described in this paragraph.
Upon termination of employment, an employee-partner’s Class B common units are exchanged for Class E common units; the employee-partner’s shares of Class B common stock are canceled; and we issue the former employee-partner a number of shares of Class C common stock equal to the former employee-partner’s number of Class E common units. Class E common units are exchangeable for Class A common stock subject to the same restrictions and limitations on exchange applicable to the other common units of Holdings. As of April 6, 2023, former employee-partners owned an aggregate of 1,167,212 Class E common units.
If an employee-partner’s employment was terminated as a result of retirement, death or disability, the employee-partner or his or her estate may (i) as of and after the time of termination of employment, sell (A) a number of shares of our Class A common stock up to one-half of the employee-partner’s aggregate number of common units and shares of Class A common stock received upon exchange of common units held as of the date of termination of employment or, (B) if greater, shares of our Class A common stock having a market value as of the time of sale of up to $250,000, and (ii) as of and after the first anniversary of the termination, the person’s remaining shares of our Class A common stock received upon exchange of common units. Retirement, for these purposes, generally requires that the employee-partner have provided ten years of service or more at the date of retirement and offered one year’s notice (or eighteen months’ notice in the case of employee-partners who are portfolio managers or executive officers) of retirement, subject to our right to accept a shorter period of notice in our discretion.
If an employee-partner resigns or is terminated involuntarily, the employee-partner may in each 12-month period following the third, fourth, fifth and sixth anniversary of the termination, sell a number of shares of our Class A common stock up to one-fourth of the employee-partner’s aggregate number of common units and shares of Class A common stock received upon exchange of common units held as of the date of termination of his or her employment (as well as the number of shares such employee-partner could have sold in any previous period or periods but did not sell in such period or periods).

We have paid and will continue to pay all expenses incident to our performance of any registration or marketing of securities pursuant to the resale and registration rights agreement, including reasonable fees and out-of-pocket costs and expenses of selling stockholders. We have also agreed to indemnify any selling stockholder, solely in their capacity as selling stockholders, against any losses or damages resulting from any untrue statement, or omission of material fact in any registration statement, prospectus or free writing prospectus pursuant to which they may sell shares of our Class A common stock, except to the extent the liability arose from their misstatement or omission of a material fact, in which case they have similarly agreed to indemnify us.
Amended and Restated Limited Partnership Agreement of Artisan Partners Holdings
As a holding company, we conduct all of our business activities through our direct subsidiary, Artisan Partners Holdings, an intermediate holding company, which wholly owns Artisan Partners Limited Partnership, our principal operating subsidiary. The rights and obligations of Holdings’ partners are set forth in its amended and restated limited partnership agreement.
As the general partner of Holdings, we control its business and affairs and are responsible for the management of its business, subject to the voting rights of the limited partners as described below. No limited partners of Holdings, in their capacity as such, have any authority or right to control the management of Holdings or to bind it in connection with any matter.
Holdings has outstanding GP units and common units. Net profits and net losses and distributions of profits of Holdings are allocated and made to partners pro rata in accordance with the number of partnership units they hold. Holdings is obligated to distribute to us and its other partners cash payments for the purposes of funding tax obligations of ours and theirs as partners of Holdings. In order to make a share of our Class A common stock represent the same percentage economic interest, disregarding corporate-level taxes and payments with respect to the tax receivable agreements, in Holdings as a common unit of Holdings, we always hold a number of GP units equal to the number of shares of Class A common stock issued and outstanding.
As the general partner of Holdings, we hold all GP units and control the business of Holdings. Our approval, acting in our capacity as the general partner, along with the approval of holders of a majority of each class of limited partnership units (except the Class E common units), voting as a separate class, will be required to engage in a material corporate transaction; with certain exceptions, redeem or reclassify partnership units or interests in any subsidiary, issue additional partnership units or interests in any subsidiary, or create additional classes of partnership units or interests in any subsidiary; or make any in-kind distributions. If any of the foregoing affects only certain classes of partnership units, only the approval of us and the affected classes would be required. The approval rights of each class of partnership units will terminate when the holders of the respective class of units directly or indirectly cease to own units constituting at least 5% of the outstanding units of Holdings.
The amended and restated limited partnership agreement may be amended with the consent of the general partner and the holders of a majority of the Class A, Class B and Class D common units, each voting as a separate class, provided that the general partner may, without the consent of any limited partner, make amendments that do not materially and adversely affect any limited partners. To the extent any amendment materially and adversely affects only certain classes of limited partners, only the holders of a majority of the units of the affected classes have the right to approve such amendment.
Holdings will indemnify AIC, as its former general partner, us, as its current general partner, the former members of its pre-IPO advisory committee, the members of our stockholders committee and our directors and officers against any losses, damages, costs or expenses (including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement) actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative

(including any action by or on behalf of Holdings) arising as a result of the capacities in which they serve or served Holdings to the maximum extent that any of them could be indemnified if Holdings were a Delaware corporation and they were directors of such corporation. In addition, Holdings will pay the costs or expenses (including reasonable attorneys’ fees) incurred by the indemnified parties in advance of a final disposition of such matters so long as the indemnified party undertakes to repay the expenses if the party is adjudicated not to be entitled to indemnification.
Holdings will also indemnify its officers and employees and officers and employees of its subsidiaries against any losses, damages, costs or expenses (including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement) actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative arising as a result of their being an employee of Holdings (or their serving as an officer or fiduciary of any of Holdings’ subsidiaries or benefit plans or any entity of which Artisan is sponsor or adviser), provided that no employee will be indemnified or reimbursed for any claim, obligation or liability adjudicated to have arisen out of or been based upon such employee’s intentional misconduct, gross negligence, fraud or knowing violation of law.
Stockholders Agreement
Our employees (including our employee-partners) to whom we have granted equity have entered into a stockholders agreement pursuant to which they granted an irrevocable voting proxy with respect to all shares of our common stock they have acquired from us and any shares they may acquire from us in the future to a stockholders committee currently consisting of Eric R. Colson (Director and Chief Executive Officer), Charles J. Daley, Jr. (Executive Vice President, Chief Financial Officer and Treasurer) and Gregory K. Ramirez (Executive Vice President). Any shares of our common stock that we issue to our employees in the future will be subject to the stockholders agreement so long as the agreement has not been terminated. Shares subject to the stockholders agreement will be voted in accordance with the majority decision of the three members of the stockholders committee. As of April 6, 2023, shares subject to the stockholders agreement represented 11.5% of the combined voting power of our common stock.
The members of the stockholders committee must be Artisan employees and holders of shares subject to the agreement. If a member of the stockholders committee ceases to act as a member of the committee, our Chief Executive Officer (if he or she is a holder of shares subject to the stockholders agreement and is not already a member of the committee) will become a member of the committee. Otherwise, the two remaining members of the stockholders committee will jointly select a third member of the committee. Each member of the stockholders committee is entitled to indemnification from Artisan in his or her capacity as a member of the committee.
The stockholders agreement provides that in connection with our election of directors, the members of the stockholders committee will vote the shares subject to the agreement in support of the following:
▪Matthew R. Barger, or, unless Mr. Barger is removed from the Board for cause, a successor selected by Mr. Barger who holds Class A common units, so long as the holders of the Class A common units beneficially own at least 5% of our outstanding capital stock. As of April 6, 2023, the holders of the Class A common units beneficially owned approximately 5.5% of our outstanding capital stock.
▪A director nominee, initially Mr. Colson, designated by the stockholders committee who is an employee-partner.
Under the terms of the stockholders agreement, we are required to use our best efforts to elect the nominees described above, which efforts must include soliciting proxies for, and recommending that our stockholders vote in favor of, the election of each. Other than as provided above, under the terms of the stockholders agreement, the stockholders committee may in its discretion vote, or abstain from voting, all or any of the shares subject to the agreement on any matter on which holders of shares of our common stock are entitled to vote. The committee is specifically authorized to vote for its members as directors under the terms of the stockholders agreement.
If and when the stockholders committee is no longer obligated to vote in favor of a director nominee who is a Class A common unit holder, parties to the stockholders agreement holding at least two-thirds of the shares subject to the agreement may terminate the agreement.
Tax Receivable Agreement (Exchanges)
We are party to a tax receivable agreement with each current or former holder of limited partnership units or their assignees (the “TRA”) that generally provides for the payment by us to each of them or their assignees of 85% of the applicable cash savings, if any, of U.S. federal, state and local income taxes that we actually realize (or are deemed to realize in certain circumstances) as a result of (i) certain tax attributes of partnership units sold to us or exchanged (for shares of Class A common stock or other consideration) and that are created as a result of such sales or exchanges, and (ii) tax benefits related to imputed interest.
For purposes of this TRA, cash savings in tax are calculated by comparing our actual income tax liability to the amount we would have been required to pay had we not been able to utilize any of the tax benefits subject to the TRA, unless certain assumptions apply. The TRA will continue until all tax benefits have been utilized or expired, unless we exercise our right to terminate the agreement or we materially breach any of our material obligations under the agreement, in which cases our obligations under the agreement will accelerate. The actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending upon a number of factors, including the timing of purchases or exchanges of partnership units, the price of our Class A common stock at the time of such purchases or exchanges, the extent to which such transactions are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the TRA constituting imputed interest or depreciable or amortizable basis. In addition, in the case of a change of control, our obligations will be based on different assumptions that may affect the amount of the payments required under the TRA.
As of December 31, 2022, we recorded a $392.7 million liability, representing amounts payable under the TRA equal to 85% of the tax benefit we expect to realize from our purchase of Class A common units in connection with the IPO; our purchase of common units since the IPO; and the exchanges made by limited partners pursuant to the exchange agreement. The amount assumes no material changes in the related tax law and that we earn sufficient taxable income to realize all tax benefits subject to the TRA. Additional purchases or exchanges of units of Holdings will cause the liability to increase.
During 2022, we made payments under the TRA totaling approximately $32.2 million in the aggregate. Of that amount, $5.6 million was paid to certain of our directors or entities associated with certain directors that hold or held Class C common stock; $9.5 million was paid to our employee-partners, of which $6.4 million was paid to certain of our currently-serving executive officers and several employee-partners, or entities controlled by employee-partners, who own greater than 5% of the outstanding shares of our Class B common stock; and $1.0 million to other persons or entities who own Class A or Class E common units of Holdings and greater than 5% of the outstanding shares of our Class C common stock.
Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the TRA, we expect that the reduction in tax payments for us associated with (i) the purchase or exchange of partnership units from March 2013 through December 31, 2022; and (ii) projected future purchases or exchanges of partnership units would aggregate to approximately $541.4 million over generally a minimum of 15 years, assuming the future purchases or exchanges described in clause (ii) occurred at a price of $29.70 per share of our Class A common stock, which was the closing price of our Class A common stock on December 31, 2022.

Under such scenario we would be required to pay the other parties to the TRA 85% of such amount, or approximately $495.5 million, over generally a minimum of 15 years. The actual amount may materially differ from this hypothetical amount, as potential future reductions in tax payments for us and TRA payments by us will be calculated using the market value of our Class A common stock at the time of purchase or exchange and the prevailing tax rates applicable to us over the life of the TRA and will be dependent on us generating sufficient future taxable income to realize the benefit.
INDEMNIFICATION AGREEMENTS
We have entered into an indemnification agreement with each of our executive officers, directors and the members of our stockholders committee that provides, in general, that we will indemnify them to the fullest extent permitted by Delaware law in connection with their service in such capacities. Due to the nature of the indemnification agreements, they are not the type of agreements that are typically entered into with or available to unaffiliated third parties.
INVESTMENTS IN OUR FUNDS
Our directors, executive officers and eligible employees, or entities that each may own or control, may invest in Artisan-sponsored private funds (“Artisan Private Funds”). The opportunity to make these investments is generally available to employees whom we have determined have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws.
We encourage our directors, executive officers and certain eligible employees to make such investments because we believe it further aligns their interests with those of our clients and firm, and demonstrates their conviction in our investment strategies. Furthermore, we often rely upon these investments to provide seed capital that supports the launch of new strategies and products. These investments are generally entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for investments made by similarly situated investors and shareholders, except that, as is common in the investment management industry, we typically do not charge management or incentive fees or make incentive allocations on seed capital investments in Artisan Private Funds.
From January 1, 2022 through March 1, 2023, our directors and executive officers, and, in some cases, entities that each may own or control, invested an aggregate of $29 million in Artisan Private Funds.
Our directors, executive officers and employees may also invest in our mutual funds or Artisan-branded collective investment trusts. These investments are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for investments made by similarly situated investors and shareholders.
From time to time, Artisan Partners may facilitate the aggregation of third party investments, including investments made by directors, executive officers and eligible employees, in private investment opportunities. Artisan Partners may play an immaterial administrative role in connection with such investments but does not have any authority or control over investment decisions. Artisan Partners does not collect any fees for the administrative services it provides in connection with such investments.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
We have adopted a written policy regarding the approval of any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000, and a “related party” (a director, director nominee, executive officer, or a person known to us to be the beneficial owner of more than 5% of any class of our voting securities, or any immediate family member of any of the foregoing) has a direct or indirect material interest (a “related party transaction”). Under the policy, all potential related party transactions must be brought to the attention of the Chief Legal Officer who will evaluate the facts and circumstances of the transaction and determine whether it constitutes a related party transaction. If the Chief Legal Officer determines that a transaction is a related party transaction, the material terms of the transaction will be presented for consideration and approval or ratification at the Audit Committee’s next regularly scheduled meeting. If the Chief Legal Officer determines that it is impractical or undesirable to wait until the next Audit Committee meeting, the matter will be presented to the Chair of the Audit Committee for review and approval or ratification on behalf of the Audit Committee. Any related party transaction approved or ratified by the Chair will be reported to the Audit Committee at its next regularly scheduled meeting. The Chief Legal Officer may also determine to submit the related party transaction to the disinterested and independent members of the Board for review and approval or ratification.
A related party transaction may be approved or ratified if, after considering all relevant factors, it is determined in good faith that the transaction is not inconsistent with the best interests of the Company and its stockholders. When reviewing a related party transaction that commenced without approval, all available options, including ratification, amendment and termination of the transaction, will be considered. Under the policy, any director who has an interest in a related party transaction will recuse himself or herself from any formal action with respect to the transaction as deemed appropriate by the Audit Committee or the disinterested and independent members of the Board.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The duties and responsibilities of the Audit Committee are more fully described in the committee’s written charter, which is available under the Corporate Governance link on our website at www.apam.com.
The Audit Committee consists of Saloni S. Multani (Chair), Matthew R. Barger and Jeffrey A. Joerres. The Board has determined that each member of the Audit Committee is “independent” and financially literate, and that each member has accounting or other related financial management expertise, in each case as such qualifications are defined under NYSE listing standards and the SEC, and as interpreted by the Board in its business judgment. The Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2022.
The Audit Committee has discussed with the Company’s independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers as required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence.
Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:

Saloni S. Multani, Chair
Matthew R. Barger
Jeffrey A. Joerres

Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP for the Fiscal Year Ending December 31, 2023
Our Audit Committee, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting.
PricewaterhouseCoopers LLP has audited our financial statements since 2011 and has audited the financial statements of Artisan Partners Holdings since 1995, and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment, but may still retain PricewaterhouseCoopers LLP.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.
RECOMMENDATION OF THE BOARD
The Board and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of and for the fiscal years ended December 31, 2022 and 2021 are set forth below. The aggregate fees included in the Audit Fees and the Audit-Related Fees categories are fees for services performed for those fiscal years. The aggregate fees included in the Tax Fees and All Other Fees categories are fees for services performed in those fiscal years.

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees	$1,364,400	$1,168,900
Audit Related Fees (1)	394,500	471,200
Tax Fees (2)	891,500	974,400
All Other Fees	900	3,600
Total	$2,651,300	$2,618,100
(1)    For the years ended December 31, 2022 and 2021, audit-related fees includes $296,000 and $300,000, respectively, for audit services provided to our sponsored investment products, including consolidated investment products.
(2)    Tax fees for the years ended December 31, 2022 and 2021, includes $254,000 and $276,000, respectively, of fees related to tax return compliance and preparation. For the years ended December 31, 2022 and 2021, tax fees also includes $437,000 and $202,000, respectively, of fees for tax services provided to our sponsored investment products, including consolidated investment products.
Audit Fees for the fiscal years ended December 31, 2022 and 2021 were for professional services rendered for the audits of our annual financial statements, reviews of quarterly financial statements and services that are customarily provided in connection with statutory or regulatory filings.

Audit-Related Fees for the fiscal years ended December 31, 2022 and 2021 were for consultations related to the accounting or disclosure treatment of transactions, audit services provided to our sponsored investment products, and attest services related to our compliance with the Global Investment Performance Standards (GIPS).
Tax Fees for the fiscal years ended December 31, 2022 and 2021 were for domestic and foreign tax return compliance, including review of partner capital accounts, and consultations related to technical interpretations, applicable laws and regulations and tax accounting.
Other Fees for the fiscal years ended December 31, 2022 and 2021 were license fees for professional publications.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee is required to pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors. The Audit Committee will typically pre-approve specific types of audit, audit-related, tax and other services on an annual basis, and will pre-approve all other services on an individual basis throughout the year as the need arises. The Audit Committee has delegated to its chair the authority to pre-approve independent auditor engagements between meetings of the Audit Committee. Any such pre-approvals will be reported to the entire Audit Committee at its next regular meeting.
All services for fiscal years 2022 and 2021 were pre-approved by the Audit Committee. In all cases, the Audit Committee concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence.
Additional Information
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available on our transfer agent’s website at www.astproxyportal.com/ast/18158. Stockholders are directed to the 2022 Form 10-K for financial and other information about us. The 2022 Form 10-K is not part of this proxy statement and does not form any part of the material for the solicitation of proxies.
We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.apam.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this proxy statement and our 2022 Form 10-K, without charge to any stockholder upon request made to Artisan Partners Asset Management Inc., 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, Attn: Investor Relations, telephone: (866) 632-1770, e-mail: ir@artisanpartners.com.
Additional information about the Company, including the charters of our standing committees, our Corporate Governance Guidelines and our Code of Business Conduct, can be found on our website at www.apam.com. We will provide a printed copy of these documents to stockholders upon request.

ANNEX A

NON-GAAP RECONCILIATIONS
Our management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of our business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products,(4) the remeasurement of deferred taxes and, for certain historical periods as indicated, (5) pre-offering relating compensation and offering-related proxy expense. These adjustments also remove the non-operational complexities of our structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze our profitability and efficiency between periods and over time. We have included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Our non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Our non-GAAP measures that are presented herein are as follows:
▪Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, and (4) the remeasurement of deferred taxes. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM’s current federal, state, and local income statutory tax rates. The adjusted tax rate was 24.7% for the years ended December 31, 2022 and 2021.
▪Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
▪Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans and, for certain historical periods, excludes offering related proxy expense and pre-offering related compensation.
▪Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Compensation expense related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income and adjusted net income. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated investment products and nonconsolidated investment products, including investments held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business.
The following tables are reconciliations between the presented non-GAAP measures and the most directly comparable U.S. GAAP measures. These measures are also described in the Company’s Form 10-K for the year indicated.

	For the Years Ended December 31,
	2022	2021
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$206.8	$336.5
Add back: Net income attributable to noncontrolling interests - APH	49.1	96.9
Add back: Provision for income taxes	63.4	107.1
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	(3.8)	0.3
Add back: Net (gain) loss on the tax receivable agreements	(1.0)	(0.4)
Add back: Net investment (gain) loss of investment products attributable to APAM	16.9	(9.3)
Less: Adjusted provision for income taxes	81.8	131.2
Adjusted net income (Non-GAAP)	$249.6	$399.9

Adjusted shares outstanding
Class A common shares	62.5	59.9
Assumed vesting or exchange of:
Unvested restricted share-based awards	5.7	5.4
Artisan Partners Holdings LP units outstanding (non-controlling interest)	12.0	14.2
Adjusted shares	80.2	79.5

Basic earnings per share (GAAP)	$2.94	$5.10
Diluted earnings per share (GAAP)	$2.94	$5.09
Adjusted net income per adjusted share (Non-GAAP)	$3.11	$5.03

Operating income (GAAP)	$344.1	$540.5
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	(3.8)	0.3
Adjusted operating income (Non-GAAP)	$340.3	$540.8

Operating expense (GAAP)	$649.2	$686.7
Less: Compensation expense (reversal) related to market valuation changes in compensation plans	(3.8)	0.3
Adjusted operating expense (Non-GAAP)	$653.0	$686.4

Operating margin (GAAP)	34.6%	44.0%
Adjusted operating margin (Non-GAAP)	34.3%	44.1%

	For the Years Ended December 31,
	2020	2019	2018	2017	2016	2015
Operating income (GAAP)	$358.3	$283.5	$304.9	$286.4	$234.2	$282.4
Add back: Pre-offering related compensation - share-based awards	—	—	—	12.7	28.1	42.1
Adjusted operating income (Non-GAAP)	$358.3	$283.5	$304.9	$299.1	$262.3	$324.5

Operating margin (GAAP)	39.8%	35.5%	36.8%	36.0%	32.5%	35.1%
Adjusted operating margin (Non-GAAP)	39.8%	35.5%	36.8%	37.6%	36.4%	40.3%

OTHER DISCLOSURES
We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including pooled funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 13% of our assets under management at December 31, 2022, are maintained in separate composites, which are not presented herein). Composites / Indexes used for investment performance calculations are: Non-U.S. Growth Strategy / International Value Strategy-MSCI EAFE Index; Global Discovery / Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy-MSCI ACWI Index; Non-U.S. Small-Mid Growth Strategy-MSCI ACWI ex-USA Small Mid Index; U.S. Mid-Cap Growth Strategy-Russell Midcap Growth® Index;U.S. Mid-Cap Value Strategy-Russell Midcap Value® Index; U.S. Small-Cap Growth Strategy-Russell 2000 Growth® Index; Value Equity Strategy-Russell 1000 Value® Index; Developing World Strategy / Sustainable Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-ICE BofA U.S. High Yield Master II Total Return Index; Credit Opportunities Strategy-ICE BofA U.S. Dollar LIBOR 3-month Constant Maturity Index; Antero Peak Strategy / Antero Peak Hedge Strategy / Select Equity Strategy / Value Income Strategy-S&P 500® Index; China Post-Venture Strategy-MSCI China SMID Cap Index (Net); International Explorer Strategy-MSCI All Country World Ex USA Small Cap Index; Floating Rate Strategy-Credit Suisse Leveraged Loan Index; Global Unconstrained Strategy-ICE BofA 3-month U.S. Treasury Bill Index; Emerging Markets Debt Opportunities Strategy-J.P. Morgan EMB Hard Currency / Local Currency 50-50 Index; Emerging Markets Local Opportunities Strategy- J.P. Morgan GBI-EM Global Diversifies Index. The High Income strategy holds loans and other security types that are not included in its benchmark, which, at times, causes material differences in relative performance. The Credit Opportunities strategy is benchmark agnostic and has been compared to the ICE BofA US Dollar LIBOR 3-month Constant Maturity Index, which is the market index used by Company’s management to evaluate the performance of the strategy. The Antero Peak and Antero Peak Hedge strategies’ investments in initial public offerings (IPOs) made a material contribution to performance. IPO investments may contribute significantly to a small portfolio’s return, an effect that will generally decrease as assets grow. IPO investments may be unavailable in the future. Where applicable, composite returns have been included for the following discontinued strategies and their indexes: Global Small-Cap Growth Strategy (Jul 1, 2013-Dec 31, 2016)-MSCI ACWI Small Cap Index; U.S. Small-Cap Value Strategy (Jun 1, 1997-Apr 30, 2016)-Russell 2000® Index; Non-U.S. Small-Cap Growth Strategy (Jan 1, 2002-Nov 30, 2018)-MSCI EAFE Small Cap Index. Index returns do not reflect the payment of fees and expenses. An investment cannot be made directly in an Artisan composite or a market index.

ANNEX B

Artisan Partners Asset Management Inc.
2023 Omnibus Incentive Compensation Plan

Table of Contents
Page

ARTICLE I. GENERAL	1
1.1 Purpose	1
1.2 Definitions of Certain Terms	1
1.3 Administration	6
1.4 Persons Eligible for Awards	9
1.5 Types of Awards Under Plan	9
1.6 Shares of Common Stock Available for Awards	10
ARTICLE II. AWARDS UNDER THE PLAN	11
2.1 Agreements Evidencing Awards	11
2.2 No Rights as a Stockholder	11
2.3 Options	11
2.4 Stock Appreciation Rights	13
2.5 Restricted Shares	14
2.6 Restricted Stock Units	14
2.7 Dividend Equivalent Rights	15
2.8 Other Stock-Based or Cash-Based Awards	15
2.9 Repayment If Conditions Not Met	15
ARTICLE III. MISCELLANEOUS	16
3.1 Amendment of the Plan	16
3.2 Tax Withholding	16
3.3 Required Consents and Legends	17
3.4 Right of Offset	18
3.5 Nonassignability; No Hedging	18
3.6 Change in Control	18
3.7 No Continued Employment or Engagement; Right of Discharge Reserved	19
3.8 Nature of Payments	20
3.9 Non-Uniform Determinations	20
3.10 Other Payments or Awards	20
3.11 Plan Headings	20
3.12 Termination of Plan	21
3.13 Clawback/Recapture Policy	21
3.14 Section 409A	21
3.15 Governing Law	22
3.16 No Repricing or Reloads	22
3.17 Severability; Entire Agreement	22
3.18 Waiver of Claims	23
3.19 No Liability With Respect to Tax Qualification or Adverse Tax Treatment	23
3.20 No Third-party Beneficiaries	23
3.21 Successors and Assigns of Artisan	23
3.22 Waiver of Jury Trial	23
3.23 Date of Adoption and Approval of Stockholders	24

ARTISAN PARTNERS ASSET MANAGEMENT INC.
2023 OMNIBUS INCENTIVE COMPENSATION PLAN
ARTICLE I.
GENERAL
1.1    Purpose

The Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (1) attract, retain and motivate key employees (including prospective employees), consultants and others (other than non-employee directors of Artisan (as hereinafter defined)); (2) align the interests of such persons with the Company’s shareholders; and (3) promote ownership of Artisan’s equity.
1.2    Definitions of Certain Terms

For purposes of the Plan, the following terms have the meanings set forth below:
1.2.1    “Artisan” means Artisan Partners Asset Management Inc., a Delaware corporation.

1.2.2    “Artisan Voting Securities” has the meaning provided in the definition of Change in Control.

1.2.3    “Award” means an award made pursuant to the Plan.

1.2.4    “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee), executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.5    “Board” means the Board of Directors of Artisan.

1.2.6    “Business Combination” has the meaning provided in the definition of Change in Control.

1.2.7    “Cause” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause”, “Cause” as defined in that agreement or (b) with respect to any other Grantee, except as otherwise provided in such Grantee’s Award Agreement, the occurrence of any of the following: (i) such Grantee’s commission or attempted commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction; (ii) such Grantee’s attempted commission of, or participation in, a fraud or act of dishonesty against Artisan or any Subsidiary or any client of Artisan or of any Subsidiary; (iii) such Grantee’s material violation of any material contract or agreement between the Grantee and Artisan or any Subsidiary; or (iv) such Grantee’s willful, material violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes, or may reasonably be expected to cause, material harm to the reputation or interests of Artisan or any Subsidiary, such Grantee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the Grantee’s job description or such Grantee’s loss of any governmental or self-

regulatory license that is reasonably necessary for such Grantee to perform the Grantee’s duties or responsibilities, in each case as an employee or a Consultant, as applicable, of Artisan or any Subsidiary.

1.2.8    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.9    “Change in Control” means, except in connection with any initial public offering of the Common Stock, the occurrence of any of the following events:

(a)    during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Artisan in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Artisan as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Artisan representing 30% or more of the combined voting power of Artisan’s then-outstanding securities eligible to vote for the election of the Board (“Artisan Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Artisan Voting Securities: (A) by Artisan or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by Artisan or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition) or (E) pursuant to a transaction (other than one described in paragraph (c) of this definition) in which Artisan Voting Securities are acquired by the Permitted Owners or a group consisting in whole or in part of Permitted Owners, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (b);

(c)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Artisan that requires the approval of Artisan’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power is represented by Artisan Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Artisan Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Artisan Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) shall be deemed to be a “Non-Qualifying Transaction”);

(d)    the stockholders of Artisan approve a plan of complete liquidation or dissolution of Artisan; or

(e)    the consummation of a sale of all or substantially all of Artisan’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Artisan Voting Securities as a result of the acquisition of Artisan Voting Securities by Artisan which reduces the number of Artisan Voting Securities outstanding; provided, that if after such acquisition by Artisan such person becomes the beneficial owner of additional Artisan Voting Securities that increases the percentage of outstanding Artisan Voting Securities beneficially owned by such person, a Change in Control shall then occur.
1.2.10    “Class B Awards” has the meaning set forth in Section 2.8.

1.2.11    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.12    “Committee” has the meaning set forth in Section 1.3.1.

1.2.13    “Common Stock” means the Class A common stock of Artisan, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.14    “Company” means Artisan and any Subsidiary.

1.2.15    “Consent” has the meaning set forth in Section 3.3.2.

1.2.16    “Consultant” means any individual (other than a non-employee director of Artisan), corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to Artisan or any Subsidiary.

1.2.17    “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.18    “Director” means a member of the Board.

1.2.19    “Effective Date” has the meaning set forth in Section 3.23.

1.2.20    “Employee” means a regular, active employee and/or a prospective employee of Artisan or any Subsidiary, including any individual designated as a “partner” providing services to Artisan, Artisan Partners Holdings LP or any of their Subsidiaries, but not including a non- employee director of Artisan.

1.2.21    “Employment” means a Grantee’s performance of services for Artisan or any Subsidiary, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with Artisan or any Subsidiary results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations (including terminations of Employment resulting from the Grantee’s death or disability).

1.2.22    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.23    “Fair Market Value” means, with respect to a share of Common Stock, the closing price for the Common Stock on the applicable date as reported on the New York Stock Exchange (“NYSE”) or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.24    “Good Reason” means, (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of written consent of a Grantee, (i) any material and adverse change in the Grantee’s position or authority with Artisan or any Subsidiary as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith, as determined by the Committee in its sole discretion, and which is remedied by Artisan or any Subsidiary within 60 days after receipt of notice thereof given by the Grantee; (ii) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or (iii) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees. Notwithstanding the foregoing, placing the Grantee on a paid leave for up to 90 days, pending the determination of whether there is a basis to terminate the Grantee for Cause, shall not constitute Good Reason. If the Grantee does not deliver to Artisan or the Subsidiary of whom he is an Employee, as applicable, a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give Artisan or the Subsidiary, as applicable, notice and 30 days to cure the event constituting Good Reason.

1.2.25    “Grantee” means an Employee or Consultant who receives an Award.

1.2.26    “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.27    “Incumbent Directors” has the meaning provided in the definition of Change in Control.

1.2.28    “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.

1.2.29    “NYSE” has the meaning provided in the definition of Fair Market Value.

1.2.30    “Performance-Based Awards” has the meaning set forth in Section 2.8.1.

1.2.31    “Permitted Owners” means:

(a)    Artisan Investment Corporation (or any successor entity thereto that is controlled by Andrew A. Ziegler and Carlene M. Ziegler);

(b)    Those persons holding Class B common units of Artisan Partners Holdings, LP;

(c)    Those persons who immediately prior to the Reorganization, are the limited partners of Artisan Partners Holdings LP; and

(d)    Any persons to whom the foregoing persons are permitted to transfer their limited partnership units pursuant to the limited partnership agreement of Artisan Partners Holdings LP, as amended from time to time.

1.2.32    "Plan Action” will have the meaning set forth in Section 3.3.1.

1.2.33    “Reorganization” means the series of transactions entered into by Artisan and Artisan Partners Holdings LP in connection with the initial public offering of the Common Stock.

1.2.34    “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

1.2.35    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.36    “Shares” means shares of Common Stock.

1.2.37    “Subsidiary” means Artisan Partners Holdings LP and any entity in which Artisan has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners or in which Artisan has the right to receive 50% or more of the distribution of profits or 50% of the assets on liquidation or dissolution.

1.2.38    “Surviving Entity” has the meaning provided in the definition of Change in Control.

1.2.39    “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of Artisan and of any Subsidiary or parent corporation of Artisan.

1.2.40    “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended from time to time.
1.3    Administration

1.3.1.    The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a)    exercise all of the powers granted to it under the Plan;

(b)    construe, interpret and implement the Plan and all Award Agreements;

(c)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)    make all determinations necessary or advisable in administering the Plan;

(e)    correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)    amend the Plan to reflect changes in applicable law;

(g)    grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards and conditioning the vesting of, or the lapsing of any applicable vesting restrictions or other vesting conditions on Awards upon the attainment of any applicable performance goals and/or upon continued service;

(h)    amend any outstanding Award Agreement in any respect, including, without limitation, to

(1)    accelerate the time or times at which the Award becomes vested,    unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(2)    accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(3)    waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions or

(4)    reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(i)    determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14,

(1)    Awards may be

(A)    settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement),

(B)    exercised or

(C)    canceled, forfeited or suspended,

(2)    shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,

(3)    to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards,

(4)    Awards may be settled by Artisan, any of its Subsidiaries or affiliates or any of their designees and

(5)    subject to Section 3.16, the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.

1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The execution and delivery of any such signature may be effected by a Committee member by facsimile or any other electronic means such as “pdf” or “.jpg” files. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4    No Director or Employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by Artisan against and from:

(a)    any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and

(b)    any and all amounts paid by such Covered Person, with Artisan’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Artisan will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Artisan gives notice of its intent to assume the defense, Artisan will have sole control over such defense with counsel of Artisan’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Artisan’s Amended Articles of Incorporation or By-laws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that Artisan may have to indemnify such persons or hold them harmless.

1.4    Persons Eligible for Awards

Awards under the Plan may be made to Employees and Consultants.
1.5    Types of Awards Under Plan

Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock:
(a)    stock options,

(b)    stock appreciation rights,

(c)    restricted shares,

(d)    restricted stock units,

(e)    dividend equivalent rights and

(f)    other equity-based or equity-related Awards (as further described in Section 2.8), that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6    Shares of Common Stock Available for Awards

1.6.1    Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan shall be equal to (i) 3,945,902, plus (ii) 2,454,098 authorized Shares remaining available for issuance under the Artisan Partners Asset Management Inc. 2013 Omnibus Incentive Compensation Plan (the “Prior Plan”) and (iii) any Shares that are subject to or underlie Awards granted under the Prior Plan which are forfeited. Grants of Class B Awards will reduce the number of Shares that may be granted under the Plan on a one- for-one basis. Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.

1.6.2    Replacement of Shares. Shares subject to an Award that is forfeited (including any restricted shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement shall be available for future grants of Awards under the Plan and shall be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. The following Shares shall not become available for issuance under the Plan: Shares tendered by the Grantee or withheld by the Company on the exercise of an Option, stock appreciation right or other Award or to satisfy any tax withholding obligation with respect to an Award.

1.6.3    Adjustments. The Committee will:

(a)    adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1,

(b)    adjust the individual Grantee limitations set forth in Sections 2.3.1 and

(c)    adjust the number of shares of Common Stock set forth in Section 2.3.2 that can be issued through Incentive Stock Options and

(d)    adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.
ARTICLE II.
AWARDS UNDER THE PLAN
2.1    Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.14, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Artisan. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2    No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Artisan with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3    Options

2.3.1    Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.3.2    Incentive Stock Options. At the time of grant, the Committee will determine:

(a)    whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and

(b)    the number of Shares subject to such Incentive Stock Option; provided, however, that

(1)    the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of Artisan and of any Subsidiary or parent corporation of Artisan or any affiliate) will not exceed $100,000 and

(2)    no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option. No more than 6,400,000 shares of Common Stock (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan shall be issued through Incentive Stock Options, and no Option intended to qualify as an Incentive Stock Option may be granted after the tenth anniversary of the Effective Date.
2.3.3.    Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a share of Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the NYSE on the date of grant of the Award of stock options.

2.3.4    Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted.

2.3.5    Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option.

To exercise a stock option, the Grantee must give written notice to Artisan specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:
(a)    personal check,

(b)    shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option,

(c)    any other form of consideration approved by the Company and permitted by applicable law and

(d)    any combination of the foregoing.

The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Artisan on terms acceptable to Artisan with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

If a Grantee so requests, Shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.4    Stock Appreciation Rights

2.4.1    Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.4.2    Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the NYSE on the date of grant of the Award of stock appreciation rights.

2.4.3    Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.

2.4.4    Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the stock appreciation right.

To exercise a stock appreciation right, the Grantee must give written notice to Artisan specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:
(a)    the excess of:

(1)    the Fair Market Value of the Common Stock on the date of exercise over

(2)    the exercise price of such stock appreciation right multiplied by

(b)    the number of stock appreciation rights exercised will be delivered to the Grantee.

Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Artisan on terms acceptable to Artisan with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.5    Restricted Shares

2.5.1    Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the

Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by Artisan or its designated agent until the time the restrictions lapse.

2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be paid to the relevant Grantee.

2.6    Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Artisan, until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.
2.7    Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Artisan until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.
2.8    Other Stock-Based or Cash-Based Awards

2.8.1    Grants. The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted shares of Common Stock, performance share awards or performance units settled in cash (“Performance-Based Awards”) and Awards valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, Class B common units of Artisan Partners Holdings LP (“Class B Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual shares of Common Stock to a Grantee and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Class B Awards may be in the same form as Awards that are permitted to be granted under the Plan with respect to Common Stock. Class B Awards may also be in the form of a “profits interest” within the meaning of Revenue Procedure 93-27.

2.9    Repayment If Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
ARTICLE III.
MISCELLANEOUS
3.1    Amendment of the Plan

3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3 and 3.6, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.3 and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.

3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of Artisan.

3.2    Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax),
(a)    the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable),

(b)    the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or

(c)    the Company may enter into any other suitable arrangements to withhold.

3.3    Required Consents and Legends

3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes:

(a)    any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States,

(b)    any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made,

(c)    any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency,

(d)    any and all consents by the Grantee to:

(1)    the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan,

(2)    the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and

(3)    the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and

(e)    any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4    Right of Offset

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

3.5    Nonassignability; No Hedging

Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
3.6    Change in Control

3.6.1    Unless the Committee determines otherwise, if a Grantee’s Employment is terminated by Artisan or any Subsidiary or any successor entity thereto without Cause, or the Grantee resigns the Grantee’s Employment for Good Reason, in either case, on or within two years after a Change in Control, (i) each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and (ii) any Shares deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment. As of the Change in Control date, any outstanding Performance-Based Awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.

3.6.2    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

3.7    No Continued Employment or Engagement; Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by Artisan or any Subsidiary or affect any right which Artisan or any Subsidiary may have to terminate or alter the terms and conditions of such Employment.
3.8    Nature of Payments

3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for Artisan or any Subsidiary by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9    Non-Uniform Determinations

3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.

3.10    Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict Artisan or any Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11    Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.12    Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13    Clawback/Recapture Policy

Awards under the Plan shall be subject to the clawback or recapture policy, if any, that Artisan or any Subsidiary may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to Artisan after they have been distributed to the Grantee.
3.14    Section 409A

3.14.1    All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.

3.14.2    Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a)    any payment due upon a Grantee’s termination of employment shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(b)    any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(c)    to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(d)    with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(e)    if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;

(f)    if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and

(g)    for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Artisan, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

3.15    Governing Law

THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
3.16    No Repricing or Reloads

Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options or stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of Artisan’s stockholders. The Company will not grant any stock options or stock appreciation rights with automatic reload features.

3.17    Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
3.18    Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the Grantee consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).
3.19    No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A. If a Grantee is categorized as a partner for tax purposes, any Award granted hereunder shall be with respect to such Grantee’s services as a partner and, notwithstanding anything to the contrary herein, such Grantee shall continue to be classified as a partner for tax purposes.
3.20    No Third-party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.21    Successors and Assigns of Artisan

The terms of the Plan will be binding upon and inure to the benefit of Artisan and any successor entity contemplated by Section 3.6.
3.22    Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.23    Date of Adoption and Approval of Stockholders

The Plan was adopted on April 3, 2023 by the Board (the “Effective Date”) and approved by Artisan’s stockholders on [June 1, 2023].
ANNEX C

Artisan Partners Asset Management Inc.
2023 Non-Employee Director Plan

Table of Contents
Page

ARTICLE I GENERAL	1
1.1 Purpose	1
1.2 Definitions of Certain Terms	1
1.3 Administration	4
1.4 Persons Eligible for Awards	7
1.5 Types of Awards Under Plan	7
1.6 Shares of Common Stock Available for Awards	7
ARTICLE II AWARDS UNDER THE PLAN	8
2.1 Agreements Evidencing Awards	8
2.2 No Rights as a Stockholder	8
2.3 Options	8
2.4 Stock Appreciation Rights	9
2.5 Restricted Shares	10
2.6 Restricted Stock Units	10
2.7 Dividend Equivalent Rights	11
2.8 Other Stock-Based or Cash-Based Awards	11
2.9 Repayment If Conditions Not Met	11
ARTICLE III MISCELLANEOUS	11
3.1 Amendment of the Plan	11
3.2 Tax Withholding	12
3.3 Required Consents and Legends	12
3.4 Right of Offset	13
3.5 Nonassignability; No Hedging	13
3.6 Change in Control	13
3.7 Right of Discharge Reserved	14
3.8 Nature of Payments	14
3.9 Non-Uniform Determinations	14
3.10 Other Payments or Awards	15
3.11 Plan Headings	15
3.12 Termination of Plan	15
3.13 Clawback/Recapture Policy	15
3.14 Section 409A	15
3.15 Governing Law	16
3.16 No Repricing or Reloads	17
3.17 Severability; Entire Agreement	17
3.18 Waiver of Claims	17
3.19 No Liability With Respect to Tax Qualification or Adverse Tax Treatment	17
3.20 No Third-party Beneficiaries	17
3.21 Successors and Assigns of Artisan	18
3.22 Waiver of Jury Trial	18
3.23 Date of Adoption and Approval of Stockholders	18

ARTISAN PARTNERS ASSET MANAGEMENT INC.
2023 NON-EMPLOYEE DIRECTOR PLAN
ARTICLE I
GENERAL
1.1    Purpose
The Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (1) attract and retain non-employee directors of the Board of Directors of Artisan Partners Asset Management Inc., a Delaware corporation (“Artisan”) (each such director, a “Non-Employee Director”); (2) align the interests of such directors with the Company’s shareholders; and (3) promote ownership of the Artisan’s equity.
1.2    Definitions of Certain Terms
For purposes of this Plan, the following terms have the meanings set forth below:
1.2.1    “Artisan Voting Securities” has the meaning provided in the definition of Change in Control.
1.2.2    “Award” means an award made pursuant to the Plan.
1.2.3    “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee), executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
1.2.4    “Board” means the Board of Directors of Artisan.
1.2.5    “Business Combination” has the meaning provided in the definition of Change in Control.
1.2.6    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.
1.2.7    “Change in Control” means, except in connection with any initial public offering of the Common Stock, the occurrence of any of the following events:
(a)    during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Artisan in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Artisan as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Artisan representing 30% or more of the combined voting power of Artisan’s then- outstanding securities eligible to vote for the election of the Board (“Artisan Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Artisan Voting Securities: (A) by Artisan or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by Artisan or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition), (E) pursuant to a transaction (other than one described in paragraph (c) of this definition) in which Artisan Voting Securities are acquired by the Permitted Owners or a group consisting in whole or in part of Permitted Owners, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (b);
(c)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Artisan that requires the approval of Artisan’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power is represented by Artisan Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Artisan Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Artisan Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) shall be deemed to be a “Non-Qualifying Transaction”); or
(d)    the stockholders of Artisan approve a plan of complete liquidation or dissolution of Artisan; or
(e)    the consummation of a sale of all or substantially all of Artisan’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Artisan Voting Securities as a result of the acquisition of Artisan Voting Securities by Artisan which reduces the number of Artisan Voting Securities outstanding; provided, that if after such acquisition by Artisan such person becomes the beneficial owner of additional Artisan Voting Securities that increases the percentage of outstanding Artisan Voting Securities beneficially owned by such person, a Change in Control shall then occur.
1.2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.9    “Committee” has the meaning set forth in Section 1.3.1.
1.2.10    “Common Stock” means the Class A common stock of Artisan, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.
1.2.11    “Company” means Artisan and any Subsidiary.
1.2.12    “Consent” has the meaning set forth in Section 3.3.2.
1.2.13    “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.14    “Effective Date” has the meaning set forth in Section 3.23.
1.2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.16    “Fair Market Value” means, with respect to a share of Common Stock, the closing price for the Common Stock on the applicable date as reported on the New York Stock Exchange (“NYSE”) or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.
1.2.17    “Grantee” means a Non-Employee Director who receives an Award.
1.2.18    “Incumbent Directors” has the meaning provided in the definition of Change in Control.
1.2.19    “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.
1.2.20    “NYSE” has the meaning provided in the definition of Fair Market Value.
1.2.21    “Permitted Owners” means
(a)    Artisan Investment Corporation (or any successor entity thereto that is controlled by Andrew A. Ziegler and Carlene M. Ziegler);
(b)    Those persons holding Class B common units of Artisan Partners Holdings LP;

(c)    Those persons who immediately prior to the Reorganization, are the limited partners of Artisan Partners Holdings LP; and
(d)    Any persons to whom the foregoing persons are permitted to transfer their limited partnership units pursuant to the limited partnership agreement of Artisan Partners Holdings LP, as amended from time to time.
1.2.22    “Plan Action” will have the meaning set forth in Section 3.3.1
1.2.23    “Reorganization” means the series of transactions entered into by Artisan and Artisan Partners Holdings LP in connection with the initial public offering of the Common Stock.
1.2.24    “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
1.2.25    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.26    “Shares” means shares of Common Stock.
1.2.27    “Subsidiary” means Artisan Partners Holdings LP and any entity in which Artisan has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners or in which Artisan has the right to receive 50% or more of the distribution of profits or 50% of the assets on liquidation or dissolution.
1.2.28    “Surviving Entity” has the meaning provided in the definition of Change in Control.
1.2.29    “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
1.3    Administration
1.3.1    The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a)    exercise all of the powers granted to it under the Plan;
(b)    construe, interpret and implement the Plan and all Award Agreements;
(c)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d)    make all determinations necessary or advisable in administering the Plan;
(e)    correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)    amend the Plan to reflect changes in applicable law;
(g)    grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of directorship on such Awards;
(h)    amend any outstanding Award Agreement in any respect, including, without limitation, to
(1)    accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(2)    accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(3)    waive or amend any restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new restrictions, vesting provisions and conditions or

(4)    reflect a change in the Grantee’s circumstances (e.g., a change in position, duties or responsibilities); and

(i)    determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14,

(1)    Awards may be
(A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement),

(B) exercised or

(C) canceled, forfeited or suspended,

(2)    shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,

(3)    to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards,

(4)    Awards may be settled by Artisan, any of its Subsidiaries or affiliates or any of their designees and

(5)    subject to Section 3.16, the exercise price for any stock option or stock appreciation right may be reset.

1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The execution and delivery of any such signature may be effected by a Committee member by facsimile or any other electronic means such as “pdf” or “.jpg” files. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)- 3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4    No member of the Board or regular, active employee and/or a prospective employee of Artisan or any Subsidiary, including any individual designated as a “partner” providing services to Artisan, Artisan Partners Holdings LP or any of their Subsidiaries (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by Artisan against and from:

(a)    any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and

(b)    any and all amounts paid by such Covered Person, with Artisan’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Artisan will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Artisan gives notice of its intent to assume the defense, Artisan will have sole control over such defense with counsel of Artisan’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Artisan’s Amended Articles of Incorporation or By-laws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that Artisan may have to indemnify such persons or hold them harmless.

1.4    Persons Eligible for Awards
Awards under the Plan may be made to Non-Employee Directors.
1.5    Types of Awards Under Plan
Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock:
(a)    stock options,
(b)    stock appreciation rights,
(c)    restricted shares,
(d)    restricted stock units,
(e)    dividend equivalent rights and

(f)    other equity-based or equity-related Awards (as further described in Section 2.8), that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6    Shares of Common Stock Available for Awards

1.6.1    Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan shall be (i) 133,134, plus (ii) 666,866 authorized Shares remaining available for issuance under the Artisan Partners Asset Management Inc. 2013 Non-Employee Director Plan (the “Prior Plan”) and (iii) any Shares that are subject to or underlie Awards granted under the Prior Plan which are forfeited.

1.6.2    Replacement of Shares. Shares subject to an Award that is forfeited (including any restricted shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement shall be available for future grants of Awards under the Plan and shall be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation with respect to an Award will not again be available for Awards.

1.6.3    Adjustments. The Committee will:

(a)    adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1,

(b)    adjust the individual Grantee limitations set forth in Sections 2.3.1 and

(c)    adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.
ARTICLE II
AWARDS UNDER THE PLAN
2.1    Agreements Evidencing Awards
Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.13, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Artisan. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2    No Rights as a Stockholder
No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Artisan with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.

2.3    Options
2.3.1    Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2    Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a share of Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the NYSE on the date of grant of the Award of stock options.

2.3.3    Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years from the date on which the stock option is granted.
2.3.4    Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option.
To exercise a stock option, the Grantee must give written notice to Artisan specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:
(a)    personal check,

(b)    shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option,

(c)    any other form of consideration approved by the Company and permitted by applicable law and

(d)    any combination of the foregoing.
The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Artisan on terms acceptable to Artisan with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. If a Grantee so requests, Shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.4    Stock Appreciation Rights
2.4.1    Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.4.2    Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the NYSE on the date of grant of the Award of stock appreciation rights.
2.4.3    Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.
2.4.4    Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the

Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the stock appreciation right.
To exercise a stock appreciation right, the Grantee must give written notice to Artisan specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:
(a)    the excess of:
(1)    the Fair Market Value of the Common Stock on the date of exercise over

(2)    the exercise price of such stock appreciation right multiplied by

(b)    the number of stock appreciation rights exercised
will be delivered to the Grantee.

Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Artisan on terms acceptable to Artisan with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.5    Restricted Shares
2.5.1    Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by Artisan or its designated agent until the time the restrictions lapse.
2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted shares will be paid to the relevant Grantee.
2.6    Restricted Stock Units
The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Artisan, until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee. Unless otherwise specified in an Award Agreement, in the event that a Grantee is removed or terminated as a director, or otherwise ceases to be a director of the Company, then, subject to and in accordance with the terms of this Plan, each vested restricted stock unit then held by the Grantee as of the date of such cessation of services shall be settled as of such date.
2.7    Dividend Equivalent Rights
The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Artisan until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.
2.8    Other Stock-Based or Cash-Based Awards
The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted shares of Common Stock in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual shares of Common Stock to a Grantee and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.9    Repayment If Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III
MISCELLANEOUS
3.1    Amendment of the Plan
3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3 and 3.6, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.3 and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.
3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency.
3.2    Tax Withholding
Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax),
(a)    the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable),

(b)    the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or

(c)    the Company may enter into any other suitable arrangements to withhold.

3.3    Required Consents and Legends
3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes:
(a)    any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States,

(b)    any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made,

(c)    any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency,

(d)    any and all consents by the Grantee to:

(1)    the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan,

(2)    the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and

(3)    the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and

(e)    any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4    Right of Offset
The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
3.5    Nonassignability; No Hedging
Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
3.6    Change in Control
3.6.1    Unless the Committee determines otherwise, upon a Change in Control, each Award shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and any Shares deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Change in Control.
3.6.2    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
3.7    Right of Discharge Reserved
Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continue to serve as a member of the Board or affect any right which Artisan or any Subsidiary may have to terminate or alter the terms and conditions of such service.
3.8    Nature of Payments
3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for Artisan or any Subsidiary by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.
3.9    Non-Uniform Determinations
3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s directorship has been terminated for purposes of the Plan.
The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).
Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s directorship has been terminated for purposes of the Plan.
3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.
3.10    Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11    Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12    Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13    Clawback/Recapture Policy
Awards under the Plan shall be subject to the clawback or recapture policy, if any, that Artisan or any Subsidiary may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to Artisan after they have been distributed to the Grantee.
3.14    Section 409A
3.14.1    All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.
3.14.2    Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:
(a)    any payment due upon a Grantee’s ceasing to provide services to the Company shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(b)    any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(c)    to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(d)    with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(e)    if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;

(f)    if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and

(g)    for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Artisan, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

3.15    Governing Law
THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
3.16    No Repricing or Reloads
Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options or stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of Artisan’s stockholders. The Company will not grant any stock options or stock appreciation rights with automatic reload features.

3.17    Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
3.18    Waiver of Claims
Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).
3.19    No Liability With Respect to Tax Qualification or Adverse Tax Treatment
Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A. If a Grantee is categorized as a partner for tax purposes, any Award granted hereunder shall be with respect to such Grantee’s services as a partner and, notwithstanding anything to the contrary herein, such Grantee shall continue to be classified as a partner for tax purposes.
3.20    No Third-party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.21    Successors and Assigns of Artisan
The terms of the Plan will be binding upon and inure to the benefit of Artisan and any successor entity contemplated by Section 3.6.
3.22    Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.23    Date of Adoption and Approval of Stockholders
The Plan was adopted on April 3, 2023 by the Board (the “Effective Date”) and approved by Artisan’s stockholders on [June 1, 2023].

ANNUAL MEETING OF STOCKHOLDERS OF

ARTISAN PARTNERS ASSET MANAGEMENT INC.

June 1, 2023

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting and Proxy Statement, Form of Electronic Proxy Card, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/18158

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830303030000000000 6 060123

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND "FOR" PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jennifer A. Barbetta
- ○ Matthew R. Barger
- ○ Eric R. Colson
- ○ Tench Coxe
- ○ Stephanie G. DiMarco
- ○ Jeffrey A. Joerres
- ○ Saloni S. Multani
- ○ Andrew A. Ziegler

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposals 2, 3, 4 and 5.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

ARTISAN PARTNERS ASSET MANAGEMENT INC.
Proxy for Annual Meeting of Stockholders on June 1, 2023 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Sarah A. Johnson and Charles J. Daley, Jr., and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of the Company’s common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of ARTISAN PARTNERS ASSET MANAGEMENT INC., to be held at 3:00 p.m. CT on June 1, 2023, via live webcast at https://web.lumiagm.com/223044778 (password: ), and at any adjournments or postponements thereof, as indicated on the reverse side:
(Continued and to be signed on the reverse side.)

1.1    14475